Exhibit 10.17

TORREY PLAZA

LEASE

PACIFIC PLAZA OWNER, L.L.C.,
a Delaware limited liability company,

as Landlord,

and

JANUX THERAPEUTICS, INC.,
a Delaware corporation,

as Tenant

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information ("Summary") is hereby incorporated into and made a part of the attached Lease. Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

TERMS OF LEASE (References are to the Lease)	DESCRIPTION
1. Date:	October 1, 2021 (the "Effective Date")
2. Landlord:	PACIFIC PLAZA OWNER, L.L.C., a Delaware limited liability company

-i-

3. Address of Landlord (Section 24.19):

For notices to Landlord:

c/o Breakthrough Properties

10945 Vista Sorrento Parkway, Suite 150

San Diego, California 92130

Attention: Head of Operations

Email:

and to:

c/o Breakthrough Properties

1230 Ave of the Americas, 16th Floor

New York, New York 10020

Attention: Legal

Email:

with copies to:

Allen Matkins Leck Gamble Mallory & Natsis LLP
600 West Broadway, 27th Floor
San Diego, California 92101-0903
Attention: Martin L. Togni, Esq.

and to:

c/o Tishman Speyer

45 Rockefeller Plaza

New York, New York 10111

Attention: Chief Financial Officer

cc: General Counsel

Email:

and to:

c/o Bellco Capital

2049 Century Park East, Suite 1940

Los Angeles, California 90067

Attention: Josh Bradley, Chief Investment Officer

Email:

and to (Construction-related notices only):

c/o Breakthrough Properties

10945 Vista Sorrento Parkway, Suite 150

San Diego, CA 92130

Attention: Development and Project Management

Attention: Jonathan Parot

-ii-

For payment of Rent only:

If by USPS:

Pacific Plaza Owner, L.L.C.

PO Box 847889

Los Angeles, California 90084-7889

If by Overnight Delivery:

Lockbox Services 847889

Attention: Pacific Plaza Owner, L.L.C.

3440 Flair Drive

El Monte, California 91731

If by Wire or ACH:

Wells Fargo Bank, N.A.

San Francisco, CA

ABA # 121 000 248

Acct # 4943893479

Acct Name: PACIFIC PLAZA OWNER, LLC (DACA)

4. Tenant:	JANUX THERAPEUTICS, INC., a Delaware corporation
5. Address of Tenant (Section 24.19):	Janux Therapeutics, Inc. 10590 West Ocean Air Drive San Diego, California 92130 Attention: James Pennington (Prior to Lease Commencement Date)

and

10955 Vista Sorrento Parkway, Suite 300

San Diego, CA 92130

Attention: James Pennington

With copy to

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

Attention: David L. Crawford

(After Lease Commencement Date)

6. Premises, Building and Project (Article 1):

-iii-

6.1 Premises:

47,296 rentable square feet of space located in the entirety of the second (2nd) floor of the Building (as defined below) and commonly known as Suite 200 and the third (3rd) floor of the Building and commonly known as Suite 300, as depicted on Exhibit A attached hereto.

6.2 Building:		The Premises are located in the building whose address is 10955 Vista Sorrento Parkway, San Diego, California (the "Building"), as depicted on the site plan attached hereto as Exhibit A‑1.
6.3 Project:		The Project is defined in Section 1.1.2.
7. Term (Article 2):
7.1 Lease Term:		One hundred twenty-six (126) months.
7.2 Lease Commencement Date:

The earlier of (i) the date Tenant commences business operations in the Premises, or (ii) the date the Premises are Ready for Occupancy (as defined in the Tenant Work Letter attached hereto as Exhibit B). The anticipated Lease Commencement Date is July 1, 2022 ("Anticipated Lease Commencement Date").

7.3 Lease Expiration Date:		The last day of the month in which the one hundred twenty-sixth (126th) monthly anniversary of the Lease Commencement Date occurs.
8. Base Rent (Article 3):
Lease Period	Annual Base Rent	Monthly Installment of Base Rent*	Monthly Rental Rate per Rentable Square Foot**
1 – 12***	$3,263,424.00	$271,952.00	$5.75
13 – 24	$3,361,326.72	$280,110.56	$5.92
25 – 36	$3,462,166.56	$288,513.88	$6.10
37 – 48	$3,566,031.60	$297,169.30	$6.28
49 – 60	$3,673,012.56	$306,084.38	$6.47
61 – 72	$3,783,202.92	$315,266.91	$6.67
73 – 84	$3,896,699.04	$324,724.92	$6.87
85 – 96	$4,013,600.04	$334,466.67	$7.07
97 – 108	$4,134,008.04	$344,500.67	$7.28
109 – 120	$4,258,028.28	$354,835.69	$7.50
121 – 126	$4,385,769.12	$365,480.76	$7.73

-iv-

*The initial monthly installment of Base Rent amount was calculated by multiplying the initial monthly Base Rent per rentable square foot amount by the number of rentable square feet of space in the Premises, and the Annual Base Rent amount was calculated by multiplying the initial monthly installment of Base Rent amount by twelve (12). In all subsequent Base Rent payment periods during the Lease Term commencing on the first (1st) anniversary of the Lease Commencement Date, the calculation of each monthly installment of Base Rent amount reflects an annual increase of three percent (3.0%) and each Annual Base Rent amount was calculated by multiplying the corresponding monthly installment of Base Rent amount by twelve (12).

**The amounts identified in the column entitled "Monthly Rental Rate per Rentable Square Foot" are rounded amounts provided for information purposes only.

***Subject to abatement as provided in Article 3 below.

9. Tenant's Share of Operating Expenses, Taxes and Utilities Costs (Section 4.2.4):	69.90% (47,296 rentable square feet within the Premises/67,672 rentable square feet within the Building).
10. Letter of Credit (Article 20):	$815,856.00, subject to reduction in accordance with Article 20 below.
11. Brokers (Section 24.25):	Cushman & Wakefield representing Landlord, and Hughes Marino representing Tenant.
12. Parking (Article 23):	Total of one hundred twenty (120) unreserved parking spaces.
13. Landlord's Agent:	Breakthrough Spaces, L.L.C. and Breakthrough Development, L.L.C. (collectively, "Landlord's Agent").
14. Permitted Use:	Research and development, laboratory, vivarium, office and legal ancillary uses consistent with the character of the Project as a first-class biotechnology project.

-v-

TABLE OF CONTENTS

(i)

EXHIBITS:

Exhibit A	Outline of Floor Plan of Premises
Exhibit A‑1	Site Plan of Project
Exhibit A‑2	Plans Showing Office Areas and Lab Areas
Exhibit B	Tenant Work Letter
Exhibit C	Base Building Work Matrix
Exhibit D	Confirmation of Lease Terms/Amendment to Lease
Exhibit E	Rules and Regulations
Exhibit F	Schedule of Tenant's Hazardous Materials
Exhibit G	Form of Environmental Questionnaire
Exhibit H	Form of Letter of Credit
Exhibit I	Tenant's Building-Top Signage Location
Exhibit J	Form of Subordination, Non-Disturbance and Attornment Agreement
Rider	Extension Option Rider

(ii)

INDEX

Page(s)

Abated Rent	6
Accountant	13
Additional Allowance	Exhibit B
Additional Rent	6
Adverse Event	55
Affected Areas	15
Allowances	Exhibit B
Alterations	23
Amenities Facilities	21
Amenities Facilities Operating Expenses	21
Amortization Period	Exhibit B
Amortization Rent	Exhibit B
Anticipated Lease Commencement Date	Summary
Approved Working Drawings	Exhibit B
Architect	Exhibit B
Assessed Valuation	6
Bank	44
Bankruptcy Code	40
Base Building Work	3, Exhibit B
Base Rent	5
Brokers	52
Building	Summary
Calendar Year	6
CASp Reports	3
CC&Rs	14
Comparable Buildings	19
Confirmation/Amendment	Exhibit D
Conservation Costs	7
Construction	53
Construction Drawings	Exhibit B
Construction Hours	Exhibit B
Contractor	Exhibit B
Corrective Action	16
Cost Pools	7
CRO	35
Cutoff Date	10
Decommissioning Closure Report	36
Documents	15
Effective Date	Summary
Eligibility Period	21
Engineers	Exhibit B
Environmental Law	14
Environmental Permits	14
Environmental Questionnaire	15
Estimate	10
Estimate Statement	10
Estimated Expenses	10
Estimated Repair Completion Date	29
Event of Default	39
Excluded Changes	46

(iii)

Page(s)

Exercise Notice	Rider
Expense Year	6
Extension Option	Rider
Extension Rider	Rider
Fair Market Rental Rate	Rider
Final Space Plan	Exhibit B
Final Working Drawings	Exhibit B
First Offer Economic Terms	4
First Offer Notice	4
First Offer Space	3
Fitness Center	21
Force Majeure	51
Free Rent Day	5
Generator	22
GMAX Approval Date	Exhibit B
Governmental Approvals	49
Hazardous Materials	14
Hazardous Materials List	15
HVAC	19
Hygienist	36
Insured Parties	26
Interest Rate	12
Lab Allocation	14
Lab Areas	13
Labor Disruption	Exhibit E
Landlord	1
Landlord Parties	50
Landlord Remediation Actions	37
Landlord Supervision Fee	Exhibit B
Landlord's Agent	Summary
LC Expiration Date	44
L-C Reduction Amendment	46
L-C Reduction Amount	46
L-C Reduction Condition	46
Lease	1
Lease Commencement Date	5
Lease Documents	50
Lease Expiration Date	5
Lease Term	5
Lease Year	5
Letter of Credit	44
Letter of Credit Amount	44
Market Area	Rider
Mortgagees	38
Mortgages	38
Notices	51
Objectionable Name	49
OFAC	51
Office Allocation	14
Office Areas	13
Operating Expenses	6
Option Rent	Rider
Option Rent Notice	Rider
Option Term	Rider
Original Tenant	4

(iv)

Page(s)

Other Buildings	10
Other Existing Buildings	1
Outside Agreement Date	Rider
Outside Date	5
Over-Allowance Amount	Exhibit B
Ownership Interests	34
Parking Facility	1
Parking Operator	47
Permits	Exhibit B
Permitted Alterations	23
Permitted Animals	21
Permitted Transfer	35
Permitted Transferee	35
Preliminary GMAX	4
Premises	1
Premises Systems	22
Prohibited Alterations	23
Prohibited Person	52
Project	1
Proposition 13	9
Ready for Occupancy	Exhibit B
Real Property	8
Reduction Date	46
Reimbursable Capital Expenditures	7
Related Entity	35
Release	15
Rent	6
Requirements	14
Restoration Clearances	29
Revenue Code	32
Review Period	12
ROFO Exercise Notice	4
ROFO Superior Leases	3
ROFO Superior Rights	3
Rooftop Equipment	56
Security Deposit Laws	46
Sensor Areas	57
Soft Costs	Exhibit B
Specially Designated National and Blocked Person	52
Specialty Alterations	24
Specifications	Exhibit B
Statement	10
Subject Space	31
Subleasing Costs	33
Substantial Completion	Exhibit B
Successor Landlord	38
Summary	Summary
Superior Leases	38
Superior Lessors	38
Surrender Plan	36
Systems and Equipment	8
Taking	30
Tax Estimate	11
Taxes	8
Tenant	1

(v)

Page(s)

Tenant Delays	Exhibit B
Tenant Improvement Allowance	Exhibit B
Tenant Improvement Allowance Items	Exhibit B
Tenant Improvements	Exhibit B
Tenant Parties	18
Tenant Work Letter	Exhibit B
Tenant’s Property	27
Tenant-Insured Improvements	27
Tenant's Parties	15
Tenant's Share	9
Tenant's Signage	49
Tenant's Tax Payment	11
Threshold Amount	17
Transfer Notice	31
Transfer Premium	33
Transferee	31
Transfers	31
Trash	54
Unavoidable Delays	55
Utilities Costs	9
Vivarium	21
Void Transfer	32
Water Sensors	57
Wi-Fi Network	25
Working Drawing Design Problem	Exhibit B

(vi)

LEASE

This Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (the Lease, the Summary and the exhibits to be known sometimes collectively hereafter as the "Lease"), dated as of the Effective Date, is made by and between PACIFIC PLAZA OWNER, L.L.C., a Delaware limited liability company "Landlord"), and JANUX THERAPEUTICS, INC., a Delaware corporation ("Tenant").

1.

PROJECT, BUILDING, PREMISES AND RIGHT OF FIRST OFFER
a.
Project, Building and Premises.
i.
Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 6.1 of the Summary (the "Premises"), which Premises are located in the Building (as defined in Section 6.2 of the Summary) and located within the Project (as defined below). The floor plan of the Premises is attached hereto as Exhibit A.
ii.
Building and Project. The Building consists of three (3) floors with a total of 67,672 rentable square feet and is part of a multi-building commercial project known as "Torrey Plaza", located on approximately 3.3 acres of land in the City of San Diego. The term "Project" as used in this Lease, shall mean, collectively: (i) the Building; (ii) the other existing buildings located at 10935 and 10945 Vista Sorrento Parkway, San Diego, California within the site and depicted on the Exhibit A-1 (collectively, the "Other Existing Buildings"); (iii) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building and/or the Other Existing Buildings, which are designated from time to time by Landlord (and/or any other owners of the Project) as common areas appurtenant to or servicing the Building, and any such other improvements; (iv) any additional buildings, improvements, facilities and common areas which Landlord (any other owners of the Project and/or any common area association formed by Landlord, Landlord's predecessor-in-interest and/or Landlord's assignee for the Project) may add thereto from time to time within or as part of the Project; and (v) the land upon which any of the foregoing are situated. The site plan depicting the current configuration of the Project is attached hereto as Exhibit A‑1. The Project contains a parking facility located in and serving the Project ("Parking Facility"). Notwithstanding the foregoing or anything contained in this Lease to the contrary, (1) Landlord has no obligation to expand or otherwise make any improvements within the Project, including, without limitation, any of the outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities which may be depicted on Exhibit A‑1 attached hereto (as the same may be modified by Landlord (and/or any other owners of the Project) from time to time without notice to Tenant), other than Landlord's obligations (if any) specifically set forth in the Tenant Work Letter attached hereto as Exhibit B, and (2) Landlord (and/or any other owners of the Project) shall have the right from time to time to include or exclude any improvements or facilities within the Project, at such party's sole election, as more particularly set forth in Section 1.1.3 below. Subject to (i) the terms and conditions of this Lease, including the Rules and Regulations attached hereto as Exhibit E, (ii) Force Majeure events (as defined in Section 24.17 below), (iii) Landlord's commercially reasonable security requirements, and (iv) the requirements of applicable laws, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week throughout the Lease Term.
iii.
Tenant's and Landlord's Rights. Tenant shall have the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators (if any), restrooms and other public or common areas located within the Building, and the non-exclusive use of those areas located on the Project that are designated by Landlord (and/or any other owners of the Project ("Common Areas") from time to time as common areas for the Project; provided, however, that (i) Tenant's use thereof shall be subject to (A) the provisions of any covenants, conditions and restrictions regarding the use thereof recorded against the Project, and (B) such reasonable, non-discriminatory rules and regulations as Landlord may make from time to time (which shall be provided in writing to Tenant), and (ii) Tenant may not go on the roof of Building or the Other Buildings without Landlord's prior consent (which shall not be unreasonably withheld, conditioned or delayed)) and without otherwise being accompanied by a representative of

Landlord. Landlord (and/or any other owners of the Project) reserves the right from time to time to use any of the common areas of the Project, and the roof, risers and conduits of the Building and the Other Existing Buildings for telecommunications and/or any other purposes, and to do any of the following: (1) make any changes, additions, improvements, repairs and/or replacements in or to the Project or any portion or elements thereof, including, without limitation, (x) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, and (y) expanding or decreasing the size of the Project and any common areas and other elements thereof, including adding, deleting and/or excluding buildings (including the Other Existing Buildings) thereon and therefrom; (2) close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Project; (3) retain and/or form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Building and the Other Existing Buildings and, subject to Article 4 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses or Taxes; and (4) perform such other acts and make such other changes with respect to the Project as Landlord may, in the exercise of good faith business judgment, deem to be appropriate. Landlord shall perform such closures, alterations, additions or changes as described in this Section 1.1.3 in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant's use of and access to the Premises, Parking Areas or Tenant's Rooftop Equipment (as defined below).
b.
Condition of Premises. Except as expressly set forth in this Lease and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its "As Is" condition on the Lease Commencement Date; provided, however, in the event that, during the first twelve (12) months of the initial Lease Term, the Base, Shell and Core of the Building and all Base Building Work (as defined in Section 1 of Exhibit B) without regard to any alterations or other improvements to be constructed or installed by Tenant in the Premises or Tenant's use of the Premises, contains defects or does not comply with the Requirements in effect at the time of Landlord's construction of the same (unless such defect or non-compliance arises out of any Alterations or Tenant's use of the Premises), then Landlord shall be responsible, at its sole cost and expense which shall not be included in Operating Expenses (except as otherwise expressly permitted in Section 4.2 hereof), for correcting any such non-compliance or defects as soon as reasonably possible after receiving written notice thereof from Tenant; provided, however, that with respect to latent defects, if Tenant fails to give Landlord written notice of any such defects within twelve (12) months after the Lease Commencement Date, then the correction of any such defects shall, subject to Landlord's repair obligations in Section 7.2 hereof (and to the extent such correction is a responsibility of Tenant pursuant to Section 7.1 hereof), be Tenant's responsibility at Tenant's sole cost and expense. Tenant also acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant's business and any Requirements which apply to the same (including, but not limited to, any zoning/conditional use permit requirements which shall be Tenant's responsibility and Tenant's failure to obtain any such zoning/use permits (if any are required) shall not affect Tenant's obligations under this Lease). Except as otherwise provided above and in the Tenant Work Letter, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises (including the Tenant Improvements therein), the Building and the Project were at such time complete and in good, sanitary and satisfactory condition and without any obligation on Landlord's part to make any alterations, upgrades or improvements thereto. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:

"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant's right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by any Requirements now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to any Requirements, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord on or before that date which is ten (10) days after the Effective Date; (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any business day, (2) only after ten (10) days' prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (4) at Tenant's sole cost and expense, including, without limitation, Tenant's payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the "CASp Reports") and all other costs and expenses in connection therewith; (C) Tenant shall deliver a copy of any CASp Reports to Landlord within three (3) business days after Tenant's receipt thereof; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord's obligation to repair under the Lease (as amended hereby), then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by any Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within ten (10) business days after Tenant's receipt of an invoice therefor from Landlord.

c.
Base Building Work. Subject to and in accordance with the provisions of this Section 1.3, Landlord shall diligently perform the Base Building Work (as hereinafter defined) in good workmanlike manner, at its sole cost and expense (and not a part of Operating Expenses), in accordance with the items which are listed in the column marked "landlord" on the Base Building Work Matrix attached to this Lease as Exhibit C. The work which is depicted and described in the Base Building Work Matrix is referred to in this Lease as the "Base Building Work".
d.
Rentable Square Feet. The parties agree that the rentable square feet of the Premises is as set forth in Section 6.1 of the Summary, and shall not be changed except in connection with a change in the physical size of the Premises.
e.
Right of First Offer. Commencing as of the Lease Commencement Date and continuing during the entire Lease Term (including the Option Term), Tenant shall have a one‑time (subject to the terms hereof) right of first offer to lease available space on the first (1st) floor of the Building ("First Offer Space"). Notwithstanding the foregoing, (i) such first offer right of Tenant shall become effective only following the expiration or earlier termination of any existing lease pertaining to the First Offer Space (collectively, the "ROFO Superior Leases"), including any renewal or extension of such existing lease, whether or not such renewal or extension is pursuant to an express written provision in such lease, and regardless of whether any such renewal or extension is consummated pursuant to a lease amendment or a new lease, and (ii) Tenant's first offer right shall be subordinate and secondary to all currently existing rights of expansion, first refusal, first offer or similar rights previously granted to (x) the tenants of any existing leases and (y) any other tenant of the Project as of the date hereof (the rights described in items (i) and (ii), above to be known collectively as "ROFO Superior Rights"). Tenant's right of first offer shall be on the terms and conditions set forth in this Section 1.5. Landlord represents and warrants that, as of the date hereof, there exist no ROFO Superior Rights.
i.
Procedure for Offer. Landlord shall notify Tenant (the "First Offer Notice") from time to time when Landlord determines, in Landlord's sole and absolute (but good faith) discretion, that Landlord shall commence the marketing of the First Offer Space (or any portion thereof) because such space shall become or is expected to become available for lease to third parties, subject, however, to the Superior Leases. The First Offer Notice shall describe the space so offered to Tenant and shall set forth the Base Rent and all of Landlord's proposed economic terms and conditions applicable to Tenant's lease of such space (collectively, the "First Offer Economic Terms"); such First Offer Economic Terms shall be based on Landlord's good faith determination of the fair market rate for such First Offer Space. Notwithstanding the foregoing, Landlord's obligation to deliver the First Offer Notice shall not apply during the last twelve (12) months of the Lease Term unless Tenant has delivered an Exercise Notice (as defined in the Extension Rider attached hereto) pertaining to the extension of the initial Lease Term pursuant to the Extension Rider.
ii.
Procedure for Acceptance. If Tenant wishes to exercise Tenant's right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver notice ("ROFO Exercise Notice") to Landlord of Tenant's exercise of its right of first offer with respect to the entire space described in the First Offer Notice. If Tenant does not exercise its right of first offer within the five (5) business day period (on all of the First Offer Economic Terms), then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires and Tenant's right of first offer with respect to such First Offer Space shall, notwithstanding anything in this Lease to the contrary (but subject to Section 1.5.4 below), automatically terminate and this Section 1.5 shall be deemed null and void and of no further force or effect. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space comprising the First Offer Space offered by Landlord to Tenant at any particular time (including any space in the Project which is not part of the First Refusal Space), and Tenant may not elect to lease only a portion thereof.
iii.
Construction of First Offer Space. Tenant shall take the First Offer Space in its "As-Is" condition (unless otherwise provided in the First Offer Notice as part of the First Offer Economic Terms), and Tenant shall be entitled to construct improvements in the First Offer Space at Tenant's expense, in accordance with and subject to the provisions of Article 8 of this Lease.
iv.
Continuing Right. If the space offered in Landlord's First Offer Notice is only a portion of the First Offer Space, then Tenant shall retain its right of first offer pursuant to the terms of this Section 1.5 with respect to the remaining portion of the First Offer Space which has never been included in a Landlord's First Offer Notice when Landlord determines that such remaining First offer Space is available for lease as set forth above.
v.
Lease of First Offer Space. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the First Offer Economic Terms set forth in Landlord's First Offer Notice and upon the same non-economic terms and conditions as applicable to the original Premises. Tenant shall commence payment of rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant. The Lease Term for the First Offer Space shall be as provided in the First Offer Notice as part of the First Offer Economic Terms.
vi.
No Defaults. The rights contained in this Section 1.5 shall be personal to the original Tenant executing this Lease ("Original Tenant"), and any Permitted Transferee (as defined in Section 14.8 below) and may only be exercised by the Original Tenant or any such Permitted Transferee pursuant to Section 14.1 below (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant (or such Permitted Transferee, as the case may be) occupies at least seventy-five percent (75%) of the entire Premises as of the date of Tenant's exercise of its right of first offer. In addition, at Landlord's option and in addition to Landlord's other remedies set forth in this Lease, at law and/or in equity, Tenant shall not have the right to lease the First Offer Space as provided in this Section 1.5 if, as of the date of the First Offer Notice, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease beyond the expiration of all applicable notice and cure periods.
vii.
Remedy. The sole remedies of Tenant for a breach by Landlord of its obligations under this Section 1.5 shall be an action against Landlord for direct damages, a temporary restraining order, preliminary injunction, injunction or specific performance, but no other remedy, equitable or otherwise and in no event shall Landlord be liable for any consequential damages or loss of business or profits on account of such breach.

2.

LEASE TERM

The terms and provisions of this Lease shall be effective as of the Effective Date and shall be fully binding on Landlord and Tenant. The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary (subject, however, to the terms of the Tenant Work Letter), and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. If Landlord does not deliver possession of the Premises to Tenant Ready for Occupancy on or before the Anticipated Lease Commencement Date (as set forth in Section 7.2 of the Summary) in the condition required in Exhibit B attached hereto, Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected but, subject to Tenant Delays, no Rent shall be due hereunder until Landlord's delivers possession of the Premises to Tenant Ready for Occupancy (subject, however, to acceleration of the Lease Commencement Date due to Tenant Delays as provided in Exhibit B); provided, however, if Landlord does not make possession of the Premises available to Tenant Ready for Occupancy on or before that date which is sixty (60) days after the Anticipated Lease Commencement Date ("Outside Date"), subject to deferral for Tenant Delays (as defined in Section 5.2 of Exhibit B) and Force Majeure delays (as defined in Section 24.17 below), then Tenant shall receive one (1) Free Rent Day (as hereinafter defined) for each day that elapses from and after the Outside Date until and including the date on which Landlord makes possession of the Premises available to Tenant Ready for Occupancy. A "Free Rent Day" means a day for which Tenant has no obligation to pay Base Rent and all Free Rent Days shall be applied as soon as possible following the Lease Commencement Date and any periods of Abated Rent. If the Lease Commencement Date is a date which is other than the date set forth in Section 7.2(ii) of the Summary, then, following the Lease Commencement Date, Landlord shall deliver to Tenant an amendment in the form as set forth in Exhibit D, attached hereto, setting forth, among other things, the Lease Commencement Date and the Lease Expiration Date, which amendment Tenant shall execute and return (or provide factual corrections to) to Landlord within five (5) business days after Tenant's receipt thereof. If Tenant fails to execute and return the amendment within such 5-business day period, Tenant shall be deemed to have approved and confirmed the dates set forth therein, provided that such deemed approval shall not relieve Tenant of its obligation to execute and return (or provide factual corrections to) the amendment (and such failure shall constitute a default by Tenant hereunder). If Landlord does not deliver such amendment to Tenant, the Lease Commencement Date shall be deemed to be the date set forth in Section 7.2(ii) of the Summary.

3.

BASE RENT

Tenant shall pay, without notice or demand, to Landlord at the address set forth in Section 3 of the Summary, or at such other place as Landlord may from time to time designate in writing, in lawful money of the United States of America by ACH (Automated Clearing House) payment or wire transfer of funds or by check, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever, except as expressly provided in this Lease. Concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord an amount equal to the Base Rent payable by Tenant for the Premises for the seventh (7th) full month of the Lease Term (i.e., $271,952.00). If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. If the Lease Commencement Date falls on the first day of a month, the Base Rent delivered on the Effective Date shall be credited towards the first month's Base Rent (as defined in Article 4 below) payments. If the Lease Commencement Date is not on the first day of a month, then, on the Lease Commencement Date, Tenant shall pay Base Rent for the period from the Lease Commencement Date through the last day of the month, and the Base Rent paid in advance on the Effective Date shall be credited towards Base Rent for the succeeding calendar month. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

Notwithstanding anything to the contrary contained herein and so long as no Event of Default exists under this Lease (beyond the expiration of all applicable notice and cure periods), Landlord hereby agrees to abate Tenant's obligation to pay one hundred percent (100%) of Tenant's monthly Base Rent during the period which is the first (1st), second (2nd), third (3rd), fourth (4th), fifth (5th) and sixth (6th) full calendar months following the Lease Commencement Date (collectively the "Abated Rent"). During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in early termination pursuant to the provisions of Article 19 of this Lease, then as part of the recovery set forth in Article 19 of this Lease, Landlord shall be entitled to the recovery of the unamortized amount of monthly Base Rent that was abated under the provisions of this Article 3.

4.

ADDITIONAL RENT
a.
Additional Rent. In addition to paying the Base Rent specified in Article 3 above, Tenant shall, commencing on the Lease Commencement Date, pay as additional rent the sum of the following: (i) Tenant's Share (as such term is defined below) of the annual Operating Expenses allocated to the Building (pursuant to Section 4.3.4 below); plus (ii) Tenant's Share of the annual Taxes allocated to the Building (pursuant to Section 4.3.4 below); plus (iii) Tenant's Share of the annual Utilities Costs allocated to the Building (pursuant to Section 4.3.4 below). Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.
b.
Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:
i.
"Assessed Valuation" shall mean the amount for which the Real Property is assessed by the County Assessor of San Diego, California, for the purpose of imposition of Taxes.
ii.
"Calendar Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.
iii.
"Expense Year" shall mean each Calendar Year.
iv.
"Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Project, as determined in accordance with sound real estate management and accounting principles consistently applied, including, without limitation, any amounts paid for: (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, lab systems, central plant, mechanical systems, sanitary and storm drainage systems, any elevator systems (if applicable) and all other "Systems and Equipment" (as defined in Section 4.2.5 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation (by Landlord or any common area association(s) formed for the Project) of any transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any Mortgagees of any Mortgage or any Superior Leases (as such terms are defined in Article 18 of this Lease) affecting the Project; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Project; (v) any equipment rental agreements or management agreements (including the cost of any property management fee (to be equal to three percent (3%) of Tenant's then annual Base Rent) but excluding the rental of any office space provided thereunder which is in excess of fair market value); (vi) costs of operating, maintaining, repairing, managing and owning amenities (including, without limitation, any café, the Fitness Center and any shuttle or van services provided to Tenant) in and/or serving the Project which may be provided by Landlord in its sole discretion from time to time, and the wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits and the costs and expenses associated with tenant services and programming provided by Landlord (including, without limitation, scientific advisory board services); (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Project (including but not limited to, the CC&Rs described in Article 5 hereof); (viii) the cost of janitorial service and trash removal (provided, however, Operating Expenses shall not include the cost of janitorial services and trash removal services provided to the Premises or the premises of other tenants of the Building and/or the Project to the extent such services are directly provided and paid for by such tenant or Tenant pursuant to Section 6.6 below), alarm and security service, if any, window cleaning, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (ix) amortization (including interest at a commercially reasonable rate on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; (x) the cost of any capital improvements or other costs (I) which are reasonably anticipated to reduce current or future Operating Expenses or which are otherwise permitted hereunder, (II) made to the Project or any portion thereof after the Lease Commencement Date that are required under any Requirements, or (III) which are Conservation Costs (as defined below) and/or which are reasonably determined by Landlord to be in the best interests of the Project ("Reimbursable Capital Expenditures"); provided, however, that if any such cost described in (I), (II) or (III) above, is a capital expenditure, such capital expenditure shall be amortized (including a commercially reasonable rate of interest on the unamortized cost) over the useful life of such capital expenditure as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles consistently applied; and (xi) the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building and/or Project, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building Council or Energy Star rating and/or compliance system or program (collectively, "Conservation Costs"). If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If any of (x) the Building, (y) the Other Existing Buildings (but only during the period of time the same are included by Landlord within the Project) and (z) any additional buildings are added to the Project pursuant to Section 1.1.3 above (but only during the period of time after such additional buildings have been fully constructed and ready for occupancy and are included by Landlord within the Project) are less than ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building, such Other Existing Buildings and such additional buildings (if any) been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof. Operating Expenses shall not include Utilities Costs and Taxes.

Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses (and/or Taxes and Utilities Costs) between the Building and the Other Existing Buildings and/or among different tenants of the Project and/or among the Other Existing Buildings, if any, as and when such different buildings are constructed and added to (and/or excluded from) the Project or otherwise (the "Cost Pools"). Such Cost Pools may also include an allocation of certain Operating Expenses (and/or Taxes and Utilities Costs) within or under covenants, conditions and restrictions affecting the Project. In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Project for purposes of determining Operating Expenses, Taxes and Utilities Costs and/or the provision of various services and amenities thereto, including allocation of Operating Expenses, Taxes and Utilities Costs in any such Cost Pools.

Notwithstanding the foregoing, Operating Expenses shall not, however, include: (A) costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project; (B) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (C) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Project; (D) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Project to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis; (D) except as otherwise specifically provided in this Section 4.2.4, costs of interest on debt or amortization on any mortgages, and rent payable under any ground lease of the Project; (F) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else; (G) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (H) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project; (I) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project, provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of asset manager; (J) costs resulting from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services; (K) costs incurred to comply with laws relating to the removal of Hazardous Materials (as defined under Environmental Laws) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such Hazardous Materials or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat Hazardous Materials, which Hazardous Materials are brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such Hazardous Materials or other remedial or containment action with respect thereto; (L) any transactional costs incurred in connection with a sale or financing of the Building or Project or of Landlord's interest therein; (M) interest, fines or penalties for late payments by Landlord of costs or expenses that Landlord includes in Operating Expenses; (N) Utilities Costs; (O) Taxes; and (P) any profit related to the excess collection of Operating Expenses or collection of Operating Expenses in excess of 100% of the actual Operating Expenses.

v.
"Systems and Equipment" shall mean any plant (including any central plant), machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, lab, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building in the Project in whole or in part.
vi.
"Taxes" shall mean :
a.
all real estate taxes, assessments, sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen (including transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent), which may be assessed, levied or imposed upon all or any part of the real property on which the Building is located (the "Real Property"); and
b.
all expenses (including reasonable attorneys' fees and disbursements and experts' and other witnesses' fees) incurred in contesting any of the foregoing or the Assessed Valuation of the Real Property. Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord's late payment of Taxes, (y) franchise, transfer, gift, inheritance, estate or net income taxes imposed upon Landlord or (z) any items paid by Tenant under Section 4.4 below.

c.
If Landlord elects to pay any assessment in annual installments, then (A) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and (B) there shall be deemed included in Taxes for each Expense Year the installments of such assessment becoming payable during such Expense Year, together with interest payable during such Expense Year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the Effective Date shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Taxes for purposes of this Lease;, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, including business improvement district impositions, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes.
vii.
"Tenant's Share" shall mean the percentage set forth in Section 9 of the Summary. Tenant's Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building (as set forth in Section 9 of the Summary), and stating such amount as a percentage. Landlord shall have the right to adjust Tenant's Share only if the physical size of the Building, the Premises and/or Project has changed. If Tenant's Share is adjusted pursuant to the foregoing, as to the Expense Year in which such adjustment occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.
viii.
"Utilities Costs" shall mean all actual charges for utilities for the Building and the Project (including utilities for the Other Buildings and additional buildings, if any, added to the Project during the period of time the same are included by Landlord within the Project) which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer, gas and electricity, and the costs of HVAC and other utilities, including any lab utilities and central plant utilities (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company) as well as related fees, assessments, measurement meters and devices and surcharges. Utilities Costs shall be calculated assuming the Building (and, during the period of time when such buildings are included by Landlord within the Project, the Other Buildings and any additional buildings, if any, added to the Project) are at least ninety-five percent (95%) occupied. If, during all or any part of any Expense Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the Project under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Project or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Project.
c.
Calculation and Payment of Additional Rent.
i.
Payment of Operating Expenses and Utilities Costs. For each Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, as Additional Rent, the following, which payment shall be made in the manner set forth in Section 4.3.2 below: (i) Tenant's Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below plus (ii) Tenant's Share of Utilities Costs allocated to the Building pursuant to Section 4.3.4 below.
ii.
Statement of Actual Operating Expenses and Utilities Costs and Payment by Tenant. Landlord shall give Tenant on or before the first (1st) day of April following the end of each Expense Year, a statement (the "Statement") which shall state the Operating Expenses, Taxes and Utilities Costs incurred or accrued for such preceding Expense Year that are allocated to the Building pursuant to Section 4.3.4 below, and which shall indicate therein Tenant's Share thereof. Within thirty (30) days after Tenant's receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay to Landlord the full amount of the Tenant's Share of Operating Expenses, and Utilities Costs for such Expense Year, less the amounts, if any, paid during such Expense Year as the Estimated Expenses as defined in and pursuant to Section 4.3.3 below. If any Statement reflects that Tenant has overpaid Tenant's Share of Operating Expenses and/or Tenant's Share of and/or Tenant's Share of Utilities Costs for such Expense Year, then Landlord shall, at Landlord's option, either (i) remit such overpayment to Tenant within thirty (30) days after such applicable Statement is delivered to Tenant, or (ii) credit such overpayment toward the additional Rent next due and payable to Tenant under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4, except as otherwise expressly provided herein. Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the Expense Year in which this Lease terminates reflects that Tenant has overpaid and/or underpaid Tenant's Share of the Operating Expenses and/or Tenant's Share of and/or Tenant's Share of Utilities Costs for such Expense Year, then within thirty (30) days after Landlord's delivery of such Statement to Tenant, Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be. Notwithstanding the foregoing to the contrary, Tenant shall not be responsible for Tenant's Share of any Operating Expenses attributable to any Expense Year which was first billed to Tenant more than twelve (12) months after the date (the "Cutoff Date") which is the earlier of (i) the expiration of the applicable Expense Year or (ii) the Lease Expiration Date. Subject to Tenant's right to audit during the Review Period in Section 4.7, Tenant's failure to object any Statement within six (6) months after Tenant's receipt thereof shall constitute Tenant's irrevocable waiver to object to the same. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.
iii.
Statement of Estimated Operating Expenses and Utilities Costs. Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") no later than April 1 of each Expense Year (or as soon thereafter as reasonably possible), which shall set forth Landlord's reasonable estimate (the "Estimate") of the total amount of Tenant's Share of the Operating Expenses, and Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for the then-current Expense Year shall be, and which shall indicate therein Tenant's Share thereof (the "Estimated Expenses"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Expenses under this Article 4. Following Landlord's delivery of the Estimate Statement for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.
iv.
Allocation of Operating Expenses, Taxes and Utilities Costs to Building. The parties acknowledge that the Building is part of a multi-building commercial project consisting of the Building, and the Other Existing Buildings and such other buildings as Landlord may elect to construct and include as part of the Project from time to time (the Other Existing Buildings and any such other buildings are sometimes referred to herein, collectively, as the "Other Buildings"), and that certain of the costs and expenses incurred in connection with the Project (i.e., the Operating Expenses, Taxes and Utilities Costs) shall be shared among the Building and/or such Other Buildings, while certain other costs and expenses which are solely attributable to the Building and such Other Buildings, as applicable, shall be allocated directly to the Building and the Other Buildings, respectively. Accordingly, as set forth in Sections 4.1 and 4.2 above, Operating Expenses, Taxes and Utilities Costs are determined annually for the Project as a whole, and a portion of the Operating Expenses, Taxes and Utilities Costs, which portion shall be determined by Landlord on an equitable basis (which shall take into account whether any tenants of other buildings within the Project consume more services or utilities on a per rentable square foot basis than Tenant does, and make adjustments to prevent an inequitable burden being placed on Tenant as a consequence), shall be allocated to the Building (as opposed to the tenants of the Other Buildings), and such portion so allocated shall be the amount of Operating Expenses, Taxes and Utilities Costs payable with respect to the Building upon which Tenant's Share shall be calculated. Such portion of the Operating Expenses, Taxes and Utilities Costs allocated to the Building shall include all Operating Expenses, Taxes and Utilities Costs which are attributable solely to the Building, and an equitable portion of the Operating Expenses, Taxes and Utilities Costs attributable to the Project as a whole. As an example of such allocation with respect to Taxes and Utilities Costs, it is anticipated that Landlord (and/or any other owners of the Project) may receive separate tax bills which separately assess the improvements component of Taxes for each building in the Project and/or Landlord may receive separate utilities bills from the utilities companies identifying the Utilities Costs for certain of the utilities costs directly incurred by each such building (as measured by separate meters installed for each such building), and such separately assessed Taxes and separately metered Utilities Costs shall be calculated for and allocated separately to each such applicable building. In addition, in the event Landlord (and/or any other owners of the Project) elect to subdivide certain common area portions of the Project such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas and/or accessways into a separate parcel or parcels of land (and/or separately convey all or any of such parcels to a common area association to own, operate and/or maintain same), the Operating Expenses, Taxes and Utilities Costs for such common area parcels of land may be aggregated and then reasonably allocated by Landlord to the Building and such Other Buildings on an equitable basis as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time.
d.
Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for all taxes or assessments required to be paid by Landlord (except to the extent included in Taxes by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:
i.
said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;
ii.
said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project; or
iii.
said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
e.
Tenant's Tax Payment. Tenant shall pay to Landlord Tenant's Tax Payment payable for each Expense Year ("Tenant's Tax Payment").
i.
For each Expense Year, Landlord shall furnish to Tenant a statement setting forth Landlord's reasonable estimate of Tenant's Tax Payment for such Expense Year (the "Tax Estimate"). Tenant shall pay to Landlord on the first (1st) day of each month during such Expense Year an amount equal to 1/12 of the Tax Estimate for such Expense Year. Landlord shall have the right, upon not less than thirty (30) days prior written notice to Tenant, to reasonably adjust the Tax Estimate from time to time during any Expense Year. If Landlord furnishes a Tax Estimate for an Expense Year subsequent to the commencement thereof, then:
1.
(i) until the first (1st) day of the month following the month in which the Tax Estimate is furnished to Tenant, Tenant shall pay to Landlord on the first (1st) day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 4.5 during the last month of the preceding Expense Year,
2.
promptly after the Tax Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Tax Estimate previously made for such Expense Year were greater or less than the installments of Tenant's Tax Estimate to be made for such Expense Year in accordance with the Tax Estimate, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) business days after demand therefor, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and
3.
on the first (1st) day of the month following the month in which the Tax Estimate is furnished to Tenant, and on the first (1st) day of each month thereafter throughout the remainder of such Expense Year, Tenant shall pay to Landlord an amount equal to 1/12 of the Tax Estimate.

ii.
As soon as reasonably practicable after Landlord has determined the Taxes for an Expense Year, Landlord shall furnish to Tenant a Statement for such Expense Year. If the Statement shall show that the sums paid by Tenant under Section 4.5 exceeded the actual amount of Tenant's Tax Payment for such Expense Year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder. If the Statement for such Expense Year shall show that the sums so paid by Tenant were less than Tenant's Tax Payment for such Expense Year, Tenant shall pay the amount of such deficiency within ten (10) business days after delivery of the Statement to Tenant.
iii.
Only Landlord may institute proceedings to reduce the Assessed Valuation of the Real Property and the filings of any such proceeding by Tenant without Landlord's consent shall constitute an Event of Default by Tenant. If the Taxes payable for any Expense Year are reduced, the Additional Rent previously paid or payable on account of Tenant's Tax Payment hereunder for such Expense Year shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord within ten (10) business days after being billed therefor, any deficiency between the amount of such Additional Rent previously computed and paid by Tenant to Landlord, and the amount due as a result of such recomputations. If Landlord receives a refund of Taxes for any Expense Year, Landlord shall credit against subsequent payments of Rent due hereunder, an amount equal to Tenant's Share of the refund, net of any expenses incurred by Landlord in achieving such refund, which amount shall not exceed Tenant's Tax Payment paid for such Expense Year. Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the Assessed Valuation.
iv.
Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if such tax is payable by Landlord, Tenant shall promptly pay such amounts to Landlord, upon Landlord's demand.
v.
Tenant shall be obligated to make Tenant's Tax Payment regardless of whether Tenant may be exempt from the payment of any Taxes as the result of any reduction, abatement or exemption from Taxes granted or agreed to by any governmental authority, or by reason of Tenant's diplomatic or other tax-exempt status.
f.
Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee by the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder; provided, however, that Landlord will waive the imposition of the late charges for the first late payment of rent in any consecutive twelve (12) month period. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest until paid at a rate (the "Interest Rate") equal to the lesser of (i) the "Prime Rate" or "Reference Rate" announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law.
g.
Audit Rights. Tenant shall have the right, at Tenant's cost, after reasonable notice to Landlord, to have Tenant's authorized employees or agents inspect, at Landlord's main corporate office during normal business hours, Landlord's books, records and supporting documents concerning the Operating Expenses, Taxes and Utilities Costs set forth in any Statement delivered by Landlord to Tenant for a particular Expense Year pursuant to Section 4.3.2 above; provided, however, Tenant shall have no right to conduct such inspection or object to or otherwise dispute the amount of the Operating Expenses, Taxes and Utilities Costs set forth in any such Statement, unless Tenant notifies Landlord of such inspection objection and dispute, completes such inspection within six (6) months immediately following Landlord's delivery of a Statement (the "Review Period"); provided, further, that notwithstanding any such timely inspection, objection, dispute, and/or audit, and as a condition precedent to Tenant's exercise of its right of inspection, objection, dispute, and/or audit as set forth in this Section 4.7, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord's operation and management of the Project. If after such inspection and/or request for documentation, Tenant disputes the amount of the Operating Expenses, Taxes or Utilities Costs set forth in the Statement, Tenant shall have the right, but not the obligation, within the Review Period, to cause an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the "Accountant") to complete an audit of Landlord's books and records to determine the proper amount of the Operating Expenses, Taxes and Utilities Costs incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the "Big 4" accounting firms selected by Landlord, which is not paid on a contingency basis and is not, and has not been, otherwise employed or retained by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord's original Statement which was the subject of such audit was in error to Tenant's disadvantage by five percent (5%) or more of the total Operating Expenses, Taxes or Utilities Costs which was the subject of the audit (in which case Landlord shall pay the cost of such audit). The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning the correctness of any Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct and complete the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the Statement in question and the amount of Operating Expenses, Taxes and Utilities Costs shown thereon, subject to Tenant's right to review Statements for the prior twelve (12) months. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.7, Tenant agrees to keep, and to cause all of Tenant's employees and consultants and the Accountant to keep, all of Landlord's books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.
5.

USE OF PREMISES; HAZARDOUS MATERIALS; ODORS AND EXHAUST
a.
Use. Tenant shall use the Premises solely for the Permitted Use and consistent with the character of the Project as a first-class biotechnology project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit E, attached hereto, or in violation of any Requirements. Without limiting the generality of the foregoing:
i.
Tenant shall use the office areas (shown on Exhibit A-2) ("Office Areas") only for office uses and for no other purposes. Notwithstanding the foregoing, Tenant may elect, from time-to-time, subject to the terms and conditions of Section 5.1.3, to change the use of Office Areas to lab uses, subject in each instance to the prior consent of Landlord, which consent may be granted or withheld by Landlord in its sole discretion. Any such change in use of Office Areas to lab uses shall be subject to applicable Requirements and to compliance by Tenant with the terms and conditions of Article 8. Tenant shall be responsible for all costs and expenses arising out of or resulting from any such change in use of Office Areas to lab uses.
ii.
Tenant shall use the Lab Areas (shown on Exhibit A-2) ("Lab Areas") only for lab uses (including vivarium uses) and for no other purposes. Tenant may elect, from time-to-time, subject to the terms and conditions of Section 5.1.3, to change the use of Lab Areas to office uses, subject in each instance to the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed (subject to the terms and conditions of Section 5.1.3). Any such change in use of Lab Areas to office uses shall be subject to applicable Requirements and to compliance by Tenant with the terms and conditions of Article 8. Tenant shall be responsible for all costs and expenses arising out of or resulting from any such change in use of Lab Areas to office uses.
iii.
Notwithstanding the foregoing, at all times during the Term, not less than approximately fifty percent (50%) of the rentable area of the Premises shall be used for lab uses (the "Lab Allocation"), and not more than approximately fifty percent (50%) of the rentable area of the Premises shall be used for office uses (the "Office Allocation"); provided, however, that Tenant shall have the right, upon prior written notice to Landlord but without Landlord's consent, to increase or decrease the Lab Allocation by up to five percent (5%) (with a corresponding increase or decrease in the Office Allocation) so long as any increase in allocation pertains only to space contiguous to the Lab Areas (and so long as any such change maintains the Lab Areas in a contiguous layout). Landlord shall not be considered to be unreasonable in withholding consent for a change in the use of any respective area of the Premises that when given effect would result in the use of the Premises being in breach of the foregoing covenant.
iv.
Notwithstanding anything in Sections 5.1.1 through 5.1.4 above, the allocation of Office Areas and Lab Areas shown on the Final Space Plan (as defined in the Tenant Work Letter) is deemed approved by Landlord.

As used in this Lease, "Requirements" shall mean present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of (i) all Governmental Authorities, including, without limitation, (A) the Americans With Disabilities Act, 42 U.S.C. §12101 (et seq.), and any law of like import, and all rules, regulations and government orders with respect thereto, and (B) any Environmental Laws and Environmental Permits (as defined in Section 5.2.1 below), environmental matters, public health and safety matters and landmarks protection, (ii) any applicable fire rating bureau or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, (iii) all requirements of all insurance bodies affecting the Premises, (iv) utility service providers, and (v) Mortgagees or lessors. "Requirements" shall also include the terms and conditions of any certificate of occupancy issued for the Premises or the Building, and any CC&Rs (as defined below) affecting the Building and/or the Real Property from time to time. Tenant shall comply with the Rules and Regulations and all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases (collectively, the "CC&Rs"), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that any such amendments, restatements, supplements or modifications (a) do not materially modify Tenant's rights or obligations hereunder, and (b) are provided to Tenant in writing no less than three (3) days prior to enforcement.

b.
Hazardous Materials.
i.
Definitions: As used in this Lease, the following terms have the following meanings:
i.
"Environmental Law" means any past, present or future federal, state or local statutory or common law, or any regulation, ordinance, code, plan, order, permit, grant, franchise, concession, restriction or agreement issued, entered, promulgated or approved thereunder, relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials.
ii.
"Environmental Permits" mean collectively, any and all permits, consents, licenses, approvals and registrations of any nature at any time required pursuant to, or in order to comply with, any Environmental Law or otherwise desired by Landlord including, but not limited to, any Spill Control Countermeasure Plan and any Hazardous Materials Management Plan.
iii.
"Hazardous Materials" shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any Environmental Law, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), freon and other chlorofluorocarbons, "biohazardous waste," "medical waste," "infectious agent", "mixed waste" or other waste under California Health and Safety Code §§ 117600 et, seq.
iv.
"Release" shall mean with respect to any Hazardous Materials, any release, deposit, discharge, emission, leaking, pumping, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

ii.
Tenant's Obligations – Environmental Permits. Tenant will (i) obtain and maintain in full force and effect all Environmental Permits that may be required from time to time under any Environmental Laws applicable to Tenant or Tenant's use of the Premises and (ii) be and remain in compliance with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws applicable to Tenant or Tenant's use of the Premises.
iii.
Tenant's Obligations – Hazardous Materials. Except as expressly permitted in this Lease, Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, or any other portion of the Property by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "Tenant's Parties"), without the prior written consent of Landlord, which consent Landlord may withhold in its commercially reasonable discretion. Landlord acknowledges that it is not the intent of this Section 5.2 to prohibit Tenant from operating its business for the uses permitted in this Lease. Tenant may operate its business according to the custom of Tenant's industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with applicable Environmental Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Lease Commencement Date (i) a list identifying each type of Hazardous Material to be present at the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material at the Premises (the "Hazardous Materials List"), the form of which Hazardous Materials List is attached hereto as Exhibit F and (ii) an environmental questionnaire (the "Environmental Questionnaire") in the form of Exhibit G attached hereto, for review and approval by Landlord. Tenant shall deliver to Landlord an updated Hazardous Materials List and Environmental Questionnaire on or prior to each annual anniversary of the Lease Commencement Date and shall also deliver an updated Hazardous Materials List after any new Hazardous Materials are brought to the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the "Documents") relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Lease Commencement Date or, if unavailable at that time, concurrently with the receipt from or submission to any Governmental Authority: permits; approvals; reports and correspondence; storage and management plans; notices of violations of applicable Environmental Laws; plans relating to the installation of any storage tanks to be installed in, on, under or about the Premises (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion); and all closure plans or any other documents required by any and all governmental authorities for any storage tanks installed in, on, under or about the Premises for the closure of any such storage tanks. For each type of Hazardous Material listed, the Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature, which Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant's Parties during the Term of this Lease.
iv.
Landlord's Right to Conduct Environmental Assessment. At any time during the Lease Term, Landlord shall have the right, at Tenant's sole cost and expense, to conduct an environmental assessment of the Premises (as well as any other areas in, on or about the Project that Landlord reasonably believes may have been affected adversely by Tenant's use of the Premises (collectively, the "Affected Areas") in order to confirm that the Premises and the Affected Areas do not contain any Hazardous Materials in violation of applicable Environmental Laws or under conditions constituting or likely to constitute a Release of Hazardous Materials. Such environmental assessment shall be a so-called "Phase I" assessment or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with, at Tenant's sole cost and expense, any additional investigation and report which would customarily follow any discovery of a Tenant violation of this Section contained in such initial Phase I assessment (including, but not limited to, any so-called "Phase II" report). Such right to conduct such environmental assessment shall not be exercised more than once per calendar year unless

Tenant has caused a Release in the Premises. If the data from any environmental assessment authorized and undertaken by Landlord pursuant to this Section 5.2 indicates there has been a Release, threatened Release or other conditions with respect to Hazardous Materials on, under or emanating from the Premises and the Affected Areas that may require any investigation and/or active response action, Tenant shall, within ten (10) business days' notice, reimburse Landlord for the reasonable costs and expenses incurred in connection with the assessment, otherwise such cost and expenses shall be at the sole cost of Landlord and shall not be included within Operating Expenses.
v.
Tenant's Obligations to perform Corrective Action. If the data from any environmental assessment authorized and undertaken by Landlord pursuant to Section 5.2.4 indicates there has been a Release, threatened Release or other conditions with respect to Hazardous Materials on, under or emanating from the Premises and the Affected Areas that may require any investigation and/or active response action, including without limitation active or passive remediation and monitoring or any combination of these activities ("Corrective Action"), Tenant shall immediately undertake Corrective Action with respect to contamination if, and to the extent, required by the governmental authority exercising jurisdiction over the matter. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no responsibility for any Hazardous Materials present in the Premises or Project as of the Lease Commencement Date or which migrate thereto through air, water or soil through no fault of Tenant or any Tenant's Parties, or are introduced by Landlord, other tenant(s) of the Project, or any third party not under Tenant's control. Any Corrective Action performed by Tenant will be performed with Landlord's prior written approval and in accordance with applicable Environmental Laws, at Tenant's sole cost and expense and by an environmental consulting firm (reasonably acceptable to Landlord). Tenant may perform the Corrective Action before or after the expiration or earlier termination of this Lease, to the extent permitted by governmental agencies with jurisdiction over the Premises, the Building and the Project (provided, however, that any Corrective Action performed after the expiration or earlier termination of this Lease shall be subject to the access fee provisions set forth below). If Tenant undertakes or continues Corrective Action after the expiration or earlier termination of this Lease, Landlord, upon being given forty-eight (48) hours' advance notice, may, in Landlord's sole discretion, elect (without limiting any of the Landlord's other rights and remedies under this Lease, at law and/or in equity), to require, an "access fee" be paid in an amount equal to (a) for the first three (3) months, one hundred five percent (105%) of the Monthly Rent in effect for the last month immediately preceding the expiration or earlier termination of this Lease, and (b) thereafter, one hundred twenty-five percent (125%) of the Monthly Rent in effect for the last month immediately preceding the expiration or earlier termination of this Lease (prorated on the basis of the amount of rentable square footage which Landlord is unable to lease due to Tenant's Corrective Action) for such access to the Premises, the Building and the Project as may be requested by Tenant and its consultant to accomplish the Corrective Action. Tenant or its consultant may install, inspect, maintain, replace and operate remediation equipment and conduct the Corrective Action as it considers necessary, subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant and Landlord shall, in good faith, cooperate with each other with respect to any Corrective Action after the expiration or earlier termination of this Lease so as not to interfere unreasonably with the conduct of Landlord's or any third party's business on the Premises, the Building and the Project. Landlord may, in its sole discretion, provide access until Tenant delivers evidence reasonably satisfactory to Landlord that Tenant's Corrective Action activities on the Premises and the Affected Areas satisfy applicable Environmental Laws. It shall be reasonable for Landlord to require Tenant to deliver a "no further action" letter or substantially similar document from the applicable governmental agency, if such letter is customarily provided in similar circumstances in the jurisdiction in which the Project is located. If Landlord desires to situate a tenant in the Premises, the Building or the Project for the Permitted Use and remediation of the Premises and the Affected Areas is ongoing to the extent that this is not possible, Landlord shall be deemed to be unable to use the Premises, the Building and the Project in the way Landlord reasonably desires and Tenant shall be obligated to continue paying the access fee until such time as Environmental Laws would permit Landlord to situate said tenant in the Premises, the Building and/or the Project for the Permitted Use. Tenant agrees to install, at Tenant's sole cost and expense, screening around its remediation equipment so as to protect the aesthetic appeal of the Premises, the Building and the Project. Tenant also agrees to use reasonable efforts to locate its remediation and/or monitoring equipment, if any (subject to the requirements of Tenant's consultant and governmental agencies with jurisdiction over the Premises, the Building and the Project) in a location which will allow Landlord, to the extent reasonably practicable, the ability to lease the Premises, the Building and the Project to a subsequent user.
vi.
Tenant's Duty to Notify Landlord Regarding Releases. Tenant agrees to promptly notify Landlord of any Release of Hazardous Materials in the Premises by Tenant or any Tenant Parties in the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other Tenant Parties. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of

Tenant's Parties, Landlord shall have the right, but not the obligation, to cause Tenant, at Tenant's sole cost and expense, to immediately take all reasonable steps Landlord deems necessary or appropriate to remediate such Release in accordance with Environmental Laws and implement a program to prevent any similar future release to the commercially reasonable satisfaction of Landlord and Landlord's Mortgagee(s).
vii.
Tenant's Environmental Indemnity. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and the Landlord Parties (as defined in Section 24.14 below) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any of Tenant's Parties during the Term of this Lease, to the extent arising from or caused directly or indirectly, by (i) the presence in, on, under or about the Premises and the Affected Areas, of any Hazardous Materials introduced by Tenant or any Tenant parties; (ii) Tenant's or any Tenant Party's actual, proposed or threatened use, treatment, storage, transportation, holding, existence, disposition, manufacturing, control, management, abatement, removal, handling, transfer, generation or Release (past, present or threatened) of Hazardous Materials to, in, on, under, about or from the Premises or Affected Areas; (iii) any past, present or threatened non-compliance or violations of any Environmental Laws in connection with Tenant and/or the Premises and/or the Affected Areas; (iv) personal injury claims; (v) the payment of any environmental liens, or the disposition, recording, or filing or threatened disposition, recording or filing of any environmental lien encumbering or otherwise affecting the Premises and/or the Affected Areas; (vi) diminution in the value of the Premises and/or the Project; (vii) damages for the loss or restriction of use of the Premises and/or the Project, including prospective rent, lost profits and business opportunities; (viii) sums paid in settlement of claims; (ix) reasonable attorneys' fees, consulting fees and expert fees; (x) the cost of any investigation of site conditions; and (xi) the cost of any repair, clean-up or remediation ordered by any governmental or quasi-governmental agency or body or otherwise deemed necessary in Landlord's reasonable judgment. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, the Building and/or the Project, or the preparation and implementation of any closure, remedial action or other required plans in connection therewith required by applicable Environmental Laws. For purposes of the indemnity provisions in this Section 5.2, any acts or omissions of Tenant and/or Tenant's Parties or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. The provisions of this Section 5.2.7 will survive the expiration or earlier termination of this Lease.
viii.
Intentionally omitted.
ix.
Landlord's Termination Option for Certain Environmental Problems. If Hazardous Materials are present at the Premises that are required by Environmental Law to be remediated and Tenant is not responsible therefor pursuant to Section 5.2, Landlord may, at its option, either (i) remediate such Hazardous Materials, in which event this Lease shall continue in full force and effect or (ii) if the estimated cost to remediate such Hazardous Materials exceeds Two Million Dollars ($2,000,000.00) (the "Threshold Amount"), give written notice to Tenant, within thirty (30) days after receipt by Landlord of knowledge of the existence of such Hazardous Materials, of Landlord's desire to terminate this Lease as of the date ninety (90) days following the date of such notice (in which case Landlord shall reimburse Tenant for its actual, documented and reasonable relocation costs and expenses). In the event Landlord elects to give such a termination notice to Tenant, Tenant may, within ten (10) business days after receipt, give written notice to Landlord of Tenant's commitment to pay the amount by which the cost of the remediation of such Hazardous Materials released by Tenant exceeds the Threshold Amount. Tenant shall provide Landlord with such funds or satisfactory assurance thereof within thirty (30) days following such commitment, and this Lease shall continue in full force and effect, and Landlord shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as the date specified in Landlord's termination notice.
x.
Control Areas. Subject to all applicable Requirements, Tenant shall be allowed to utilize Hazardous Materials inventory within the control area or zone in the Premises for chemical use and storage.

xi.
Chemical Safety Program. Tenant shall cause chemical lists and MSDS sheets to be readily available at the entrance to each lab area in the Premises or provide links to online materials for same. Tenant shall cause lab operators carrying any lab-related materials to travel only within the Building, and to the extent possible, the Premises, and to and from the common corridors, freight elevator, and loading dock. Without limitation, Landlord may elect, upon reasonable prior notice to Tenant, from time to time (but not more than once in any consecutive 12 month period), at times which are reasonably acceptable to Tenant, to undertake monitoring and testing in the Building, including, without limitation, monitoring and testing within the Premises, provided that such activities shall be coordinated with Tenant in a manner so as to not materially and adversely affect Tenant's operations and in compliance with the customary confidentiality and security requirements established by Tenant. Landlord and Tenant shall exercise good faith reasonable efforts to cooperate with each other in connection with all such testing activities. Tenant shall establish and maintain a satisfactory chemical safety program, administered by a licensed, qualified individual in accordance with the requirements of the City of San Diego and all other applicable governmental authorities. Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program. Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant's compliance with any Requirements with respect to such chemical safety program, and (ii) this Section 5.2.11.
xii.
Limitations on Tenant's Obligations. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no liability in connection with any Hazardous Materials (i) in existence on the Premises, Building or Project prior to the Lease Commencement Date or brought onto the Premises, Building or Project after the Lease Commencement Date by any third party other than a Tenant Party or (ii) which may migrate into the Premises through air, water or soil, through no fault of Tenant or any Tenant Party.
xiii.
Landlord's Environmental Indemnity. Landlord indemnifies and shall defend, hold and save Tenant, and Tenant's members, partners, subpartners, independent contractors, officers, directors, shareholders, employees, agents, successors and assigns (collectively, "Tenant Parties") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, reasonable attorneys' fees, reasonable consultant fees and reasonable expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which arise during or after the Lease Term as a result of (i) the environmental condition at the Project existing as of the Lease Commencement Date; (ii) Hazardous Materials contamination on or about the Project to the extent caused by the gross negligence or willful misconduct of any Landlord Party; or (iii) which may migrate into the Premises through air, water or soil, through no fault of Tenant or any Tenant party; provided, however, that Landlord's indemnity obligation shall not extend to (A) any matter in clauses (i), (ii) or (iii) above caused or exacerbated by Tenant and/or any Tenant Parties and (B) the loss of business, loss of profits or other consequential damages which may be suffered by Tenant.
c.
Odors and Exhaust. Landlord and Tenant therefore agree as follows:
i.
Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises which are detectable to a typical person.
ii.
Landlord, as part of the Base Building Work, will ensure that the Building has a ventilation system that is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors detectable by a typical person and affecting any area outside of the Premises, and Tenant shall vent the Premises through such system. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant acknowledges Landlord's legitimate desire to maintain the Premises (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the Requirements.
iii.
In connection with preparing the Construction Drawings for the Tenant Improvements, the parties shall work together to include odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may reasonably be necessary or appropriate from time to time) to remove, eliminate and abate any odors, fumes or other substances in Tenant's exhaust stream that emanate from the Premises and are detectable by a typical person.

iv.
Tenant's responsibility to remove, eliminate and abate odors, fumes and exhaust from the Premises in amounts detectable to the typical person shall continue throughout the Term.
6.

SERVICES; UTILITIES; AND COMMON AREAS
a.
Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.
i.
Landlord shall provide adequate commercially reasonable electrical wiring and facilities for power for the Premises. Landlord shall designate the electricity utility provider from time to time.
ii.
Landlord shall provide nonexclusive automatic passenger and freight elevator service at all times.
iii.
Landlord shall provide commercially reasonable amounts of water in the Common Areas and Premises (including lavatory, drinking, laboratory and landscaping purposes).
iv.
Landlord shall provide reasonable security for the Project in a manner materially consistent with the security services provided by landlords of comparable first‑class biotechnology buildings in the general vicinity of the Project ("Comparable Buildings"). Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or the exclusion from the Project of any person.
b.
HVAC. Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall, at Tenant's sole cost, provide heating and air conditioning ("HVAC") capacity to the Premises on a 24/7 basis. Tenant shall be responsible, at its sole cost and expense, for the installation, operation, repair, replacement and removal of any and all supplemental heating and air conditioning equipment serving the Premises, including all air intake and exhaust equipment, units, exhausts, chillers, condensers, compressors, ducts, piping and other equipment required in connection therewith, including all supplemental equipment required for (A) cooling any data center, server rooms and any other similar areas located in the Premises which require cooling in addition to the standard level of cooling provided by Landlord, and (B) specialty exhaust services, including the exhaust for H2 rooms, radiation hoods and isotope hoods, vivarium, and any other special rooms or specialized equipment, and (C) any other specialized purposes. Tenant's installation and operation of any equipment described above shall be in accordance with the applicable manufacturer's operating guidelines and shall not exceed the capacity of such systems nor shall the same overload the Systems and Equipment serving the Building beyond the operational limits of the Systems and Equipment.
c.
Utilities. Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. If any such utility is not separately metered or submetered to Tenant, Tenant shall pay Tenant's Share of all charges of such utility jointly metered with other premises as Additional Rent or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. To the extent that Tenant uses more than Tenant's Share of any utilities, Landlord shall allocate an equitable portion of such utility cost directly to Tenant.
d.
Interruption of Use. Subject to Section 6.8 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including, but not limited to, any central plant or other lab system, telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this

Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property (including scientific research and any intellectual property) or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord reserves the right to suspend any service when reasonably necessary, by reason of force majeure, accidents and/or emergencies, or for any capital improvement work which, in Landlord's judgment, is reasonably necessary, until such force majeure, accident, or emergency shall cease, or such capital improvement work is completed, and Landlord shall not be liable for any interruption, curtailment or failure to supply services; provided, however, that with respect to such capital improvement work, Landlord shall endeavor to provide Tenant with at least five (5) days' prior notice (which may be by email or verbal communications with Tenant's representative) of any planned suspension of services to the Premises anticipated in connection therewith. Subject to Section 6.8 below, Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service furnished to the Premises for any reason.
e.
Intentionally deleted.
f.
Janitorial Service. Landlord shall not be obligated to provide any janitorial services to the Premises or replace any light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises. Tenant shall be solely responsible, at Tenant's sole cost and expense, for (i) retaining appropriate vendors to perform all janitorial services, trash removal and other cleaning of the Premises and (ii) replacement of all light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises, all as appropriate to maintain the Premises in a first-class manner consistent with the first-class nature of the Building and Project. Such services to be provided by Tenant shall be performed by contractors and pursuant to service contracts approved by Landlord, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall deposit trash as reasonably required in the area designated by Landlord from time to time. All trash containers must be covered and stored in a manner to prevent the emanation of odors into the Premises or the Project. Landlord shall have the right to inspect the Premises upon reasonable notice to Tenant (or note less than 48 hours) and to require Tenant to provide additional cleaning, if necessary. In the event Tenant shall fail to provide any of the services described in this Section 6.6 to be performed by Tenant within ten (10) days after notice from Landlord, which notice shall not be required in the event of an emergency, Landlord shall have the right to provide such services and any reasonable and actual costs and expenses incurred by Landlord in connection therewith shall be deemed Additional Rent due and payable by Tenant upon receipt by Tenant of a written statement of cost from Landlord.
g.
Energy Statements. For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord within thirty (30) days of written request (a) invoices or statements for such utilities, (b) any other utility usage information reasonably requested by Landlord, and (c) no more often than once a year, an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report if requested by Landlord) and any other information reasonably requested by Landlord for the immediately preceding year. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such other period of time as may be required by applicable law if requested by Landlord. Tenant acknowledges that any utility information for the Premises may be shared with third parties, including Landlord's consultants and governmental authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers. Except as otherwise stated by Tenant, Tenant acknowledges that all information provided pursuant to this Section 6.7 shall be provided on a non-confidential basis and may be provided by Landlord to the applicable utility providers, governmental entities having jurisdiction, and other third parties. Tenant hereby (A) consents to all such disclosures (except as expressly stated by Tenant otherwise), and (B) acknowledges that Landlord shall not be required to notify Tenant of any disclosure pursuant to this Section 6.7. The terms of this Section 6.7 shall survive the expiration or earlier termination of this Lease.
h.
Abatement of Rent When Tenant Is Prevented From Using Premises. Notwithstanding anything to the contrary in this Lease, if Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days (the "Eligibility Period") as a result of (i) any repair, maintenance or alteration (a) performed or (b) failed to be performed by Landlord after the Commencement Date, including any Construction (as defined in Section 24.30 below), and required to be performed by Landlord under this Lease, or (ii) any failure to provide to the Premises any of the essential utilities and services required to be provided under this Lease, then

Tenant's obligation to pay Base Rent shall be abated or reduced, as the case may be, from and after the first (1st) day of the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a material portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises; provided, however, that Tenant shall only be entitled to such abatement of Base Rent if the matter described in clauses (i) or (ii) of this sentence is within Landlord's reasonable control and caused by Landlord's negligence or willful misconduct or violation of this Lease. To the extent Tenant shall be entitled to abatement of Base Rent because of a damage or destruction pursuant to Article 11 or a taking pursuant to Article 12, then the Eligibility Period shall not be applicable.
i.
Amenities. Landlord and Tenant acknowledge that the use of any Project amenities ("Amenities Facilities") shall be at Tenant's and its employees' own risk and that the terms and provisions of Section 10.1 shall apply to the use of the Amenities Facilities by Tenant and its employees. The reasonable fees, costs and expenses paid or incurred by Landlord for operating, managing, owning, maintaining and repairing the Amenities Facilities (any such costs or expenses, collectively, "Amenities Facilities Operating Expenses"), shall be included as part of Operating Expenses. Tenant's use of the Amenities Facilities shall be subject to the reasonable amenities rules and regulations set forth in Exhibit E. Landlord shall have the right (but not the obligation), in Landlord's sole and absolute discretion, to expand, or cause the expansion of, the Amenities Facilities. Landlord shall also have the right (in Landlord's sole and absolute discretion) to close (or cause the closure of) the Amenities Facilities upon reasonable prior written notice to Tenant (except in the event of an emergency). No expansion or closure of the Amenities Facilities shall entitle Tenant to an abatement or reduction in Rent, constitute a constructive eviction, or result in a default by Landlord under the Lease; provided that that the Amenities Facilities Operating Expenses shall be waived for any period of closure, if the Amenities Facilities are closed or otherwise made unavailable to Tenant for a period of at least sixty (60) days (such waiver to commence upon the sixty-first (61st) day of closure). Notwithstanding anything to the contrary, except for the gross negligence or willful misconduct of Landlord or any other Landlord Indemnitee, neither Landlord nor any other Landlord Indemnitee shall have responsibility or any other liability to Tenant or any Tenant employee for (and Tenant, on behalf of itself and its employees hereby waives and releases Landlord and all other Landlord Indemnitees from and expressly assumes the risk of) any claims, accidents, liens or injuries of any nature, kind or description arising from (y) Tenant's or its employees' use of the Amenities Facilities and/or (z) Landlord's or any other Landlord Indemnitee's operation and maintenance of the Amenities Facilities.
j.
Vivarium. Tenant shall be responsible, at its sole expense, for the installation, operation, maintenance, repair and removal of any vivarium (the "Vivarium") installed or operated by Tenant in the Premises, in accordance with all applicable Requirements and with commercially reasonable standards and industry practices, and as substantially as shown on the Final Space Plan, attached as Schedule 2 to Exhibit B. In connection with Tenant's use of the Vivarium, Tenant shall only use mice, rats and similar size animals (the "Permitted Animals"). Without limitation, Tenant shall separately dispose of all waste products from the operation of the Vivarium, including all animals, animal carcasses, food or supplies relating to any animals in accordance with all applicable Requirements. Tenant shall comply with all reasonable Rules and Regulations adopted by Landlord from time-to-time in writing with respect to the operation of the Vivarium, including Rules and Regulations concerning noise mitigation. All transportation by Tenant to and from the Premises of any animals, animal waste, animal carcasses, food or supplies relating to any animals from time to time in any animal storage areas of the Premises shall be in accordance with the terms and conditions of this Section 6.10. All animals shall be transported to and from the Premises in appropriate cages or other industry-standard containers. At no time shall any animals, animal waste, animal carcasses, food or supplies relating to the animals be brought into, transported through, or delivered to the lobby of the Building or be transported in any passenger elevators.
k.
Fitness Center. There is a fitness center in the Project (the "Fitness Center") for the non-exclusive use by Landlord, Tenant and other tenants of the Building, subject to the reasonable rules adopted from time to time by Landlord in writing to Tenant for such usage. The reasonable costs paid or incurred by landlord of operating and maintaining the Fitness Center shall be included in Operating Expenses. Use of the Fitness Center by Tenant shall be at the sole risk of Tenant and Landlord assumes no liability or risk associated with Tenant's use of the Fitness Center. Tenant acknowledges that use of the Fitness Center is unsupervised and unattended. Tenant acknowledges that each officer or employee of Tenant who desires to use the Fitness Center will be required to sign and deliver to Landlord, a release of liability agreement in the commercially reasonable form required by Landlord. Landlord shall be permitted to charge any individual user of the Fitness Center a reasonable, uniformly enforced fee for the cost of such user's access card. Tenant shall be responsible for payment of such access card for each of Tenant's employees who requests access to the Fitness Center. Landlord shall have the right to relocate and/or reconfigure the Fitness Center, provided that such relocated and/or reconfigured Fitness Center shall be of reasonably similar size (or greater) as the initial Fitness Center.
l.
Tenant's Security System. Tenant shall be entitled to install, at Tenant's sole cost and expense, a separate security system for the Premises as part of the Tenant Improvements; provided, however, that any such system shall be subject to Landlord's reasonable approval, and any such system must be compatible with the existing systems of the Project. Tenant's obligation to indemnify, defend and hold Landlord harmless as provided in, and subject to, Article 10 below shall also apply to Tenant's use and operation of any such system, and the installation of such system shall otherwise be subject to the terms and conditions of this Lease. At Landlord's option, upon the expiration or earlier termination of this Lease, Tenant shall remove such security system and repair any damage to the Premises resulting from such removal. Tenant shall at all times provide Landlord with a contact person who can disarm the security system and who is familiar with the functions of the alarm system in the event of a malfunction, and Tenant shall provide Landlord with the alarm codes or other necessary information required to disarm the alarm system in the event Landlord must enter the Premises in the event of an emergency.
m.
Backup Generator. Landlord and Tenant hereby acknowledge that there is an existing generator currently serving the Building (the "Generator"), and Tenant shall have the right to connect to the Generator for up to Tenant's Share of the electrical capacity provided by such Generator. Tenant's use of the Generator shall be at Tenant's sole risk. Landlord represents that the Generator is currently in place and shall be in good operating condition on the Lease Commencement Date, and during the Lease Term Landlord shall maintain the Generator in good condition and repair, including testing the Generator in a commercially reasonable manner, and Tenant shall be responsible for a share of the costs of such maintenance and repair based on the proportion of the Generator capacity allocated to the Premises. Tenant hereby waives any claims against Landlord or any Landlord Parties resulting from Tenant's use of the Generator, or any failure of the Generator to operate as designed, and agrees that Landlord shall not be liable for any damages resulting from any failure in operation of the Generator, including, without limitation any injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits; provided, however, that Landlord shall maintain and repair the Generator as provided above. Tenant acknowledges that Operating Expenses shall include Landlord's costs incurred in connection with the Generator (including all permit costs and fees) to the extent allowed by Article 4.
7.

REPAIRS
a.
Tenant's Repairs. Subject to Landlord's repair obligations in the Tenant Work Letter, Sections 7.2 and 11.1 below, and otherwise as expressly set forth in this Lease, Tenant shall, at Tenant's own expense, keep the interior of the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances, together with all portions of the HVAC, electrical, mechanical plumbing, life safety and lab systems from the point that such systems solely serves the Premises and all portions of all fume hoods and other exhaust systems (all such systems collectively being referred to as the "Premises Systems"), in a first-class condition. Tenant's obligations shall include restorations, replacements or renewals, including capital expenditures for restorations, replacements or renewals which will have an expected life beyond the Term, when necessary to keep the Premises and all improvements thereon or a part thereof and the Premises Systems in first-class order, condition and repair and in compliance with all applicable Requirements. Except as expressly set forth in this Lease, it is intended by the parties hereto that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises, the improvements located therein or the equipment therein, or the Premises Systems whether structural or nonstructural, all of which obligations are intended to be the expense of Tenant (whether or not such repairs, maintenance or restoration shall have an expected life extending beyond the Term). Tenant's maintenance of the Premises Systems shall comply with the manufacturers' recommended operating and maintenance procedures. Tenant shall enter into and pay for maintenance contracts (in commercially reasonable forms satisfactory to Landlord, which may require, without limitation, that any third party contractor provide Landlord with evidence of insurance as required by Landlord) for the Premises Systems in accordance with the manufacturers' recommended operating and maintenance procedures. Such maintenance contracts shall be with reputable contractors, satisfactory to Landlord in its commercially reasonable discretion, who shall have not less than ten (10) years of experience in maintaining such systems in biotechnical facilities. Upon Landlord's request, Tenant shall provide maintenance reports from any such contractors. Notwithstanding the foregoing, if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same.
b.
Landlord's Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Article 11 and Article 12 below, and other express provisions of this Lease, Landlord shall, as part of Operating Expenses (unless excluded in Article 4), repair and maintain the structural portions of the Building, including the foundation, floor and ceiling slabs, roof (inclusive of the roof membrane), curtain walls, exterior glass and mullions, columns, beams, shafts, stairs and stairwells, and Building systems serving the Building and not located in the Premises, including the central plant, air compressors and vacuum pumps; provided, however, to the extent such maintenance and repairs are caused by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as Additional Rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance, unless such failure continues for thirty (30) days following Tenant's written notice to Landlord (unless such failure cannot reasonably be corrected within said 30-day period in which case Landlord must undertake to correct such failure within said 30-day period and thereafter diligently pursue such correction to completion). Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect. In performing its obligations under this Section, Landlord shall use commercially reasonable efforts to minimize unreasonable interference with Tenant's use of the Premises.
8.

ADDITIONS AND ALTERATIONS
a.
Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may affect the structural components of the Building or the Systems and Equipment, or which can be seen from outside the Premises, or which, in Landlord’s sole but good faith discretion, lessen the value of the Building or which are not consistent with typical alterations made by institutional tenants of first-class biotechnology projects in the general vicinity of the Project ("Prohibited Alterations"). Notwithstanding the foregoing to the contrary, prior consent shall not be required with respect to painting in the interior of the Premises. In addition, Landlord's prior consent shall not be required for Alterations which (i) are non-structural and do not affect any Building Systems, (ii) affect only the Premises and are not visible from outside of the Premises or the Building, (iii) do not require a building permit, conditional use permit, variance, waiver or other relief from any applicable Requirement, (iv) do not affect the fixed laboratory benches or fume hoods in the Premises, (v) comply in all respects with all applicable Requirements, (vi) are not Prohibited Alterations and (vii) cost less than Two Hundred Fifty Thousand Dollars ($250,000.00) for any one (1) job ("Permitted Alterations"), so long as Tenant provides Landlord with prior written notice of such proposed Permitted Alterations and so long as the other conditions of this Article 8 are satisfied including, without limitation, conforming to Landlord's established rules, regulations and insurance requirements which govern contractors. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of three percent (3%) of the cost of the Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.
b.
Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations (except for Permitted Alterations) or repairs of the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord which shall not be unreasonably withheld, conditioned or delayed; provided, however, Landlord may impose such requirements as Landlord may determine, in its commercially reasonable discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in compliance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the city in which the Building is located, and in conformance with Landlord's construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Tenant shall cause all Alterations to be performed in such manner as not to obstruct access by any person to the Building or Project or the common areas, and as not to obstruct the business of Landlord or other tenants of the Project, or interfere with the labor force working at the Project. If Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof. If any Alterations are expected to cost in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Project is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the management office of the Building a reproducible copy of the "as built" drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.
c.
Ownership of Alterations. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises by Tenant (including, but not limited to, all floor and wall coverings, cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods and walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits), shall be at the sole cost of Tenant and shall remain the property of Tenant during the Term, and upon expiration of earlier termination of this Lease, shall be and become the property of Landlord. Furthermore, Landlord may require (in a notice given concurrently with Landlord's grant of its consent to such Alterations or with respect to Permitted Alterations, within three (3) business days of Tenant's notice to Landlord of such Permitted Alterations) that Tenant remove any such Alterations, improvements, fixtures and/or equipment upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal. Notwithstanding anything above to the contrary, Landlord may not require Tenant to remove improvements which are consistent with typical tenant improvements for the Permitted Use; provided, however, in all cases Tenant shall be required to remove, and to restore the Premises or Project, as applicable, to their previous condition, the following Alterations installed by Tenant during the Term (and expressly excluding the initial Tenant Improvements): (a) any cafeteria, kitchens, vivarium, showers, restrooms, washrooms or similar facilities in the Premises that are not part of the Base Building, (b) any private/internal stairways in the Premises, as opposed to fire stairs (and Tenant shall be required to demolish and "cap" any such private/internal stairways at the expiration or earlier termination of this Lease), (c) any other items, improvements or fixtures which Tenant is expressly required to remove pursuant to the terms of this Lease, (d) any improvements or signage incorporating Tenant's name or logo, (e) safes and vaults, (f) raised flooring, and (g) any alteration, improvement or equipment not complying with Applicable Laws. Any Alterations or Improvements other than those consistent with typical tenant improvements for the Permitted Use or as numerated in (a) through (g) above, are "Specialty Alterations". If Tenant fails to complete such removal and/or to repair by the end of the Lease Term, Landlord may do so and may charge the cost thereof to Tenant. Notwithstanding any other provision of this Article 8 to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including the Tenant Improvements, without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion. Under no circumstance shall Landlord require Tenant to remove or restore (or pay for the removal or restoration of the Tenant Improvements constructed in accordance with the Work Letter to the extent the same are not Specialty Alterations; provided that Landlord agrees that the improvements shown on the Final Space Plan attached to this Lease are not Specialty Alterations.

d.
Wi-Fi Network. Without limiting the generality of the foregoing, if Tenant desires to install wireless intranet, Internet and communications network ("Wi-Fi Network") in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Section 8.4 (in addition to the other provisions of this Article 8). In the event Landlord consents to Tenant's installation of such Wi-Fi Network, Tenant shall, in accordance with Article 15 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or to other tenants at the Project or with any other tenant's communication equipment, and not to damage the Building or Project or interfere with the normal operation of the Building or Project, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorneys' fees) arising out of Tenant's failure to comply with the provisions of this Section 8.4, except to the extent same is caused by the gross negligence or willful misconduct of Landlord and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease). Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than five (5) calendar days following such occurrence to correct such interference. If such interference continues after such five (5) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord's satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and Project and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to the Building or Project, including without limitation, Building or Project systems or infrastructure, which are required by reason of the installation, operation or removal of Tenant's Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and confirm Tenant's compliance with the terms of this Section 8.4, Tenant shall reimburse Landlord for the reasonable, out-of-pocket costs incurred by Landlord in connection with Landlord's retention of such professionals, the research of such interference issues and confirmation of Tenant's compliance with the terms of this Section 8.4 within thirty (30) days after the date Landlord submits to Tenant an invoice for such costs. This reimbursement obligation is in addition to, and not in lieu of, any rights or remedies Landlord may have in the event of a breach or default by Tenant under this Lease.
9.

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant shall not cause or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant shall cause it to be immediately released and removed of record. If any such lien is not released and removed within ten (10) business days after notice of such lien is delivered by Landlord to Tenant, then Landlord may, at its option, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant within thirty (30) days after written demand. In the event that Tenant leases or finances the acquisition of equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a Uniform Commercial Code financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) business days after filing such financing statement, cause (a) a copy of the Lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord's ability to demonstrate that the lien of such financing statement is not applicable to Landlord's interest and (b) Tenant's lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises.

10.

INDEMNIFICATION AND INSURANCE
a.
Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises (unless caused by the gross negligence or willful misconduct of Landlord or any Landlord Party or Landlord's breach of this Lease and not covered by insurance required to be carried by Tenant under this Lease) and agrees that Landlord and the Landlord Parties shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant's installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises, but excluding any work performed in the Premises by Landlord or its agents), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, the Building and Project; provided, however, that the terms of the foregoing indemnity shall not apply to the gross negligence or willful misconduct of Landlord or any Landlord Party. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research or intellectual property, including loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, malfunctioning lab systems including any malfunction of the central plant systems, roof leaks or stoppages of lines). Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property as described above.
b.
Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.
c.
Tenant's Insurance. Tenant, at its expense, shall obtain and maintain in full force and effect the following insurance policies throughout the Term:
i.
Commercial General Liability (CGL) Insurance on an occurrence basis covering liability arising from premises operations, independent contractors, product-completed operations (but only if Tenant has products in the Premises), personal injury, advertising injury, bodily injury, death and/or property damage occurring in or about the Building, under which Tenant is insured and Landlord, Landlord's Agent and any lessors and any Mortgagees whose names have been furnished to Tenant are named as additional insureds (the "Insured Parties"). Such insurance shall provide primary coverage without contribution from any other insurance or self-insurance carried by or for the benefit of the Insured Parties, and such insurance shall include blanket broad-form contractual liability coverage. The minimum limits of liability applying exclusively to the Premises shall be a combined single limit with respect to each occurrence in an amount of not less than Five Million Dollars ($5,000,000.00). Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by landlords for Comparable Buildings. There shall be no deductible or self-insurance without the prior written consent of Landlord;

ii.
All-Risk Commercial Property Insurance insuring Tenant's movable fixtures and movable partitions, telephone and other equipment, computer systems, telecommunications, data and other cabling, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Building ("Tenant’s Property") and all initial improvements, Alterations and any other alterations, modifications or tenant improvements in the Premises, regardless of whether such initial improvements, Alterations, or other alterations, modifications or tenant improvements are installed by Landlord or Tenant ("Tenant-Insured Improvements"), for the full replacement cost thereof, having a deductible amount, if any, not in excess of Twenty-Five Thousand Dollars ($25,000.00) without the prior written consent of Landlord. Earthquake sprinkler leakage coverage insuring Tenant's Property and the Tenant-Insured Improvements with a limit as close to the full replacement cost of such property covered as is reasonably available shall be provided. The Insured Parties shall be included as loss payee(s) with respect to the Tenant-Insured Improvements;
iii.
Builder's Risk during the performance of any Alteration, until completion thereof, on an "All Risk" basis, including a permission to complete and occupy, and flood, including resulting water damage, endorsements, for full replacement cost covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises, or evidence of such coverage under the property insurance policies set forth in Section 10.3.2 above. The Insured Parties shall be named as additional insureds;
iv.
Workers' Compensation Benefits Insurance and Employer's Liability Insurance, with Worker's Compensation Benefits Insurance as required by law and Employer's Liability Insurance with a limit not less than One Million Dollars ($1,000,000.00) each accident for bodily injury by accident and One Million Dollars ($1,000,000.00) each employee for bodily injury by disease. A deductible or self-insured retention for such policy shall not exceed Twenty-Five Thousand Dollars ($25,000.00) without the prior written consent of Landlord;
v.
Business Interruption Insurance covering a minimum of one year of anticipated gross Rent;
vi.
Commercial Automobile Liability Insurance (if the Tenant is operating a fleet out of the leased Premises) covering any auto including owned, hired, and non-owned autos with a combined single limit with respect to each occurrence in an amount of not less than One Million Dollars ($1,000,000.00). The Commercial auto policy shall include contractual liability coverage. The Insured Parties shall be named as additional insureds;
vii.
Liquor Liability Insurance (if the Tenant's operation involves the selling or serving alcoholic beverages) coverage shall be maintained in an amount of at least Ten Million Dollars ($10,000,000.00) per loss, with an annual aggregate of at least Ten Million Dollars ($10,000,000.00). The Insured Parties shall be named as additional insureds;
viii.
Environmental Liability insurance (in a commercially reasonable form) with limits of coverage not less than Three Million Dollars ($3,000,000.00) combined per occurrence and in the aggregate insuring against any and all liability with respect to the Premises and all areas appurtenant thereto arising out of any death or injury to any person, damage or destruction of any property, other loss, cost or expense resulting from any release, spill, leak or other contamination of the Premises, or any other property surrounding the Premises attributable to the presence of Hazardous Materials. Upon Landlord's request, Tenant shall also obtain (at Tenant's sole cost and expense) environmental impairment liability insurance and environmental remediation liability insurance (in form and substance (including limits) acceptable to Landlord). If, at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligations to Landlord hereunder, whether or not then accrued, liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in form and substance reasonably acceptable to Landlord, as Landlord may from time to time reasonably request. Without limiting the generality of the foregoing, all such environmental liability insurance shall specifically insure the performance by Tenant of the indemnity provisions set forth in this Lease.
d.
Form of Policies.
i.
All insurance required to be carried by Tenant shall contain a provision that the Insured Parties receive thirty (30) days' prior written notice in advance of any termination or material change to the policies that would affect the interest of any of the Insured Parties and shall be effected under valid and enforceable policies issued by reputable insurers authorized to do business in the State of California and rated in AM Best's Insurance Guide, or any successor thereto as having an AM Best's Rating of "A" or better and a Financial Size Category of at least "X" or better, or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.
ii.
On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance that evidence insurance required to be covered by this Article 10, the waivers of subrogation required by Section 10.5 below, the Insured Parties are named as additional insureds/loss payees as required pursuant to this Article 10, and the commercial general liability is primary, non-contributory, and not excess of any other valid and collectible insurance. Evidence of each renewal or replacement policies shall be delivered by Tenant to Landlord at least ten (10) days after the expiration of the policies.
iii.
By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed a limitation on or transfer of Tenant's liability under the indemnities granted to Landlord in this contract.
iv.
Tenant may satisfy the limits of liability required herein with a combination of umbrella and/or excess policies of insurance where applicable, provided that such policies comply with all of the provisions hereof (including, without limitation, with respect to scope of coverage and naming of the Insured Parties as additional insureds).
e.
Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease; provided, however, that the foregoing waiver shall not apply to the extent of Tenant's or Landlord's obligation to pay deductibles under any such policies and this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors or invitees. The foregoing waiver by Tenant shall also inure to the benefit of Landlord's management agent for the Building.
f.
Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord but only to the extent generally required by other institutional landlords of Comparable Buildings.
g.
Landlord's Insurance. Landlord shall, as part of Operating Expenses, maintain liability and property insurance for the Project (as well as any other insurance desired by Landlord) in commercially reasonable amounts.
11.

DAMAGE AND DESTRUCTION
a.
Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building or Project serving or providing access to the Premises shall be damaged by fire or other casualty, within one hundred twenty (120) days of the damage, Landlord shall notify Tenant of the estimated date of completion of the repair ("Estimated Repair Completion Date"). Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project and/or the Building, or the lessor of a ground or underlying lease with respect to the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the costs of such repair of such tenant improvements and Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord therefor from Tenant's insurance carrier, as assigned by Tenant, the excess costs of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage, unless Tenant elects to terminate this Lease in accordance with (and pursuant to) the provisions of this Article. In connection with such repairs and replacements of any such tenant improvements and Alterations, Tenant shall, prior to Landlord's commencement of such improvement work, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's Share of Operating Expenses, Taxes and Utilities Costs to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.
b.
Landlord's Option to Repair. Notwithstanding Section 11.1 above to the contrary, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord becomes aware of such damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be substantially completed within two hundred forty (240) days after the date of such damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project and/or the Building or ground or underlying lessor with respect to the Project and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. In addition, if the Premises or the Building is destroyed or damaged to any substantial extent during the last year of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be discharged of all further obligations under this Lease, except for those obligations which expressly survive the expiration or earlier termination of the Lease Term. If Landlord elects to rebuild and/or restore the Premises, prior to Landlord commencing any restoration work, Tenant shall obtain from all applicable governmental authorities all licenses, permits, and approvals that may be required to permit Landlord to enter the Premises and/or to commence any restoration work therein, including with respect to Hazardous Materials (collectively referred to herein as "Restoration Clearances"). Notwithstanding any provision contained herein to the contrary, if the restoration work to be performed by Landlord is delayed as a result of any failure by Tenant to obtain any required Restoration Clearances, then any abatement of Rent provided under this Lease in connection with a fire or other casualty shall be tolled and suspended for the period of any such delay, and shall accrue only from and after the date on which Tenant obtains such Restoration Clearances.
c.
Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Project is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

d.
Tenant's Termination Rights Following Damage. Tenant, at any time after the damage until such rebuilding is completed, may terminate this Lease by delivering written notice to Landlord of such termination, in which event this Lease shall terminate as of the date of the giving of such notice, in the event (i) the Estimated Repair Completion Date is more than two hundred forty (240) days following the date of the casualty event, (ii) the damage occurs during the last nine (9) months of the Term, renders the Premises untenantable, Tenant does not actually use the Premises, and the damage cannot be repaired within thirty (30) days, or (iii) Landlord fails to restore the Premises (including reasonable means of access thereto) within a period which is two hundred forty (240) days from the date of the casualty (which two hundred forty (240) day period shall be deemed extended due to Force Majeure delays and/or delays caused by Tenant).
12.

CONDEMNATION
a.
Taking.
i.
Total Taking. If all or substantially all of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose (a "Taking"), this Lease shall terminate and the Term shall end as of the earlier of (i) the date possession is taken or (ii) the date of the vesting of title, and Rent shall be prorated and adjusted as of such date.
ii.
Partial Taking. Upon a Taking of only a part of the Real Property, the Building or the Premises then, except as hereinafter provided in this Article 12, this Lease shall continue in full force and effect, provided that from and after the earlier of (i) the date possession is taken or (ii) the date of the vesting of title, Base Rent and Tenant's Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such Taking.
iii.
Landlord's Termination Right. Whether or not the Premises are affected, Landlord may, by giving no less than ninety (90) days' prior written notice to Tenant, terminate this Lease upon a Taking of all or a portion of no less than fifty percent (50%) of the rentable square footage of the Building or the Premises.
iv.
Tenant's Termination Right. If the part of the Real Property so Taken contains more than twenty percent (20%) of the total area of the Premises occupied by Tenant immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within ninety (90) days following the date upon which Tenant is given notice of such Taking. If Tenant so notifies Landlord, this Lease shall end and expire upon the 90th day following the giving of such notice, effective as of the earlier of (i) the date possession is taken or (ii) the date of the vesting of title. If a part of the Premises shall be so Taken and this Lease is not terminated in accordance with this Section 12.1, Landlord, without being required to spend more than it collects as an award, shall, subject to the provisions of any mortgage or Superior Lease, restore that part of the Premises not so Taken to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, excluding Tenant's Property and any Tenant-Insured Improvements.
v.
Apportionment of Rent. Upon any termination of this Lease pursuant to the provisions of this Article 12, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.
b.
Awards. Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant's Alterations; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 12 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property or Tenant-Insured Improvements included in such Taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

c.
Temporary Taking. If all or any part of the Premises is Taken temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.
d.
Tenant's Waiver. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.
13.

COVENANT OF QUIET ENJOYMENT

Landlord covenants that, so long as no Event of Default by Tenant has occurred hereunder, Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

14.

ASSIGNMENT AND SUBLETTING
a.
Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, (v) a list of Hazardous Materials, certified by the proposed Transferee to be true and correct, that the proposed Transferee intends to use or store in the Premises, and (vi) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent (or any Transfer purported to be made pursuant to Section 14.8 that actually constitutes a Void Transfer, as defined below) shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Landlord shall respond to a Transfer Notice within thirty (30) days of its receipt of such Transfer Notice. Whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, Tenant shall pay to Landlord One Thousand Dollars ($1,000.00) to reimburse Landlord for its review and processing fees, and Tenant shall also reimburse Landlord for any reasonable legal fees incurred by Landlord in connection with Tenant's proposed Transfer, not to exceed Two Thousand Five Hundred Dollars ($2,500.00) per Transfer request. Any Transfer in contravention of this Article 14 shall be void and shall constitute an Event of Default. If, without Landlord's consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 14, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant's covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.

b.
Landlord's Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer on the terms specified in the Transfer Notice. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee jeopardizing directly or indirectly the status of Landlord or any of Landlord's affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the "Revenue Code"). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code (any Transfer described under clause (w) through (z), a "Void Transfer"). The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:
i.
The Transferee, in Landlord's commercially reasonable discretion, is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or Project;
ii.
The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;
iii.
The Transferee is either a governmental agency or instrumentality thereof;
iv.
The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;
v.
The Transferee is, in Landlord's commercially reasonable discretion, not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested; Landlord may condition its consent to a Transfer by requiring Tenant and/or the Transferee provide a security deposit, letter of credit, guaranty or other credit enhancement acceptable to Landlord in Landlord's sole (but good faith) discretion;
vi.
The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease;
vii.
The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or
viii.
Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 below), Tenant may within six (6) months after Landlord's consent, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 above, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

c.
Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), and (ii) any reasonable brokerage commissions and legal fees in connection with the Transfer (collectively, the "Subleasing Costs"). Transfer Premium shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.
d.
Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice pertaining to (i) a sublease which, when aggregated with any other space subleased by Tenant, exceeds sixty percent (60%) of the then total rentable square footage of the Premises, (ii) a sublease for a term expiring in the last twelve (12) months of the Lease Term or (iii) any assignment of this Lease to anyone other than an Affiliate Assignee, to recapture the Subject Space. Such recapture notice shall terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease is terminated with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the rentable square feet retained by Tenant in proportion to the rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 above.
e.
Effect of Transfer. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord; and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit. Each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease or which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month's rent, (D) bound to return such Transferee's security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the sublet space or the Real Property, or in any way to prepare the subleased space for occupancy, beyond Landlord's obligations under this Lease. The provisions of this Section 14.5 shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 14.
f.
Additional Transfers. For purposes of this Lease, the term "Transfer" shall also include: (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners or members, or transfer of more than fifty percent (50%) of the partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12)-month period.
g.
Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as "tenant," enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Lease Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If an Event of Default (as defined below) by Tenant occurs in its obligations to enter into such new lease for a period of ten (10) days after Landlord's request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder.
h.
Deemed Consent Transfers. If Tenant is a legal entity, the Transfer (by one or more Transfers), directly or indirectly, by operation of law or otherwise, of a majority of the stock or other beneficial ownership interest in Tenant (collectively, "Ownership Interests") or of all or substantially all of the assets of Tenant shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article 14 shall not apply to any transfer of stock that is publicly traded on a nationally recognized stock exchange. For purposes of this Article the term "transfers" shall be deemed to include (x) the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the Effective Date (y) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of Tenant's net assets, and (z) except as provided below, the sale or transfer of all or substantially all of the assets of Tenant in one or more transactions or the merger, consolidation or conversion of Tenant into or with another business entity. The provisions of Section 14.1 shall not apply to any Transfer or other transactions with a business entity into or with which Tenant is merged, consolidated or converted or to which all or substantially all of Tenant's Ownership Interests or assets are transferred (each, a "Permitted Transfer") so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has a market capitalization at least equal to or greater than that of Tenant as of the Effective Date and has a tangible net worth computed in accordance with generally accepted accounting principles consistently applied (and excluding goodwill, organization costs and other intangible assets) no less than $100,000,000.00, (iii) Tenant notifies Landlord at least thirty (30) days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth above (unless such notice is prohibited by applicable Requirements or a valid non-disclosure agreement, in which event Tenant shall provide Landlord with such notice and documentation within a reasonable time after Tenant is lawfully permitted to make such disclosure, which may be after the Transfer), (iv) any such transfer shall be subject and subordinate to all of the terms and provisions of this Lease, and the transferee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such transfer, all the obligations of Tenant under this Lease, (v) Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease, and (vi) such transfer does not cause Landlord to be in default under any existing lease at the Real Property, previously provided to Tenant. An assignee of Original Tenant's entire interest in this Lease pursuant to a Permitted Transfer is referred to herein as a "Permitted Transferee". Tenant may also, upon prior notice to Landlord (unless such notice is prohibited by applicable Requirements or a valid non-disclosure agreement, in which event Tenant shall provide Landlord with such notice and documentation within a reasonable time after Tenant is lawfully permitted to make such disclosure, which may be after the Transfer), assign this Lease or sublet all or part of the Premises to any business entity which controls, is controlled by, or is under common control with the original Tenant (a "Related Entity") for so long as such entity remains a Related Entity. Such sublease shall not be deemed to vest in any such Related Entity any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty percent (50%) of all of the Ownership Interests of such corporation or other business entity. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord's consent pursuant to this Section 14.8 if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenant's interest in this Lease in a transaction approved by Landlord, or if an Event of Default by Tenant exists under this Lease.
i.
Special Transferees. Tenant shall be permitted, upon prior written notice to Landlord (without otherwise triggering the provisions of this Article 14) to enter into any license/use agreement for Tenant's customers in connection with Tenant's vivarium or contract research organization ("CRO") business for a term no longer than twelve (12) months, and such licensees shall not be deemed a Transfer under this Article 14; provided that (a) Tenant shall give Landlord prior written notice of any such license/use agreement (including the names and addresses of the licensees/users) and promptly supply Landlord with evidence of the applicable certificates of insurance covering such licenses/user's use of the Premises, (b) Tenant shall not be permitted to separately demise any such space nor shall such licensees/users be permitted to maintain a separate reception area in the Premises, (c) Landlord shall have the right to reasonably approve the form of license agreement including Landlord's reasonable approval of such licensee's indemnity and insurance obligations under such license and (d) the space used by such licensees/users shall not exceed 5,000 rentable square feet in the aggregate.
j.
Public Company. For so long as Tenant's stock is traded on a nationally or internationally-recognized public exchange, no transfer, issuance, split, buy-back or any other transfer of Tenant's stock shall be deemed a "Transfer" hereunder.
15.

SURRENDER; OWNERSHIP AND REMOVAL OF PERSONAL PROPERTY
a.
Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

b.
Decommissioning.
i.
A "Surrender Plan" shall mean a reasonably detailed plan and narrative description, prepared by a qualified independent certified industrial hygienist engaged by Tenant and reasonably acceptable to Landlord (the "Hygienist"), which describes and outlines in reasonable detail the actions proposed to be undertaken by Tenant in connection with the yield-up and surrender of the Premises, as required to cause the Premises to be free of Hazardous Materials and otherwise released for a successor tenant's use and occupancy immediately after the expiration or earlier termination of this Lease, including such actions as may be necessary to cause the Premises to be decommissioned in accordance with applicable Requirements. Without limitation, the Surrender Plan shall address the cleaning and removal of all Hazardous Materials from all floors, walls, ceilings, counters, piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises, if deemed necessary by the Hygienist in its professional judgment. The Surrender Plan shall be prepared such that, following its implementation, the Premises and all exhaust and other duct work in the Premises may be reused by a subsequent tenant or disposed of in conformance with all applicable Requirements without incurring material additional costs or expenses on account of any of Tenant's Hazardous Materials, or undertaking unusual or special procedures for demolition, disposal, investigation, assessment, cleaning or removal of Tenant's Hazardous Materials, or requiring notices to or filings with any governmental authorities in connection with such Hazardous Materials. The Surrender Plan (i) shall be accompanied by a current list of (A) all local, state and federal licenses, registrations, permits and approvals held by or on behalf of Tenant or any Tenant Party with respect to Hazardous Materials in, on, under, at or about the Premises, and (B) an updated schedule identifying all of Tenant's Hazardous Materials. The Surrender Plan shall be subject to the review and approval of Landlord and Landlord's environmental consultant in all respects, provided that Landlord will not unreasonably withhold its approval absent manifest error.
ii.
Tenant shall prepare and deliver the proposed Surrender Plan to Landlord for its review and approval not later than sixty (60) days prior to the Lease Expiration Date (or, if applicable, within ten (10) business days after any earlier termination of the Term of this Lease). If Landlord or Landlord's consultant shall request any reasonable or customary revisions to the proposed Surrender Plan, then Tenant shall revise the proposed Surrender Plan and resubmit the proposed Surrender Plan to Landlord for its approval.
iii.
On or before the Lease Expiration Date (or within thirty (30) days after any earlier termination of the Term of this Lease), Tenant shall implement the approved Surrender Plan using a contractor approved by Landlord (such approval not to be unreasonably withheld). In connection therewith, Tenant shall, at its sole costs and expense, (i) clean and decommission all interior surfaces of the Premises (including floors, walls, ceilings, and counters), and all piping, supply lines, waste lines, acid neutralization systems and plumbing in and/or exclusively serving the Premises, and all exhausts or other ductwork located in and/or exclusively serving the Premises, in each case to the extent required to remove and remediate any of Tenant's Hazardous Materials or other chemical or biological materials used in the operation of the Premises, (ii) perform or cause to be performed all other actions described in the approved Surrender Plan, and (iii) deliver to Landlord a report prepared by the Hygienist, confirming that the Premises do not contain any Hazardous Materials and that all of the work contemplated by the approved Surrender Plan has been satisfactorily completed (the "Decommissioning Closure Report"). Without limitation, the Decommissioning Closure Report shall also include reasonable detail concerning the clean-up measures taken by Tenant, the clean-up locations, the tests performed by Tenant, and the analytic results. Landlord may elect, subject to reimbursement by Tenant, to cause Landlord's environmental consultant to inspect the Premises and to perform such additional testing and reviews as may be reasonably necessary to confirm that the Premises are, as of the expiration of the Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Tenant's Hazardous Materials and otherwise available for such use and occupancy as aforesaid. Landlord may elect to deliver the Surrender Plan, the Decommissioning Closure Report and any report by Landlord's environmental consultant with respect to the surrender of the Premises to third parties and such third parties shall be entitled to rely on the Decommissioning Closure Report.
iv.
If (i) Tenant fails to prepare timely an acceptable Surrender Plan, or (ii) Tenant fails to submit timely an acceptable Decommissioning Closure Report based on the Surrender Plan approved by Landlord, or (iii) Tenant fails to complete all of the actions contemplated by the approved Surrender Plan, then in any such event Landlord may elect to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises are surrendered free and clear of Tenant's Hazardous Materials and in the condition required hereunder (the "Landlord Remediation Actions"). Tenant shall reimburse Landlord, as Additional Rent, for all commercially reasonable costs and expenses incurred by Landlord in connection with any such Landlord Remediation Actions. Without limitation, if Tenant remains in possession of the Premises after the Lease Expiration Date or the earlier termination of the Term of this Lease, then the foregoing shall not limit, restrict or prohibit Landlord from exercising any and all available rights and remedies available to Landlord at law or in equity to regain possession of the Premises, including, but not limited to, prosecuting a summary process proceeding; provided, however, whether or not Tenant remains in the Premises after the Term (or the earlier termination of this Lease) or has vacated the Premises by the Lease Expiration Date (or the earlier termination of this Lease), for with respect to each month or portion thereof during the period of time commencing on the Lease Expiration Date (or earlier termination of this Lease) until the earlier of (i) the date on which Landlord elects to take any such Landlord’s Remediation Actions (which election shall be made within thirty (30) days following the Lease Expiration Date), and (ii) the date on which Tenant completes all of the actions contemplated by the Surrender Plan and delivers the Decommissioning Closure Report (in the form required hereunder) to Landlord, Tenant shall pay to Landlord a fee equal to (A) 125% of the monthly Base Rent payable under this Lease immediately prior to such termination for the first (1st) month of such period and 150% thereafter, plus (B) Tenant’s Tax Payment, Tenant’s Share of Operating Expenses, and Tenant’s insurance payment attributable to such period of time. If Tenant vacates the Premises prior to completing all of the actions contemplated by the Surrender Plan and to delivering the Decommissioning Closure Report, then unless and until Landlord elects to take Landlord Remediation Actions, Landlord will provide Tenant with reasonable access to the Premises as required to implement the Surrender Plan.
16.

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate (a) for the first (1st) month of any holding over, equal to one hundred twenty-five percent (125%), and (b) thereafter, equal to one hundred fifty percent (150%), of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability of Landlord to any successor tenant resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom for any holding over lasting longer than thirty (30) days.

17.

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form as may be required by any prospective mortgagee or purchaser of the Project (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or Landlord's prospective mortgagees. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Failure by Tenant to so deliver such estoppel certificate shall be a material default of the provisions of this Lease. In addition, Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, including attorneys' fees, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such estoppel certificate. Upon request from time to time, Tenant agrees to provide to Landlord, within ten (10) business days after Landlord's delivery of written request therefor, the most recent financial statements for Tenant, dated no earlier than one (1) year prior to such written request, certified as accurate by Tenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor's statement; provided, however, that such financial statement requirement shall not apply if and for so long as Tenant is a publicly traded company.

18.

SUBORDINATION
a.
Subordination and Attornment.
i.
This Lease is subject and subordinate to (i) all present and future ground leases or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof (collectively, the "Superior Leases") and (ii) to the lien of any mortgages or trust deeds, now or hereafter in force against the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds (collectively, "Mortgages"), unless the mortgagees, trustees and/or holders of such Mortgages (collectively, "Mortgagees"), or the lessors under such Superior Leases ("Superior Lessors"), require in writing that this Lease be superior thereto. With respect to any future Superior Leases and Mortgages, Landlord agrees to use commercially reasonable efforts to provide Tenant with a commercially reasonable non-disturbance agreement from the Superior Lessors/Mortgagees of such Superior Leases and Mortgages and Landlord's failure to do so shall render this Lease superior to any such future Mortgage and/or Superior Lease. Tenant agrees to use commercially reasonable efforts to cooperate with Landlord and any such Superior Lessors/Mortgagees in negotiating such non-disturbance agreement. Within sixty (60) days after the execution of this Lease, Landlord shall obtain a non-disturbance agreement from the holder of the existing deed of trust encumbering the Building in the form attached hereto as Exhibit I.
ii.
Subject to Section 18.1.1 above, if a successor landlord (whether Mortgagee, its nominee or designee, any purchaser at a foreclosure sale, or such other person, or such person's successors or assigns, or designee, together with the successors and assigns of such successor landlord ("Successor Landlord") shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then Tenant shall attorn to and recognize such Successor Landlord as Landlord under this Lease. Subject to Section 18.1.1 above, the provisions of this Section 18.1 are self‑operative and require no further instruments to give effect hereto; provided, however, Tenant shall, within ten (10) business days of request, execute and delivery any commercially reasonable instrument that such Successor Landlord may reasonably request (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant's tenancy, and (iii) containing such other terms and conditions as may be required by such Successor Landlord, provided such instrument does not increase the Rent, materially increase Tenant's other obligations or materially and adversely affect Tenant's rights under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease, except that such Successor Landlord shall not be:
a.
liable for any act or omission of any prior landlord (including, without limitation, the then defaulting Landlord);
b.
subject to any abatement, defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord);
c.
obligated to cure any defaults of any prior landlord (including, without limitation, Landlord) which occurred, or to make any payment to Tenant which was required to be paid by any prior landlord (including, without limitation, Landlord), prior to the date of attornment, except defaults in the ongoing maintenance and repair obligations of Landlord under this Lease; provided that, in each case, Mortgagee (and Successor Landlord, as applicable) has received prior written notice and opportunity to cure such default;

d.
bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under this Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), unless actually received by such Successor Landlord;
e.
bound by any obligation to make any payment to Tenant which was required to be made prior to on the date on which such succession occurs;
f.
liable, responsible or accountable for any monies deposited with any prior Landlord (including security deposits), whether or not still held by such prior landlord, except to the extent such monies are actually received by Mortgagee or such Successor Landlord (as applicable) for its own account as the landlord under this Lease as security for the performance of Tenant's obligations under this Lease (which deposit shall, nonetheless, be held subject to the provisions of this Lease); or
g.
bound by any surrender, termination, amendment or modification of this Lease made without the consent of Mortgagee or such Successor Landlord.

Tenant shall, within ten (10) business days of request from Landlord, execute and deliver any commercially reasonable documents or instruments that may be reasonably required by any Mortgagee or lessor to confirm any subordination (or, if requested by any Mortgagee or Superior Lessor, priority).

b.
Tenant's Termination Right. As long as any Superior Lease or mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Superior Lessors and/or Mortgagees, and (b) a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Superior Lessors and/or Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or omission. If any Superior Lessor or Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Superior Lessor or Mortgagee is proceeding with reasonable diligence to effect such remedy.
c.
Provisions. The provisions of this Article 18 shall (a) inure to the benefit of Landlord, any future owner of the Building or the Real Property, any Superior Lessor (or sublessor thereof), and any Mortgagee and (b) apply, notwithstanding as a matter of law, that this Lease may terminate upon the foreclosure of any such Superior Lease or mortgage.
19.

TENANT'S DEFAULTS; LANDLORD'S REMEDIES
a.
Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent (except as expressly set forth in this Lease). The occurrence of any of the following shall constitute an "Event of Default" by Tenant under this Lease:
i.
Any failure by Tenant to pay any Rent, Additional Rent or any other charge required to be paid under this Lease, or any part thereof when due and such failure continues for three (3) business days after Tenant's receipt of written notice from Landlord; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or
ii.
Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant (other than the payment of Rent or Additional Rent) where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, no Event of Default by Tenant shall be deemed to have occurred if Tenant diligently commences such cure within such period and thereafter diligently and continuously proceeds to rectify and cure said default as soon as possible; or
iii.
Abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for ten (10) business days or longer while an Event of Default by Tenant exists under any other provision of this Lease; or
iv.
Tenant makes an assignment for the benefit of creditors; or
v.
A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant's assets; or
vi.
Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, (the "Bankruptcy Code") or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code; or
vii.
Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days; or
viii.
Tenant fails to deliver an estoppel certificate in accordance with Article 17, and such failure continues for three (3) business days after Tenant's receipt of written notice from Landlord; or
ix.
Tenant's interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.
b.
Landlord's Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
i.
Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:
a.
the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
b.
the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
c.
the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
d.
any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; plus
e.
at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.6 above. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

ii.
Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
iii.
If Tenant defaults in the performance of its obligations under this Lease, Landlord, without waiving such default, may perform such obligations at Tenant's expense: (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any Requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after ten (10) days from the date Landlord gives notice of Landlord's intention to perform the defaulted obligation. All costs and expenses incurred by Landlord in connection with any such performance by it and all costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord or in which Landlord is a party to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises or as a result of any default by Tenant under this Lease, shall be paid by Tenant to Landlord on demand, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease, are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease, are attributable directly to Tenant's use and occupancy of the Premises or presence at the Building, or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord within ten (10) business days after receipt of Landlord's invoice for such amount.
c.
Payment by Tenant. Tenant shall pay to Landlord, within ten (10) business days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures reasonably made and obligations reasonably incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant's obligations under this Section 19.2.3 shall survive the expiration or sooner termination of the Lease Term.
d.
Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. If Landlord elects to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
e.
Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an Event of Default by Tenant shall not be deemed or construed to constitute a waiver of such Event of Default. The acceptance of any Rent hereunder by Landlord following the occurrence of any Event of Default, whether or not known to Landlord, shall not be deemed a waiver of any such Event of Default, except only an Event of Default in the payment of the Rent so accepted.

f.
Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession. If Tenant abandons the Premises or if Landlord elects to reenter or takes possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by Requirements, and until Landlord elects to terminate this Lease, Landlord may, from time to time, without terminating this Lease, recover all Rent as it becomes due pursuant to Section 19.2.3 and/or relet the Premises or any part thereof for the account of and on behalf of Tenant, on any terms, for any term (whether or not longer than the Term), and at any rental as Landlord in its reasonable discretion may deem advisable, and Landlord may make any improvement to the Premises in connection therewith. Tenant hereby irrevocably constitutes and appoints Landlord as its attorney-in-fact, which appointment shall be deemed coupled with an interest and shall be irrevocable, for purposes of reletting the Premises pursuant to the immediately preceding sentence. If Landlord elects to so relet the Premises on behalf of Tenant, then rentals received by Landlord from such reletting shall be applied:
a.
First, to reimburse Landlord for the costs and expenses of such reletting (including costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and, if Landlord maintains and operates the Premises, the costs thereof) and necessary or reasonable improvement.
b.
Second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder.
c.
Third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable.

Should the rentals received from such reletting, when applied in the manner and order indicated above, at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord, and if Tenant does not pay such deficiency within five (5) days of delivery of notice thereof to Tenant, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder or under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related Requirements.

g.
Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other applicable Requirements, proposes to cure any Event of Default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) an Event of Default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant's obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:
a.
Those acts specified in the Bankruptcy Code or other applicable Requirements as included within the meaning of "adequate assurance," even if this Lease does not concern a shopping center or other facility described in such Requirements;
b.
A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;
c.
A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or
d.
The assumption or assignment of all of Tenant's interest and obligations under this Lease.
h.
Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this

Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as "tenant," enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Lease Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of ten (10) days after Landlord's request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder.
i.
General; Other Rights of Landlord.
i.
All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord's right to exercise any other right or remedy including any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related Requirements.
ii.
If, after Tenant's abandonment of the Premises, Tenant leaves behind any of Tenant's Property, then Landlord shall store such Tenant's Property at a warehouse or any other location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant's payment of such charges, together with moving and other costs relating thereto and all other sums due and owing under this Lease. If Tenant does not reclaim such Tenant's Property within the period permitted by law, Landlord may sell such Tenant's Property in accordance with law and apply the proceeds of such sale to any sums due and owing hereunder, or retain said Property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such Property.
iii.
To the extent permitted by law, Tenant hereby waives all provisions of, and protections under, any Requirement to the extent same are inconsistent and in conflict with specific terms and provisions hereof.
iv.
If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of an Event of Default by Tenant in the payment of Base Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord for such items for more than five (5) days after notice from Landlord to Tenant demanding the payment of such arrears.
20.

LETTER OF CREDIT
a.
Form of Letter of Credit; Letter of Credit Amount. Within five (5) business days following Tenant's execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any breach or default by Tenant under this Lease, an irrevocable and unconditional negotiable standby letter of credit (the "Letter of Credit"), in the form attached hereto as Exhibit H and containing the terms required herein, payable in the City of San Diego, California, running in favor of Landlord and issued by a solvent, nationally recognized bank with a long term rating of A or higher (by Standard & Poor's) or a long term rating of A2 or higher (by Moody's), under the supervision of the Superintendent of Banks of the State of California, or a national banking association, in the amount of Eight Hundred Fifteen Thousand Eight Hundred Fifty-Six Dollars ($815,856.00) (the "Letter of Credit Amount"); such Letter of Credit Amount is subject to reduction as provided in Section 20.6 below. Tenant’s failure to so deliver the Letter of Credit shall constitute an incurable Event of Default. The Letter of Credit shall (i) be "callable" at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period from the Commencement Date and continuing until the date (the "LC Expiration Date") that is sixty (60) days after the expiration of the Term (as the same may be extended), and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590. If Tenant exercises its option to extend the Term pursuant to Rider No.1 then, not later than thirty (30) days prior to the commencement of the Renewal Term, Tenant shall deliver to Landlord a new Letter of Credit or certificate of renewal or extension evidencing the LC Expiration Date as sixty (60) days after the expiration of the Renewal Term. The form and terms of the Letter of Credit and the bank issuing the same (the "Bank") shall be acceptable to Landlord, in Landlord's commercially reasonable discretion; provided, however, that Landlord hereby approves Silicon Valley Bank as the Bank. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (1) such amount is due to Landlord following an Event of Default under the terms and conditions of this Lease, or (2) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code, or (3) an involuntary petition has been filed against Tenant under the U.S. Bankruptcy Code or any state bankruptcy code, or (4) the Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the LC Expiration Date or (5) the long term rating of the Bank has been downgraded to BBB or lower (by Standard & Poor's) or Baa2 or lower (by Moody's) and Tenant has failed to deliver a new Letter of Credit from a bank approved by Landlord with a long term rating of A or higher (by Standard & Poor's) or A2 or higher (by Moody's) and otherwise meeting the requirements set forth in this Article 20 within thirty (30) days following notice from Landlord. The Letter of Credit will be honored by the Bank regardless of whether Tenant disputes Landlord's right to draw upon the Letter of Credit.
b.
Transfer of Letter of Credit by Landlord. The Letter of Credit shall also provide that Landlord, its successors and assigns, may, at any time without first obtaining Tenant's consent thereto (but with reasonable written notice to Tenant, which may occur after such transfer), transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and thereupon Landlord, without any further agreement between the parties, shall be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at no material cost to Tenant, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith.
c.
Maintenance of Letter of Credit by Tenant. If, as a result of any drawing by Landlord on the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 20, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Article 19 of this Lease, the same shall constitute an incurable Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the LC Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its commercially reasonable discretion. However, if the Letter of Credit is not timely renewed, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Article 20, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Article 20, and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due (following all applicable notice and cure periods) and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord's other assets, provided that Landlord agrees to pay to Tenant within thirty (30) days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
d.
Landlord's Right to Draw Upon Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any breach or default on the part of Tenant under this Lease. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the Letter of Credit, in part or in whole, to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's breach or default. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw upon the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (a) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the Letter of Credit, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.
e.
Letter of Credit Not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
f.
Reduction of Letter of Credit Amount. Provided that the "L-C Reduction Condition" (as defined below) is then satisfied, the Letter of Credit Amount shall automatically be reduced upon the "Reduction Date" (as defined below), by the "L-C Reduction Amount"; provided, however, the Letter of Credit Amount shall never be less than Four Hundred Seven Thousand Nine Hundred Twenty‑Eight Dollars ($407,928.00). The "Reduction Date" shall mean the last day of the fifty-fourth (54th) monthly anniversary of the Lease Commencement Date. The "L-C Reduction Amount" shall mean Four Hundred Seven Thousand Nine Hundred Twenty‑Eight Dollars ($407,928.00). Following the satisfaction of the L-C Reduction Condition, all references in this Lease to the Letter of Credit Amount shall be deemed to be references to an amount equal to Four Hundred Seven Thousand Nine Hundred Twenty‑Eight Dollars ($407,928.00). The reduction of the Letter of Credit Amount shall be effectuated by Tenant's delivery to

Landlord of a certificate of amendment to the existing Letter of Credit ("L-C Reduction Amendment"), conforming in all respects to the requirements of this Article 20, in the amount of the applicable reduced Letter of Credit Amount; provided that Tenant's failure to provide the L-C Reduction Amendment to Landlord shall not make any provisions of this Section inoperable nor waive any of Tenant's rights under this Section 20.6. If the L-C Reduction Condition is satisfied, then Landlord shall, at no cost to Landlord, reasonably cooperate with Tenant in order to effectuate such reduction. "L-C Reduction Condition" shall mean that Tenant has achieved a market capitalization equal to or greater than Two Billion Five Hundred Million Dollars ($2,500,000,000.00) and Tenant is not, as of the Reduction Date, then in default under this Lease beyond any applicable notice and cure periods. If the L-C Reduction Condition is not satisfied as of the Reduction Date, then such Letter of Credit Amount reduction may take place upon the subsequent satisfaction of the L-C Reduction Condition.
21.

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than (i) correcting violations existing as of the Lease Commencement Date, (ii) making of structural changes or changes to the Building's systems or Common Areas (collectively the "Excluded Changes"); provided, however, to the extent such Excluded Changes are required due to or triggered by Tenant's improvements or alterations to (other than the Tenant Improvements) and/or specific manner of use of the Premises following Substantial Completion of the Tenant Improvements, Tenant shall perform such work, at Tenant's cost and expense. Landlord will use commercially reasonable efforts to minimize unreasonable interference with Tenant's use of the Premises in connection with any such work performed by Landlord. In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

22.

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice (of not less than one (1) business day, except in case of an emergency where no notice shall be required) to Tenant to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees, ground lessors or, during the last nine (9) months of the Term, to tenants; (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable Requirements, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. In exercising its rights under this Article, Landlord will use commercially reasonable efforts to minimize unreasonable interference with Tenant's use of the Premises. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

23.

PARKING

Throughout the Lease Term, Tenant shall have the right to use, on a "first-come, first-serve" basis, in common with other tenants of the Building and free of parking charges, the number of reserved and unreserved parking spaces set forth in Section 12 of the Summary. Tenant's unreserved parking spaces shall be located in the Parking Facility servicing the Building as shall be designated by Landlord from time to time for unreserved parking for the tenants of the Building. Tenant's continued right to use the parking spaces is conditioned upon (i) Tenant abiding by (A) the Parking Rules and Regulations which are in effect on the Effective Date, as set forth in the attached Exhibit E and all reasonable modifications and additions thereto which are prescribed from time to time for the orderly operation and use of the Parking Facility by Landlord, and/or Landlord's Parking Operator (as defined below), and (B) all recorded covenants, conditions and restrictions affecting the Building, and (ii) upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with the Parking Rules and Regulations (and all such reasonable modifications and additions thereto, as the case may be), any such other rules and regulations and covenants, conditions and restrictions. Tenant's right to use parking spaces shall not be permanently reduced below the parking allocation set forth in Section 12 of the Summary, Landlord (and/or any other owners of the Project) specifically reserve the right to change the size, configuration, design, layout, location and all other aspects of the Parking Facility (including without limitation, implementing paid visitor parking and a valet system), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time temporarily close-off or restrict access to the Parking Facility, for repair work or alterations and improvements. Landlord may delegate its responsibilities hereunder to a parking operator (the "Parking Operator") in which case the Parking Operator shall have all the rights of control attributed hereby to Landlord. Any parking tax or other charges imposed by governmental authorities in connection with the use of such parking shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges within thirty (30) days after Landlord's written demand therefor. As of the date hereof, there are no parking taxes imposed by any governmental authorities pertaining to the Project. The parking rights provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant's personnel and visitors (and the users described in Section 14.9 above) and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval, except in connection with an assignment of this Lease or sublease of the Premises made in accordance with Article 14 above. All visitor parking by Tenant's visitors shall be subject to availability, as reasonably determined by Landlord (and/or the Parking Operator, as the case may be), parking in such visitor parking areas as may be designated by Landlord (and/or the Parking Operator from time to time. Tenant shall also have the right, in common with other tenants of the Project, to use the five (5) visitor parking spaces in front of the Building for parking by Tenant's visitors to the Premises.

24.

MISCELLANEOUS PROVISIONS
a.
Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.
b.
Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.
c.
No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.
d.
Modification of Lease. If any current or prospective mortgagee or ground lessor for the Project requires modifications to this Lease, which modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) business days following the request therefor. If Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant shall execute such short form of Lease and to deliver the same to Landlord within ten (10) business days following the request therefor.
e.
Transfer of Landlord's Interest. Landlord has the right to transfer all or any portion of its interest in the Project, the Building and/or in this Lease, and upon any such transfer of its entire interest in the Project, Landlord shall automatically be released from all liability accruing under this Lease after the date of such transfer and Tenant shall look solely to such transferee for the performance of Landlord's obligations arising hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Project and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Landlord may also assign its interest in this Lease to a mortgage lender as additional security but such assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder. Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord's obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, member, director, officer, employee or agent of Landlord or any of Landlord's affiliates. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.
f.
Prohibition Against Recording. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.
g.
Landlord's Title; Air Rights. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.
h.
Tenant's Signage.
i.
Interior Signage Tenant shall be entitled, at Landlord's sole cost and expense, to one (1) Building-standard identification sign on or near the entry doors of the Premises on which the Premises are located and Building-standard lobby directory identification. Such signage shall be installed by Landlord at its initial cost and expense (and not a part of Operating Expenses). The location, quality, design, style, lighting and size of such signs shall be consistent with the Landlord's Building-standard signage program.
ii.
Prohibited Signage and Other Items. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its reasonable discretion.

iii.
Tenant's Exterior Signage. In addition to the signage rights expressly set forth above in this Article 24, Tenant, at Tenant's sole cost and expense, shall be entitled to install, at Tenant's sole cost, (i) one (1) non-exclusive Building-top sign in a location on the Building facing Vista Sorrento Parkway identifying Tenant's name or logo and (ii) one (1) name slot on the existing monument sign serving the Building (collectively, the "Tenant's Signage"). The general location of Tenant's Building‑top signage is more particularly described on Exhibit H.
iv.
Specifications and Permits. The Tenant's Signage shall set forth Tenant's name and/or logo as determined by Tenant in its sole discretion, but subject to Landlord's reasonable approval, and in no event shall the Tenant's Signage include an "Objectionable Name," as that term is defined below. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of the Tenant's Signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project and Landlord's Building standard signage specifications. In addition, the Tenant's Signage shall be subject to Tenant's receipt of all necessary governmental or quasi-governmental approvals and permits (collectively, "Governmental Approvals") from the City of San Diego and shall be subject to all Requirements and the CC&Rs (as the same may be modified). Landlord shall use commercially reasonable efforts, at no cost to Landlord, to assist Tenant in obtaining all necessary Governmental Approvals for the Tenant's Signage. Tenant hereby acknowledges that Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary Governmental Approvals for the Tenant's Signage. In the event Tenant does not receive the necessary Governmental Approvals for the Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining terms, covenants and conditions of this Lease shall be unaffected.
v.
Objectionable Name. To the extent the Original Tenant or a Permitted Transferee Assignee desires to change the name and/or logo set forth on the Tenant's Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "Objectionable Name"). Notwithstanding the foregoing, under no circumstance shall "Janux Therapeutics", "JANX" or any similar derivation thereof be considered an Objectionable Name.
vi.
Termination of Right to Tenant's Signage. Tenant's Signage rights granted to Tenant under this Section 24.8 are personal to the Original Tenant or a Permitted Transferee and may not be exercised or used by or assigned to any other person or entity (but any name change to reflect such Permitted Transferee or a name change by Tenant shall be subject to Landlord's reasonable approval and shall be granted so long as such name is not, in Landlord's reasonable good faith discretion, an Objectionable Name). In addition, Original Tenant or a Permitted Transferee shall no longer have any right to Tenant's Exterior Signage (and shall permanently lose the right to such signage) if at any time during the Lease Term the Original Tenant or a Permitted Transferee does not lease and occupy at least seventy-five percent (75%) of the Premises. In such event, Landlord shall have the right to remove Tenant's Signage upon no less than thirty (30) days' prior written notice to Tenant.
vii.
Cost and Maintenance; Change and Replacement. The actual costs of the Tenant's Signage and the installation, design, construction and any and all other costs associated with the Tenant's Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs (as opposed to general exterior building or roof maintenance), shall be the sole responsibility of Tenant. Should the Tenant's Signage require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant (except as set forth below) shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days' prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the actual, reasonable cost of such work. Subject to Tenant's agreement to comply with the terms of this Section 24.8 and Landlord's reasonable approval, Tenant shall be permitted to change and/or replace the Tenant's Signage periodically in Tenant's reasonable discretion. Upon the expiration or earlier termination of this Lease or upon any earlier termination of Tenant's rights to the Tenant's Signage as set forth herein, Tenant shall, at Tenant's sole cost and expense, cause the Tenant's Signage to be removed and shall repair any damage caused by such removal. If Tenant fails to timely remove the Tenant's Signage or to restore the areas in which such the Tenant's Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all actual, reasonable costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor. The terms and conditions of this Section 24.8.7 shall survive the expiration or earlier termination of the Lease.
i.
Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.
j.
Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
k.
Time of Essence. Time is of the essence of this Lease and each of its provisions.
l.
Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.
m.
No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not expressly set forth in this Lease or in one or more of the Exhibits attached hereto.
n.
Limitation on Liability. The liability of Landlord for Landlord's obligations under this Lease and any other documents executed by Landlord and Tenant in connection with this Lease (collectively, the "Lease Documents") shall be limited to Landlord's interest in the Project and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the "Landlord Parties") in seeking either to enforce Landlord's obligations under the Lease Documents or to satisfy a judgment for Landlord's failure to perform such obligations; and none of the Landlord Parties shall be personally liable for the performance of Landlord's obligations under the Lease Documents.
o.
Entire Agreement. There are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.
p.
Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building, the Other Existing Buildings and/or in any other building and/or any other portion of the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building, the Other Existing Buildings or Project.
q.
Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, pandemics (including COVID-19 and variants thereof) inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions or inactions (including delays in obtaining any permits or other governmental approvals), civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except with respect to Tenant's obligations under the Tenant Work Letter (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.
r.
Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.
s.
Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested, (B) delivered by a nationally recognized overnight courier, or (C) delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 24.19, the date overnight courier delivery is made or upon the date personal delivery is made or rejected. If Tenant is notified of the identity and address of Landlord's mortgagee or ground lessor, Tenant shall give to such mortgagee or ground lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.
t.
Joint and Several. If there is more than one person or entity executing this Lease as Tenant, the obligations imposed upon such persons and entities under this Lease are and shall be joint and several.
u.
Patriot Act. As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor, to its knowledge, is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC") pursuant to Executive Order 13224, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law No. 107-56, 115 Stat. 272), as the same may be amended, modified or supplemented from time-to- time, or any similar Executive Order of the President of the United States as a terrorist, "Specially Designated National and Blocked Person", or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a "Prohibited Person"); (ii) Tenant is not (nor, to its knowledge, is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor, to its knowledge, any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution or funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be an Event of Default, and (y) the representations and warranties contained in this Section 24.21 shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.
v.
Jury Trial; Attorneys' Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.
w.
Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Project is located.
x.
Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.
y.
Brokers. Landlord and Tenant each hereby represents and warrants to the other party that it (i) has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (collectively, the "Brokers"), and (ii) knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent in connection with this Lease other than the Brokers. Landlord shall pay the commission or fee due to the Brokers in connection with this Lease pursuant to a separate agreement.
z.
Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, except as expressly set forth in this Lease, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.
aa.
Building Name and Signage. Landlord shall have the right at any time to change the name(s) of the Building, the Other Existing Buildings and Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Building, the Other Existing Buildings and any portion of the Project as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the names of the Building, the Other Buildings or Project or use pictures or illustrations of the Building, the Other Existing Buildings or Project in advertising or other publicity (other than in connection with marketing the Premises for assignment or sublease), without the prior written consent of Landlord.
bb.
Building Directory. Landlord shall include Tenant's name and location in the Building on one (1) line on the Building directory. The initial cost of such directory signage shall be paid for by Landlord, but any subsequent charges thereto shall be at Tenant's cost.
cc.
Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than (i) Tenant's financial, legal, and space planning consultants, brokers, potential lenders, investors, potential investors and other bona fide consultants or advisers (with respect to this Lease only and provided such third parties agree to be bound by this Section), (ii) Tenant's lenders for purposes of financial reporting or (iii) bona fide prospective permitted transferees or subtenants of this Lease (provided they agree in writing to be bound by this Section). Notwithstanding the foregoing or anything to the contrary in this Lease, for so long as Tenant is a publicly traded company, Tenant may disclose this Lease and any amendments hereto in connection with any public company filings required by applicable law; provided, however, that unless disclosing the entire Lease/amendments is required by applicable laws, Tenant shall only disclose this Lease and any amendments by way of a summary or abstract of the same.

dd.
Landlord's Construction. Except as specifically set forth in this Lease or in the Tenant Work Letter: (i) Landlord has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, the Other Existing Buildings, the Project, or any part thereof; and (ii) no representations or warranties respecting the condition of the Premises, the Building, the Other Existing Buildings or the Project have been made by Landlord to Tenant. Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) will be completing construction and/or demolition work pertaining to various portions of the Building, the Other Existing Buildings, the Premises, and/or the Project, including without limitation, landscaping and tenant improvements for premises for other tenants and, at Landlord's sole election, such other buildings, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the "Construction"). In connection with such Construction, Landlord may, among other things, erect scaffolding or other necessary structures in the Building and/or the Other Existing Buildings, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, the Other Existing Buildings and/or the Project, which work may create noise, dust or leave debris in the Building, the Other Existing Buildings and/or the Project. Tenant hereby agrees that such Construction and Landlord's actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from such Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from such Construction or Landlord's actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord's actions in connection with such Construction, provided that Landlord shall use commercially reasonable efforts to minimize unreasonable interference with Tenant's use of the Premises. Landlord reserves full control over the Project to the extent not inconsistent with Tenant's enjoyment the same as provided in this Lease. This reservation includes Landlord's right to subdivide the Project and convert portions of the Project to condominium units, change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties and maintain or establish ownership of the Buildings separate from the fee title to the Project.
ee.
Intentionally deleted.
ff.
Net Lease. This Lease shall be deemed and construed to be an "absolute net lease" and, except as provided in this Lease, Landlord shall receive all payments required to be made by Tenant free from all charges, assessments, impositions, expenses and deductions of any and every kind or nature whatsoever. Landlord shall not be required to furnish any services or facilities or to make any repairs, replacements or alterations of any kind in or on the Premises except as specifically provided herein.
gg.
Access Control. Landlord shall provide certain access control services for the Building on a 24 hours a day, 7 days a week and 365 days a year basis. Tenant recognizes that any access control services provided by Landlord at the Building is for the protection of Landlord's property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Premises or the Project. Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord, for, and expressly assumes the risk of (i) any unauthorized or criminal entry of third parties into the Premises or the Building, (ii) any damage to persons in or about the Premises or the Project, or (iii) any loss of property in and about the Premises or the Building, by or from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction and/or insufficiency of the security services provided by Landlord or any actual or alleged passive or active negligence of Landlord.
hh.
Sustainability.
i.
Sustainable Building Operations.
a.
This Building is or may become in the future certified under the Green Building Initiative's Green Globes™ for Continual Improvement of Existing Buildings (Green Globes™-CIEB), the U.S. Green Building Council's Leadership in Energy and Environmental Design (LEED) rating system, or operated pursuant to Landlord's sustainable building practices. Landlord's sustainability practices address whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, Indoor Air Quality, and lighting performance standards. Notwithstanding the foregoing, Tenant shall not be required to comply with any Green Building Initiatives or other rating systems as set forth above until the Building is certified as such, and Tenant shall only be required to comply with such Green Building Initiatives with respect to any upgrades, alterations or improvements made by Tenant after the Building is certified as set forth above. In no event shall Tenant be required to make changes, improvements and/or other repairs or replacements to the Premises in order to make the Premises compliant with the above stated initiatives and rating systems. All construction and maintenance methods and procedures, material purchase, and disposal of waste must be in compliance with minimum standards and specifications, in addition to all Requirements.
b.
Tenant shall use proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; use of lighting controls; daylighting measures to avoid over-lighting interior spaces; closing shades on the south side of the Building to avoid over heating the space; turning off lights and equipment at the end of the work day (if doing so does not interfere with Tenant's Permitted Use); and purchasing, with respect to any new equipment that Tenant purchases for the Premises, ENERGY STAR® qualified equipment including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines; purchasing products certified by the U.S. EPA's Water Sense® program. Tenant shall not be required to replace anything specified in the Approved Working Drawings or any equipment Tenant intends, as of the Lease Commencement Date to install in the Premises with the provisions of this Section 24.34.1(ii).
ii.
Recycling and Waste Management. Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future laws, orders and regulations of the Federal, State, county, municipal or other governing authorities, departments, commissions, agencies and boards regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, "trash"); (b) to comply with Landlord's commercially reasonable recycling policy as part of Landlord's sustainability practices where it may be more stringent than applicable law; (c) to sort and separate its trash and recycling into such categories as are provided by law or Landlord's commercially reasonable sustainability practices; (d) that each separately sorted category of trash and recycling shall be placed in separate receptacles as directed by Landlord; (e) that Landlord reserves the right to refuse to collect or accept from Tenant any waste that is not separated and sorted as required by law, and to require Tenant to arrange for such collection of Tenant's sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord; and (f) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section.
ii.
Transportation Management. Tenant shall use commercially reasonable efforts to comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.
jj.
No Money Damages. Wherever in this Lease Landlord's consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make or exercise, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) and/or any right to terminate this Lease based upon Tenant's claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. In no event shall Landlord or the Landlord Parties be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with the Lease Documents.
kk.
Tax Status of Beneficial Owner. Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Tax Code and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of this Lease that does not constitute "rents from real property" (in the case of real estate investment trusts), and (c) the imposition of income, penalty or similar taxes (each an "Adverse Event") is of material concern to Landlord and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees, at no material cost to Tenant, to cooperate with Landlord in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification. Any amendment or modification pursuant to this Section 24.37 shall be structured so that the economic results to Landlord and Tenant shall be substantially similar to those set forth in this Lease without regard to such amendment or modification. Without limiting any of Landlord's other rights under this Section 24.37, Landlord may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment. Tenant expressly covenants and agrees not to enter into any sublease or assignment which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises.
ll.
Rent. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Base Rent, Tenant's Tax Payment, Tenant's Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.
mm.
Landlord's Agent. Unless Landlord delivers notice to Tenant to the contrary, Landlord's Agent is authorized to act as Landlord's agent in connection with the performance of this Lease, and Tenant shall be entitled to rely upon correspondence received from Landlord's Agent. Tenant acknowledges that Landlord's Agent is acting solely as agent for Landlord in connection with the foregoing; and neither Landlord's Agent nor any of its direct or indirect partners, members, managers, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Real Property.
nn.
Inability to Perform. This Lease and the obligation of Tenant to pay Rent and to perform all of the other covenants and agreements of Tenant hereunder shall not be affected, impaired or excused by any Unavoidable Delays. Landlord shall use reasonable efforts to promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease. For purposes of this Section 24.40, "Unavoidable Delays" shall mean the following: Landlord's inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Landlord or Landlord's inability to make or delay in making any repairs, additions, alterations, improvements or decorations or Landlord's inability to supply or delay in supplying any equipment or fixtures, if Landlord's inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond Landlord's reasonable control, including governmental preemption in connection with a national emergency, any Requirements or shortages, or unavailability of labor, fuel, steam, water, electricity or materials, or delays caused by Tenant or other tenants, mechanical breakdown, acts of God, acts of war, enemy action, terrorism, bio-terrorism, civil commotion, fire or other casualty.
oo.
Intentionally deleted.
pp.
Certain Interpretational Rules. For purposes of this Lease, whenever the words "include", "includes", or "including" are used, they shall be deemed to be followed by the words "without limitation" and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.
qq.
Authority. If Tenant is a corporation, trust, limited liability company or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this

Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after written demand from Landlord, deliver to Landlord satisfactory evidence of (i) such authority, (ii) good standing in Tenant's state of formation and (iii) qualification to do business in California. If Landlord is a corporation, trust, limited liability company or partnership, each individual executing this Lease on behalf of Landlord hereby represents and warrants that Landlord is a duly formed and existing entity qualified to do business in California and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so.
rr.
Counterparts; Signatures. This Lease may be executed in two (2) or more counterparts. Each counterpart of this Lease shall be deemed to be an original thereof, and all such counterparts, when taken together, shall constitute one and the same instrument. The parties hereto consent and agree that this Lease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (i) to the extent a party signs this Lease using electronic signature technology, by clicking "SIGN", such party is signing this Lease electronically, and (ii) the electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
ss.
Roof Rights. In accordance with, and subject to, this Section 24.45 (including Tenant's obtaining all requisite permits and compliance with Landlord's reasonable construction rules and conditions as well as Landlord's reasonable approval of the contractors, vendors and materialmen in connection with the same), Tenant shall have the non‑exclusive right, at no additional fee (but subject to Landlord's reasonable approval as provided in this Section 24.45), to install and maintain, at Tenant's sole cost and expense, rooftop chillers, mechanical equipment relating to the conduct of business within the Premises, telecommunications antennas, microwave dishes and other communications equipment, including a reasonable sized dish on the roof of the Building (and reasonable equipment and cabling related thereto), for receiving of signals or broadcasts (as opposed to the generation or transmission of any such signals or broadcasts) servicing the business conducted by Tenant from within the Premises (all such equipment is defined collectively as the "Rooftop Equipment") upon the roof of the Building. Tenant's use of the roof of the Building shall be non‑exclusive. Landlord makes no representations or warranties whatsoever with respect to the condition of the roof of the Building, or the fitness or suitability of the roof of the Building for the installation, maintenance and operation of the Rooftop Equipment, including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Rooftop Equipment and the presence of any interference with such signals whether emanating from the Building or otherwise. The location, physical appearance, the size, the design and the weight of the Rooftop Equipment shall be subject to Landlord's reasonable approval, which approval will not be withheld so long as such Rooftop Equipment does not create a Design Problem. Tenant shall maintain such Rooftop Equipment, at Tenant's sole cost and expense. In the event Tenant elects to exercise its right to install the Rooftop Equipment, then Tenant shall give Landlord prior notice thereof. If the Rooftop Equipment constitutes a Specialty Alteration, Tenant shall remove such Rooftop Equipment upon the expiration or earlier termination of this Lease, or upon the termination of Tenant's rights under this Section 24.45, and shall repair any damage caused by such removal. Tenant shall not be entitled to license its Rooftop Equipment to any unrelated third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Rooftop Equipment by an unrelated third party.
tt.
Water Sensors. Tenant shall, at Tenant's sole cost and expense, be responsible for promptly installing web-enabled wireless water leak sensor devices designed to alert the Tenant on a twenty-four (24) hour seven (7) day per week basis if a water leak is occurring in the Premises (which water sensor device(s) located in the Premises shall be referred to herein as "Water Sensors"). The Water Sensors shall be installed in any areas in the Premises where water is utilized (such as sinks, pipes, faucets, water heaters, coffee machines, ice machines, water dispensers and water fountains), and in locations that may be designated from time to time by Landlord (the "Sensor Areas"). In connection with any Alterations affecting or relating to any Sensor Areas, Landlord may require Water Sensors to be installed or updated in Landlord's commercially reasonable discretion. With respect to the installation of any such Water Sensors, Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor reasonably approved by Landlord, and comply with all of the other provisions of Article 8 of this Lease. Tenant shall, at Tenant's sole cost and expense, pursuant to Article 7 of this Lease keep any Water Sensors located in the Premises (whether installed by Tenant or someone else) in good working order, repair and condition (subject to reasonable wear and tear) at all times during the Lease Term and comply with all of the other provisions of Article 7 of this Lease.

Notwithstanding any provision to the contrary contained herein, Landlord has neither an obligation to monitor, repair or otherwise maintain the Water Sensors, nor an obligation to respond to any alerts it may receive from the Water Sensors or which may be generated from the Water Sensors. Landlord shall notify Tenant at the time of installation if Landlord will require Tenant, at Tenant's sole cost and expense, to remove such Water Sensors installed by Tenant, and repair any damage caused by such removal; provided, however, if the Landlord does not require the Tenant to remove the Water Sensors as contemplated by the foregoing, then Tenant may leave the Water Sensors in place together with all necessary user information in Tenant's possession such that the same may be used by a future occupant of the Premises (e.g., the Water Sensors shall be unblocked and ready for use by a third-party). If Tenant is required to remove the Water Sensors pursuant to the foregoing and Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Water Sensors, Landlord may do so and may charge the cost thereof to Tenant.

[Remainder of Page Intentionally Left Blank; Signatures on Next Page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"Landlord":

PACIFIC PLAZA OWNER, L.L.C.,
a Delaware limited liability company

By: /s/ Daniel D’Orazi
Name: Daniel D’Orazi
Its: Executive Vice President, Head of Acquisitions

"Tenant":

JANUX THERAPEUTICS, INC.,
a Delaware corporation

By: /s/ David Campbell
Name: David Campbell
Its: President and Chief Executive Officer

EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES

[Floorplan]

EXHIBIT A-1

SITE PLAN OF PROJECT

[Image]

EXHIBIT A-2

PLANS SHOWING OFFICE AREAS AND LAB AREAS

[Floorplan]

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter ("Tenant Work Letter") sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Tenant Work Letter to the "Lease" shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit B.

1.

BASE BUILDING WORK

Landlord has previously commenced construction of the base, shell and core (i) of the Premises and (ii) of the floor(s) of the Building on which the Premises are located (collectively, the "Base Building Work") in substantial accordance with the Base Building Work Matrix (attached to the Lease as Exhibit C), and Tenant shall, except as otherwise provided in the Lease, accept the Base Building Work in its current "As-Is" condition existing as of the date of the Lease and the Lease Commencement Date. Except for the Allowances set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project; provided, however, that Landlord, at Landlord's sole cost, shall pay for the cost of the initial test-fit plan for the Premises (but not any revisions hereto).

2.

TENANT IMPROVEMENTS
1.1
Tenant Improvement Allowance. Tenant shall be entitled to receive from Landlord a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of up to, but not exceeding Two Hundred Twenty-Five Dollars ($225.00) per rentable square foot of the Premises (i.e., Ten Million Six Hundred Forty‑One Thousand Six Hundred Dollars ($10,641,600.00) based on 47,296 rentable square feet in the Premises), to help pay for the costs of the design, permitting and construction of Tenant's improvements which are, except as otherwise provided herein, permanently affixed to the Premises (collectively, the "Tenant Improvements"). Notwithstanding anything above to the contrary, in the event there exists an Over-Allowance Amount (as defined in Section 4.3.1 below), Tenant shall have the option, exercisable upon written notice to Landlord prior to the date Tenant is obligated to pay such Over-Allowance Amount, to receive a one-time additional improvement allowance (the "Additional Allowance") in the amount not to exceed Twenty-Five Dollars ($25.00) per rentable square foot of the Premises, (i.e., up to One Million One Hundred Eighty‑Two Thousand Four Hundred Dollars ($1,182,400.00) based on 47,296 rentable square feet in the Premises). In the event Tenant exercises such option and as consideration for Landlord providing such Additional Allowance to Tenant, the Base Rent payable by Tenant throughout the entire one hundred twenty-six (126) month initial Lease Term ("Amortization Period") shall be increased by an amount sufficient to fully amortize such Additional Allowance throughout said one hundred twenty-six (126) month period based upon equal monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of eight percent (8%) per annum (the "Amortization Rent"). At Landlord's election, such Amortization Rent shall be memorialized in an amendment to the Lease to be executed by Landlord and Tenant. In the event the Lease shall terminate due to a default by Tenant (and excluding as a result of a default by Landlord under the terms of the Lease or this Tenant Work Letter), Tenant acknowledges and agrees that the unamortized balance of the Additional Allowance which has not been paid by Tenant to Landlord as of the termination date pursuant to the foregoing provisions of this Section 3, shall become immediately due and payable as unpaid rent which has been earned as of such termination date. In addition, in no event shall the Amortization Rent be abated for any reason whatsoever. The Allowance and the Additional Allowance may collectively be referred to herein as the "Allowances". In no event shall Landlord be obligated to make disbursements for the cost of the Tenant Improvements pursuant to this Tenant Work Letter in a total amount which exceeds the Allowances. The Allowances may only be used for permanently affixed improvements to the Premises; provided, however, that an amount not to exceed One Million Sixty‑Four Thousand One Hundred Sixty Dollars ($1,064,160.00) of the Tenant Improvement Allowance (but not the Additional Allowance) may be utilized by Tenant for (i) the purchase and installation of furniture, fixtures and equipment for the Premises, (ii) networking and wiring to be installed at the Premises, (iii) direct moving expenses incurred by Tenant with respect to the initial move-in at the Premises, and (iv) Tenant Improvement design and engineering services, architectural services, direct moving expenses and reasonable project management fees (collectively, the "Soft Costs"). Any unused amount of the Allowances existing as of the date that is twenty-four (24) months after the Lease Commencement Date shall be the sole property of Landlord, and Landlord will have no obligation to disburse any amount of the Allowances after such date. Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as defined below).
1.2
Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursement shall be made pursuant to Landlord's standard disbursement process), only for the following items and costs (collectively, the "Tenant Improvement Allowance Items"):
(i)
Payment of (i) the fees of the Architect and the Engineers (as such terms are defined below) and (ii) the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the Construction Drawings (as defined below);
(ii)
The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;
(iii)
The cost of construction of the Tenant Improvements, including, without limitation, contractors' fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage;
(iv)
The cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
(v)
The cost of any changes to the Construction Drawings or Tenant Improvements required by Code or any other Requirements;
(vi)
Sales and use taxes and Title 24 fees;
(vii)
The Landlord Supervision Fee (as defined below);
(viii)
all other costs to be expended by Landlord in connection with the design and construction of the Tenant Improvements;
(ix)
the Soft Costs, as defined above (but subject to the cap set forth above); and
(x)
the costs of Tenant's project manager (but not to exceed one percent (1%) of the Amount of the disbursed Tenant Improvement Allowance (and, if applicable, the disbursed Additional Allowance)).
1.3
Specifications for Building Standard Components. Landlord shall establish commercially reasonable specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises. Landlord shall provide such Specifications to Tenant as soon as reasonably possible following the Effective Date. Unless otherwise agreed to by Landlord, the Tenant Improvements shall comply with the Specifications. Landlord may make changes to the Specifications from time to time.
3.

CONSTRUCTION DRAWINGS
1.4
Selection of Architect/Construction Drawings. Landlord shall retain McFarlane Architects as its architect/space planner (the "Architect") to prepare the "Construction Drawings," as that term is defined in this

Section 3.1. Landlord shall retain Landlord's engineering consultants (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." The Construction Drawings shall be a logical evolution of the Test Fit. Notwithstanding that any Construction Drawings are reviewed by Landlord or prepared by its Architect, Engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's Architect, Engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in Article 10 of the Lease shall specifically apply to the Construction Drawings.
1.5
Final Space Plan. Attached hereto as Schedule 1 is the final space plan for Tenant Improvements in the Premises (the "Final Space Plan"), which Final Space Plan includes a layout and designation of all offices, rooms and other partitioning, and significant equipment to be contained therein and such Final Space Plan is hereby approved by Landlord and Tenant.
1.6
Final Working Drawings. Based on the Final Space Plan, Landlord shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Tenant for Tenant's approval. The Final Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the Tenant Improvements depicted thereon, the actual specifications and finish work shall be in accordance with the Specifications, unless Tenant directs otherwise (and Landlord approves the same). Tenant shall approve or reasonably disapprove the Final Working Drawings or any revisions thereto within ten (10) business days after Landlord delivers the Final Working Drawings or any revisions thereto to Tenant; provided, however, that Tenant may only disapprove the Final Working Drawings to the extent the same are not (subject to changes reasonably required by Landlord) in substantial conformance with the Final Space Plan ("Working Drawing Design Problem"). Tenant's failure to reasonably disapprove the Final Working Drawings or any revisions thereto by written notice to Landlord (which notice shall specify in detail the reasonable reasons for Tenant's disapproval pertaining to any Working Drawing Design Problem) within said ten (10) business day period shall be deemed to constitute Tenant's approval of the Final Working Drawings or such revisions.
1.7
Approved Working Drawings. The Final Working Drawings shall be approved or deemed approved by Tenant (the "Approved Working Drawings") prior to the commencement of the construction of the Tenant Improvements. Landlord shall cause the Architect to submit the Approved Working Drawing to the applicable local governmental agency for all applicable building permits necessary to allow the Contractor (as defined below), to commence and fully complete the construction of the Tenant Improvements (the "Permits"). Landlord agrees to cooperate with Tenant (but at no cost to Landlord) to obtain any necessary Permits or other governmental approvals for the timely Substantial Completion of the Tenant Improvements. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings, if such change would directly or indirectly and substantially delay the Substantial Completion of the Premises for more than thirty (30) days provided that Tenant shall, in any event and as a condition to Landlord agreeing to any such change, modification or addition, agree in writing that any delay caused by such change, modification or addition shall be deemed a Tenant Delay.
1.8
Time Deadlines. The parties shall use its best efforts to cooperate with Architect, the Engineers, and the other party to complete all phases of the Construction Drawings and the permitting process and to receive the Permits, and with the Contractor, for approval of the GMAX contract (as defined below) as soon as possible after the execution of the Lease and, in this regard, to the extent Landlord considers such meeting(s) to be reasonably necessary, Tenant shall meet with Landlord on a weekly basis to discuss Tenant's progress in connection with the same.

4.

CONSTRUCTION OF THE TENANT IMPROVEMENTS
1.9
Contractor. A contractor, under the supervision of and selected by Landlord (as reasonably approved by Tenant), shall construct the Tenant Improvements (the "Contractor)."
1.10
Preliminary GMAX and GMAX Approval Date. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a preliminary GMAX contract ("Preliminary GMAX") in accordance with the Approved Working Drawings, which Preliminary GMAX shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the construction of the Tenant Improvements. For a period of five (5) business days after Tenant's receipt of the Preliminary GMAX, Tenant shall have the right to value engineer the Preliminary GMAX. Then, following an additional five (5) business day period thereafter, Tenant shall approve (or reasonably disapprove and request such necessary edits requested for Tenant's approval) the Preliminary GMAX (as the same may be modified by Landlord's approved value engineering changes proposed by Tenant). The date by which Tenant must approve the Preliminary GMAX shall be known hereafter as the "GMAX Approval Date."
1.11
Construction of Tenant Improvements by Landlord's Contractor under the Supervision of Landlord.
(i)
Over-Allowance Amount. Following the GMAX Approval Date, Tenant shall pay for all costs of the design, permitting and construction of the Tenant Improvements in excess of the Tenant Improvement Allowance (and, if applicable, the Additional Allowance) ("Over-Allowance Amount"), which payment shall be made to Landlord in cash in installments pari passu with Landlord's distribution of the Tenant Improvement Allowance (and, if applicable, the Additional Allowance) payment of an invoice by Landlord as Landlord incurs such expenses in an amount equal to a fraction of such expenses, the numerator of which is the Over-Allowance Amount (less the amount of the Additional Allowance Tenant elects to use) and the denominator of which is the sum of the Allowance and the Over-Allowance Amount. If, after the GMAX Approval Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions shall be paid by Tenant to Landlord within five (5) business days after Landlord's request therefor to the extent such additional costs increase any existing Over-Allowance Amount or result in an Over-Allowance Amount. Following completion of the Tenant Improvements, Landlord shall deliver to Tenant a final cost statement which shall indicate the final costs of the Tenant Improvement Allowance Items, and if such cost statement indicates that Tenant has underpaid or overpaid the Over-Allowance Amount, then within ten (10) business days after Tenant's receipt of such statement, Tenant shall deliver to Landlord the amount of such underpayment or Landlord shall return to Tenant the amount of such overpayment, as the case may be.
(ii)
Landlord Supervision. After Landlord selects the Contractor at competitive market rates and with Tenant's reasonable approval, Landlord shall independently retain the Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings and Landlord shall supervise the construction by the Contractor, and Tenant shall pay a construction supervision and management fee (the "Landlord Supervision Fee") to Landlord, as Landlord's sole compensation for its services and cooperation under this Work Letter, in an amount equal to the product of (i) two and one‑half percent (2.5%) and (ii) the amount of the Tenant Improvement Allowance and, if applicable, the Additional Allowance; such Landlord Supervision Fee shall be deducted by Landlord from the Tenant Improvement Allowance and, if applicable, the Additional Allowance.
(iii)
Contractor's Warranties and Guarantees. Landlord hereby assigns to Tenant all warranties and guarantees by Contractor relating to the Tenant Improvements, which assignment shall be on a non‑exclusive basis such that the warranties and guarantees may be enforced by Landlord and/or Tenant, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

5.

SUBSTANTIAL COMPLETION; LEASE COMMENCEMENT DATE
1.12
Substantial Completion. For purposes of the Lease, including for purposes of determining the Lease Commencement Date (as set forth in Section 7.2 of the Summary), the Premises shall be "Ready for Occupancy" upon Substantial Completion of the Premises. For purposes of this Lease, "Substantial Completion" of the Premises shall occur upon (a) the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punchlist items that do not materially affect Tenant's ability to operate within the Premises and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor, and (b) Tenant having the legal right to occupy the Premises.
1.13
Tenant Delays. If there shall be a delay or there are delays in the Substantial Completion of the Premises (as a direct, indirect, partial, or total result of any of the following (collectively, "Tenant Delays"):
(i)
Tenant's failure to timely approve any matter requiring Tenant's approval, including the Preliminary GMAX by the GMAX Approval Date and/or Tenant's failure to timely perform any other obligation or act required of Tenant hereunder;
(ii)
a breach by Tenant of the terms of this Tenant Work Letter or the Lease, which is not cured within the applicable notice and cure period;
(iii)
Tenant's request for changes in the Construction Drawings (provided that if Tenant requests such a change, Landlord shall use good faith efforts to promptly advise Tenant if it knows such change will result in a Tenant Delay);
(iv)
Tenant's requirement for materials, components, finishes or improvements which are not available in a reasonable time (based upon the anticipated date of the Lease Commencement Date) or which are different from, or not included in, the Specifications (provided that if Tenant requests such materials, finishes or improvements, Landlord shall use good faith efforts to promptly advise Tenant if it knows such items will result in a Tenant Delay);
(v)
changes to the Base, Shell and Core required by the Approved Working Drawings (provided that if Tenant requests such a change, Landlord shall use good faith efforts to promptly advise Tenant if it knows such change will result in a Tenant Delay);
(vi)
any changes in the Construction Drawings and/or the Tenant Improvements required by any Requirements if such changes are directly attributable to Tenant's use of the Premises or Tenant's specialized tenant improvement(s) (as determined by Landlord) (provided that if Tenant requests such a change, Landlord shall use good faith efforts to promptly advise Tenant if it knows such change will result in a Tenant Delay); or
(vii)
any other acts or omissions of Tenant, or its agents, or employees, if not cured within three (3) business days after receipt of written notice of same;

then, notwithstanding anything to the contrary set forth in the Lease and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date (as set forth in Section 7.2 of the Summary) shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

6.

MISCELLANEOUS
1.14
Tenant's Entry Into the Premises Prior to Substantial Completion. Subject to the terms hereof and provided that Tenant and its agents do not interfere with, or delay, Contractor's work in the Project, the Building and the Premises, Landlord shall allow Tenant access to the Premises at least thirty (30) days prior to the Substantial

Completion of the Premises for the purpose of Tenant installing furniture, IT infrastructure, equipment and/or fixtures (including Tenant's data and telephone equipment) in the Premises. To the extent the same is reasonably available, Landlord shall permit Tenant to use, at Landlord's cost, utilities, the Building's material hoists, freight and passenger elevators, and parking and related facilities of the Building to the extent the same are reasonably necessary for Tenant's entry into the Premise during the hours of 7:00 a.m. to 6:00 p.m. on weekdays (other than Holidays) (for purposes of this Section, the "Construction Hours"). Notwithstanding the foregoing, if Tenant, Tenant's Agents require any of the foregoing outside of the Construction Hours, Tenant shall pay the applicable out-of-pocket cost of such service, if any. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. In connection with any such entry, Tenant acknowledges and agrees that Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees shall fully cooperate, work in harmony and not, in any manner, interfere with Landlord or Landlord's Contractor, agents or representatives in performing work in the Project, the Building and the Premises, or interfere with the general operation of the Building and/or the Project. If at any time any such person representing Tenant shall not be cooperative or shall otherwise cause or threaten to cause any such disharmony or interference, including, without limitation, labor disharmony, and Tenant fails to immediately institute and maintain corrective actions as directed by Landlord, then Landlord may revoke Tenant's entry rights upon twenty-four (24) hours' prior written notice to Tenant. Tenant acknowledges and agrees that any such entry into and occupancy of the Premises or any portion thereof by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, excluding only the covenant to pay Rent (until the occurrence of the Lease Commencement Date). Such requirements shall include, without limitation, that Tenant and any other parties allowed access to the Premises shall provide Landlord with evidence of insurance as required by Landlord. Tenant further acknowledges and agrees that Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenant's work made in or about the Premises in connection with such entry or to any property placed therein prior to the Lease Commencement Date, the same being at Tenant's sole risk and liability. Tenant shall be liable to Landlord for any damage to any portion of the Premises, including the Tenant Improvement work, caused by Tenant or any of Tenant's employees, agents, contractors, consultants, workmen, mechanics, suppliers and invitees. If the performance of Tenant's work in connection with such entry causes extra costs to be incurred by Landlord or requires the use of any Building services, Tenant shall promptly reimburse Landlord for such extra costs and/or shall pay Landlord for such Building services at Landlord's standard rates then in effect. In addition, Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 6.1.
1.15
Tenant's Representative. Tenant has designated Chris Breitbarth as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.
1.16
Landlord's Representative. Landlord has designated Jonathan Parot as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.
1.17
Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to business days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.
1.18
Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an Event of Default by Tenant as described in Section 19.1 of the Lease or any default (beyond all applicable notice and cure periods) by Tenant under this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to temporarily withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to temporarily cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as a Tenant Delay as set forth in Section 5.2 above) until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial

Completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Lease Commencement Date, due to a default by Tenant as described in Section 19.1 of the Lease or under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days after Tenant's receipt of a statement therefor, any and all out-of-pocket costs incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

SCHEDULE 1

FINAL SPACE PLAN

[Floorplan]

EXHIBIT C

BASE BUILDING WORK MATRIX

LANDLORD	TENANT
GENERAL		
Base Building third-party commissioning for all base-building systems and equipment	X	
Tenant Improvements third-party commissioning (including all tenant equipment and specialty lab zones)		X
PERMITS AND FEES		
Base Building, Core & Shell Permits & Fees	X	
Tenant Improvements Permits & Fees		X
SITEWORK		
Screened and covered shipping/receiving area on grade at the northeast corner of the building with a connecting path to a new building entry.	X	
On-grade parking and drive aisle to accommodate truck traffic for shipping/receiving.	X	
Expanded waste bin enclosure (covered) on grade, adjacent to parking structure.	X	
LANDSCAPING		
Softscape including new plantings located adjacent to shipping/receiving area, alongside truck loading area, and near waste bins.	X	
Hardscape including walkways, driveways, and curbing for related sitework.	X	
STRUCTURE		
Reinforced concrete slabs with 100 psf live load capacities in Base Building.	X	
Retain existing column bay spacing on 24'-0" in the short direction and 36'-0" in the long direction with clear spanning to allow flexible lab module planning	X	
Structural framing dunnage above roof for Base Building equipment	X	
Framed openings for Base Building utility risers and future Tenant risers at pre-determined locations	X	
Miscellaneous metals and/or concrete pads for Base Building equipment	X	
Miscellaneous metals items and/or concrete pads for Tenant equipment		X
ROOFING		
Sealed and insulated roofing system with 20 year warranty	X	
Roofing penetrations for Base Building equipment/systems	X	
Rooftop metal panel screening for base building equipment and systems	X	
Rooftop "doghouse" as required for service elevator machine room		
EXTERIOR		
Water-tight base building exterior	X	
Base Building entrances	X

Building mounted signage for Tenant identification in accordance with rules and regulations subject to Landlord review and approval		X
Fenestration/curtain wall system for new shipping/receiving area entry	X	
COMMON AREAS		
Accessible main entrance with integrated security hardware	X	
Main lobby renovated to class A office standards including main lobby finishes, stair finishes, elevator lobby finishes.	X	
Renovate existing restrooms to compliance and upgrade finishes to include new interior partitions, doors, glazing, light fixtures and plumbing fixtures, flooring, paint and wall tile. Toilet room accessories shall be in accordance with handicapped accessibility regulations	X	
Janitor's closets in core areas	X	
Electrical closets in core areas. Electrical closets may be used for Tenant-provided electrical equipment, subject to availability remaining after Base Building equipment and conformance to all Code requirements.	X	
Core walls facing Tenant Premises to receive level 4 finish up to 10'-0" AFF excluding exterior walls to be left	X	
Final paint finish on walls in stairways and Base Building utility rooms	X	
Painted metal railings in all stairways	X	
Code required interior signage for Base Building rooms	X	
Doors, frames, and hardware at common areas	X	
Upgraded building structure to meet one-hour fire-resistive construction requirements for separation of control areas.	X	
ELEVATORS		
Two passenger elevators servicing lobby and all floors in Building A with new cab interiors and finishes. Passenger elevators have 3,500 lb. capacity, 150 FPM	X	
One service elevator system servicing the ground floor adjacent to shipping/receiving area serving all three levels. 5,000 lb. capacity, 150 FPM; door entrance is 54" w x 96" h	X	
WINDOW TREATMENT		
Furnish and install Base Building Standard window treatment, including associated supports and blocking, in Base Building areas	X	
Solid surface window sills (as applicable) within Base Building Areas	X	
Furnish and install Base Building Standard window treatment, including associated supports and blocking, in Tenant areas		X

Solid surface window sills (as applicable) within Tenant Premises		X
TENANT AREAS		
Drywall and finishes at inside face of exterior walls		X
HVAC and Plumbing Rooms within Tenant Premises		X
Electrical closets within Tenant Premises		X
Additional tel/data rooms for interconnection with Tenant tel/data		X
Tenant kitchen areas		X
Moisture mitigation measures at slabs in Tenant Premises		X
Partitions, ceilings, flooring, painting, finishes, DFH, millwork, casework, and build out		X
Fixed or movable casework		X
Laboratory equipment including, but not limited to, BSC, autoclaves, glasswashers, bioreactors		X
Chemical fume hoods, bench fume hood, lab casework		X
Shaft enclosures for Base Building risers	X	
Shaft enclosures for Tenant specialty exhaust risers within allocated space in the designated main Base Building shafts		X
All interior signage for Tenant Premises		X
FIRE PROTECTION		
Fire proofing at underside of decks (except roof deck) if required by construction type.	X	
Fire service entrance including a fire pump, fire department connection, alarm valve, and back flow protection	X	
Base Building area distribution piping and sprinkler heads	X	
Stair distribution piping and sprinkler heads	X	
Primary distribution and sprinkler heads adequate to support ordinary hazard (with upturned heads)	X	
Modification of sprinkler piping and head locations to accommodate Tenant layout and hazard index		X
Fire pumps sized to meet FM Global requirements	X	
Specialized extinguishing systems		X
Preaction dry-pipe systems within Tenant Premises, if required.		X
Fire extinguisher cabinets within Base Building areas	X	
Fire extinguisher cabinets within Tenant Premises		X
Standpipes, distribution and hose connections within egress stairs, garage, and lobby	X	
Additional hose connections within Tenant Premises, including distribution piping		X

PLUMBING		
Tenant point of connection for RO reject water	X	
Domestic water distribution within Tenant Premises including reduced pressure backflow preventer		X
Domestic water service with backflow prevention and Base Building risers	X	
Base Building restroom plumbing fixtures compliant with ADA requirements and with a fixture count based on a population density of 1 occupant per 200 GSF per California code to align with use tables	X	
Tenant Premises restroom plumbing fixtures (in addition to those provided by the Base Building)		X
Wall hydrants within Base Building areas (where required by Code)	X	
Non-potable water risers for Tenant use including water booster system and reduced pressure backflow preventer	X	
Non-potable water distribution within Tenant Premises		X
Storm drainage system	X	
Sanitary waste and vent service for Base Building areas	X	
Sanitary waste and vent service within Tenant Premises		X
Hot water generation for Base Building restrooms	X	
pH neutralization system		X
Lab waste and vent pipe risers and distribution serving Tenant Premises		X
Non-potable hot water generation for Tenant use		X
Central air compressor, riser systems and vent stacks	X	
Central vacuum riser system and vent stacks.	X	
Central air compressor pipe distribution within Tenant Premises		X
Central vacuum system pipe distribution within Tenant Premises		X
Tepid water generator and risers including open ended drain for Tenant Use	X	
Tepid water loop pipe distribution for Tenant fit outs including open end drain		X
RO/DI water generator, risers, pipe distribution and reject routing to the point of connection		X
Manifolds, piping, cylinders and other Tenant-specific requirements not specifically mentioned above		X
NATURAL GAS		
Natural gas service to Base Building equipment	X	
Natural gas pressure regulator vent pipe riser from valve location through roof for Base Building equipment	X

Electrical utility service to switchgear in main electrical room	X	
Separate distribution sections for three new distribution 600A meter sections to feed each floor level. One 100A meter socket to feed house system.	X	
Allocation of bus power for Tenant use; 10 watts per USF (not including Base Building systems)	X	
Base Building life safety and code required emergency power systems ; junction boxes will contain capped life safety circuits for Tenant life safety	X	
Standby power with 300kW diesel generator for Tenant use at 6 watts/USF	X	
Future standby generator for Tenant use (in addition to 6 W/USF provided by Base Building)		X
Standby power distribution within Tenant Premises		X
Automatic transfer switch for Tenant load	X	
Sound attenuation for Base Building standby generator to comply with local noise ordinance	X	
Lighting and power distribution for Base Building areas	X	
Lighting and power distribution for Tenant Premises		X
Meter for Tenant bus tie-in per floor		X
Tenant panels, transformers, etc. in addition to Base Building house panels for Base Building area		X
FIRE ALARM		
Base Building expandable addressable fire alarm system that meets code requirements. Base Building system to include separate circuits and a fire alarm terminal cabinet on each floor ready for connection by Tenant.	X	
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system.		X
Alteration to fire alarm system to facilitate Tenant program		X
TELEPHONE/DATA		
Underground local exchange carrier service to primary demarcation room in basement.	X	
Service from primary demarcation room to secondary demarcation room		X
Intermediate distribution frame rooms		X
Tenant tel/data rooms		X
Pathway from demarcation room to Tenant tel/data rooms	X	
Tel/Data cabling from demarcation room to intermediate distribution frame rooms		X
Tel/Data cabling from demarcation room and/ or intermediate distribution frame rooms to Tenant tel/data room		X

EXHIBIT D

CONFIRMATION OF LEASE TERMS/AMENDMENT TO LEASE

This CONFIRMATION OF LEASE TERMS/AMENDMENT TO LEASE ("Confirmation/Amendment") is made and entered into effective as of _________________, 20__, by and between ____________________________, a _____________________ ("Landlord") and _______________, a ____________ ("Tenant").

R E C I T A L S:

A. Landlord and Tenant entered into that certain Lease dated as of _____________________ (the "Lease") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain "Premises", as described in the Lease, in that certain building located at ________________, ____________, ______.

B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Dates. The parties hereby confirm that (a) the Premises are Ready for Occupancy, and (b) the term of the Lease commenced as of ____________________ for a term of _________________________ ending on _______________________ (unless sooner terminated as provided in the Lease). Tenant shall commence to pay rent on _______________, 20__.

2. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

"Landlord":

________________________, a ______________________

By:
Name:
Its:

"Tenant":

,
a

By:
Name:
Its:

By:
Name:
Its:

EXHIBIT E

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations and the Parking Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations and/or the Parking Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building and/or the Project.

1.
Tenant shall not place any lock(s) on any door, or install any security system (including, without limitation, card key systems, alarms or security cameras), in the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks and/or security systems within and to the Premises. A reasonable number of new unique keys/access cards to the locks on the entry doors of the Premises shall be furnished by Landlord to Tenant. at Tenant's cost. Tenant may request additional keys as needed for its employees. Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or earlier termination of the Lease. Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks in or for the Premises, all such locks and key systems must be consistent with the master lock and key system at the Building, all at Tenant's sole cost and expense.
2.
All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed. Sidewalks, doorways, passages, entrances, vestibules, halls, stairways and other Common Areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises, and Tenant, its employees and agents shall not loiter in the entrances or corridors.
3.
Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant and its employees and agents shall ensure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. After-hours access by Tenant's authorized employees may be provided by hard-key, card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant's employees and all replacements thereof for lost, stolen and/or damaged cards. Access to the Building and/or the Project may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or the Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.
4.
Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants and/or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.
5.
No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours' prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from such activity described herein. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with such activity described herein, Tenant shall be solely liable for any resulting damage or loss.
6.
Landlord shall have the right to control and operate the public portions of the Building and Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.
7.
No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. Landlord shall have the right to remove any signs, advertisements, and notices not approved in writing by Landlord without notice to and at the expense of Tenant. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.
8.
The requirements of Tenant will be attended to only upon application at the management office of the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instruction from Landlord.
9.
Tenant shall not disturb (by use of any television, radio or musical instrument, making loud or disruptive noises, creating offensive odors or otherwise), solicit, or canvass any occupant of the Building and/or the Project and shall cooperate with Landlord or Landlord's agents to prevent same.
10.
The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.
11.
Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained; provided, however, Landlord's prior consent shall not be required with respect to Tenant's placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).
12.
Except for equipment which is intended for any Permitted Use and except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.
13.
Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as "move n cools") or space heaters, without Landlord's prior written consent, and any such approval will be for devices that meet federal, state and local code.
14.
No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building and/or about the Project, except for those substances as are typically found in similar premises used for general office and/or biotechnology laboratory and vivarium purposes and are being used by Tenant in a safe manner and in accordance with all Requirements, rules and regulations. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Laws which may now or later be in effect except for substances typically found in similar premises used for general office, laboratory and/or vivarium purposes and are being used by Tenant in a safe manner and in accordance with all Requirements. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.
15.
Tenant shall not permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building (in their commercially reasonable discretion) and/or the Project, in their commercially reasonable discretion by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith, provided that Tenant's Permitted Use shall not be deemed objectionable.
16.
Tenant shall not bring into or keep within the Project, the Building or the Premises any animals except those assisting handicapped persons and those involved in the conduct of Tenant's Permitted Uses.
17.
Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises, the Building and/or the Project. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.
18.
No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants. Whenever possible, Tenant shall utilize and purchase Energy Star products in their suites. Tenant understands the importance of energy conservation and sustainability to both the Landlord and the Project, and will assist in conserving energy in their suite with regards to practices and equipment.
19.
Landlord will approve where and how telephone and telegraph wires and other cabling are to be introduced to the Premises, which approval shall not be unreasonably withheld. No boring or cutting for wires shall be allowed without the consent of Landlord, which shall not be unreasonably withheld. The location of telephone, call boxes and other office equipment and/or systems affixed to the Premises shall be subject to the approval of Landlord, which shall not be unreasonably withheld. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.
20.
Landlord reserves the right to exclude or expel from the Building and/or the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations or cause harm to Building occupants and/or property.
21.
All contractors, contractor's representatives and installation technicians performing work in the Building or at the Project shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.
22.
Tenant shall not employ any person to perform janitorial services without prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.
23.
Tenant shall only employ persons from a list of exclusive vendors selected by Landlord for the removal of Hazardous Materials from the Building and the Project.
24.
Tenant at all times shall maintain the entire Premises in a neat and clean, first class condition, free of debris. Tenant shall not place items, including, without limitation, any boxes, files, trash receptacles or loose cabling or wiring, in or near any window to the Premises which would be visible anywhere from the exterior of the Premises.
25.
Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, including, without limitation, the use of window blinds to block solar heat load, and shall refrain from attempting to adjust any controls.

Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Project failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Project, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to, any LEED [Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).
26.
Tenant shall store all its recyclables, trash and garbage within the interior of the Premises or in receptacles outside the Premises designated by Landlord for the purpose. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of recyclables, trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.
27.
Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
28.
Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied, or when the entry to the Premises is not manned by Tenant on a regular basis.
29.
No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, LED, and/or of a quality, type, design and bulb color approved by Landlord.
30.
The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project, except under specific arrangement with Landlord.
31.
Food vendors shall be allowed in the Building upon receipt of a written request from Tenant delivered to Landlord. The food vendor shall service only the tenants that have a written request on file in the management office of the Project. Under no circumstance shall the food vendor display their products in a public or Common Area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building. Tenant shall obtain ice, drinking water, linen, barbering, shoe polishing, floor polishing, cleaning, janitorial, plant care or other similar services only from vendors who have registered in the management office of the Project and who have been approved by Landlord for provision of such services in the Premises.
32.
Tenant must comply with reasonable requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.
33.
Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Premises and/or the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

34.
Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume, and Tenant shall have no claim for damages against Landlord or any of its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagees, or agents in connection therewith.
35.
No tents, shacks, temporary or permanent structures of any kind shall be allowed on the Project. No personal belongings may be left unattended in any Common Areas.
36.
Landlord shall have the right to prohibit the use of the name of the Building or Project or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or Project or the desirability thereof. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.
37.
Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.
38.
The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.
39.
Tenant shall comply with all Building security procedures as Landlord may reasonably establish.
40.
Tenant shall at all times cooperate with Landlord in preserving a first-class image for the Building.
41.
No Tenant Party shall be permitted to have access to the base building mechanical, electrical or telephone rooms of the Building without permission from Landlord.

PARKING RULES AND REGULATIONS

1.
Tenant shall have access to the Parking Facility 24 hours a day. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of Landlord (and/or the Parking Operator, as the case may be). Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility or on the Project. The Parking Facility may not be used by Tenant or its agents for overnight parking of vehicles unless the owner of the vehicle is working during such time in the Building. Overnight sleeping in vehicles is prohibited. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide Landlord (or the Parking Operator as the case may be) with prior notice thereof designating the license plate number and model of such automobile.
42.
Tenant (including Tenant's employees and agents) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord and/or the Parking Operator from time to time with respect to the Parking Facility.
43.
Vehicles must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.
44.
All directional signs and arrows must be observed.
45.
The speed limit shall be 5 miles per hour.

46.
Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.
47.
Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a) areas not striped for parking;

(b) aisles;

(c) where "no parking" signs are posted;

(d) ramps; and

(e) loading zones.

48.
Parking stickers, key cards and any other devices or forms of identification or entry supplied by Landlord or the Parking Operator shall remain the property of Landlord (or the Parking Operator as the case may be). Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.
49.
Parking managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.
50.
Every parker is required to park and lock his/her own car.
51.
Loss or theft of parking passes, identification, key cards or other such devices must be reported to Landlord (and/or to the Parking Operator as the case may be) immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to Landlord (and to the Parking Operator, as the case may be) immediately.
52.
Washing, waxing, cleaning or servicing of any vehicle by the customer and/or its agents is prohibited.
53.
Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Parking Rules and Regulations.
54.
Neither Landlord nor the Parking Operator (as the case may be), from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Facility, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Facility and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection or Parking Operator for the Parking Facility; (ii) Tenant uses the Parking Facility at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant indemnifies and agrees to hold Landlord, any Parking Operator and their respective agents and employees harmless from and against any and all claims, demands, and actions arising out of the use of the Parking Facility by Tenant and its employees and agents, whether brought by any of such persons or any other person, except to the extent caused by the gross negligence or willful misconduct of the Landlord, Parking Operator or their respective employees, contractors and/or agents and not covered by Tenant insurance or such employee's or agent's insurance.
55.
Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline.
56.
Tenant's right to use the Parking Facility will be in common with other tenants of the Building and with other parties permitted by Landlord to use the Parking Facility. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, provided that Tenant's rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant's designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

57.
If the Parking Facility is damaged or destroyed, or if the use of the Parking Facility is limited or prohibited by any governmental authority, or the use or operation of the Parking Facility is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's reasonable control, Tenant's inability to use the parking spaces will not subject Landlord (and/or the Parking Operator, as the case may be) to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect. Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the Parking Facility, or any equipment, fixtures, or signs used in connection with the Parking Facility and any adjoining buildings or structures caused by Tenant or any of its employees and agents.
58.
Tenant has no right to assign or sublicense any of its rights in the parking passes, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking passes among its employees.
59.
In the event of a conflict between the Rules and Regulations in effect from time to time and the rest of the provisions of this Lease, the latter shall prevail.
60.
Tenant shall be responsible for the observance of all of the Rules and Regulations and Parking Rules and Regulations in this Exhibit D by Tenant's employees, agents, clients, customers, invitees and guests. Landlord may waive any one or more of the Rules and Regulations and/or Parking Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations and/or Parking Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations and/or Parking Rules and Regulations against any or all tenants of the Building and/or the Project. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations and/or the Parking Rules and Regulations, or to make such other and further reasonable Rules and Regulations and/or Parking Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and Parking Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

COMMON AREA AMENITIES

2.
Tenant understands that Landlord may provide certain common area amenities for Tenant's non-exclusive use. Such amenities are for the use of tenants and shall be reserved through the management office in advance. Tenant and Tenant's agents, employees and invitees shall adhere to all rules Landlord sets forth in respect to use of the amenities, which may change from time to time.
61.
Tenant understands and agrees that: (i) Tenant uses the amenities at its own risk; and (ii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant indemnifies and agrees to hold Landlord and its agents and employees harmless from and against any and all claims, demands, and actions arising out of the use of the amenities by Tenant and its agents, employees and invitees, whether brought by any of such persons or any other person.
62.
All amenities offered shall remain at the locations designated by Landlord all times. Tenant must use the equipment only in the manner intended. Landlord reserves the right to limit Tenant's use of any equipment or amenities to ensure the equitable use of the equipment and amenities by all tenants. Tenant shall not move or modify the equipment in any manner whatsoever. If Tenant has reason to believe that any equipment is malfunctioning, Tenant shall notify Landlord immediately.
63.
Tenant shall be responsible for the cost or repairs or replacements of any amenities that are not returned to management after use or are damaged during the use of any such amenity by Tenant or Tenant's agents, employees or invitees and Tenant shall reimburse Landlord for any such cost within thirty (30) days after receipt of an invoice therefor.

64.
Tenant shall cause its employees to conduct themselves in a quiet and well-mannered fashion when on or about the amenities and not cause any disturbances or interfere with the use or enjoyment of the amenities by other tenants.
65.
Tenant shall not bring any food or beverages into any amenity area without Landlord's prior consent, which shall not be unreasonably withheld.
66.
No alcoholic beverages shall be permitted at the amenities at any time without Landlord's prior consent, which shall not be unreasonably withheld.
67.
Neither Tenant nor its agents, employees or invitees shall smoke or permit smoking in the amenity areas at any time.

EXHIBIT F

SCHEDULE OF TENANT'S HAZARDOUS MATERIALS

Hazardous Material	Quantity	Required Government Approval/Permit
1. _____________	______________	______________
2.______________ 3.______________	______________ ______________	______________ ______________
4.______________	______________	______________
5.______________	______________	______________
6.______________	______________	______________
7.______________	______________	______________
8.______________	______________	______________
9.______________	______________	______________
10._____________	_____________	_____________

EXHIBIT G

FORM OF ENVIRONMENTAL QUESTIONNAIRE

Property Address:

Instructions: The following questionnaire is to be completed by the Tenant representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0 PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

1.1
HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2-1. Are any of the following materials handled on the Property? Yes No

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

Explosives	Fuels	Oils
Solvents	Oxidizers	Organics/Inorganics
Acids	Bases	Pesticides
Gases	PCBs	Radioactive Materials
Other (please specify)

2-2. If any of the groups of materials checked in Section 2-1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

2-3. Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

1.1
HAZARDOUS WASTES

Are hazardous wastes generated? Yes No

If yes, continue with the next question. If not, skip this section and go to Section 4.0.

3-1. Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

Hazardous wastes Industrial Wastewater Waste oils PCBs

Air emissions Sludges

Regulated Wastes Other (please specify)

3-2. List and quantify the materials identified in Question 3-1 of this section.

Waste Generated	RCRA Listed Waste?	Source	Approximate Monthly Quantity	Waste Characterization	Disposition

3-3. Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-4. Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? Yes No

3-5. If so, please describe.

1.1
USTS/ASTS

4-1. Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)? Yes No

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures.

Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection / Spill Prevention Measures*

*Note: The following are examples of leak detection / spill prevention measures:

Integrity testing Inventory reconciliation Leak detection system Overfill Spill Protection

Secondary containment Cathodic protection

4-2. Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3. Is the UST/AST registered and permitted with the appropriate regulatory agencies? Yes No

If so, please attach a copy of the required permits.

4-4. If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5. If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property? Yes No

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6. For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?

Yes No

For new tenants, are installations of this type required for the planned operations?

Yes No

If yes to either question, please describe.

5.0 ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0 REGULATORY

6-1. Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? Yes No

If so, please attach a copy of this permit.

6-2. Has a Hazardous Materials Business Plan been developed for the site? Yes No

If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Landlord will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

EXHIBIT H

FORM OF LETTER OF CREDIT

RREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

PACIFIC PLAZA OWNER, L.L.C.

C/O BREAKTHROUGH PROPERTIES

1230 AVE OF THE AMERICAS, 16TH FLOOR

NEW YORK, NEW YORK 10020

ATTENTION: LEGAL

APPLICANT:

__________________________

__________________________

__________________________

__________________________

AMOUNT: US$815,856.00 (____________ AND XX/100 U.S. DOLLARS)

EXPIRATION DATE: SVB WILL PUT A SPECIFIC DATE HERE THAT’S 1 YEAR ISSUANCE HERE

PLACE OF EXPIRATION: ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN YOUR FAVOR WHICH IS AVAILABLE FOR PAYMENT BY PRESENTATION TO US OF BENEFICIARY’S DRAFT AT SIGHT IN THE FORM OF EXHIBIT “B” ATTACHED:

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT

EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND APRIL 30, 2036. IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. SVBSF _____________, YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR US$_____________, AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

facsimile presentations are ALSO permitted. each facsimile transmission shall be MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) 450-5001 OR (408) 654-7176, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND for THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

___________________________ ___________________________

AUTHORIZED SIGNATURE AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________________

EXHIBIT A

FORM OF TRANSFER FORM

DATE: ____________________

TO: SILICON VALLEY BANK

3003 TASMAN DRIVE RE: IRREVOCABLE STANDBY LETTER OF CREDIT

SANTA CLARA, CA 95054 NO. _____________ ISSUED BY

ATTN: GLOBAL TRADE FINANCE SILICON VALLEY BANK, SANTA CLARA

STANDBY LETTERS OF CREDIT L/C AMOUNT: ___________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

_________________________________________________________________________________________

(NAME OF TRANSFEREE)

_________________________________________________________________________________________

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY

THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

__________________________________________________

(Name of Bank)

_________________________________________________

(Address of Bank)

_________________________________________________

(City, State, ZIP Code)

_________________________________________________

(Authorized Name and Title)

_________________________________________________

(Authorized Signature)

_________________________________________________

(Telephone number)

SINCERELY,

_____________________________

(BENEFICIARY’S NAME)

_____________________________

(SIGNATURE OF BENEFICIARY)

_____________________________

(NAME AND TITLE)

EXHIBIT B

FORM OF DRAW REQUEST

DATE:____________ REF. NO._______________

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF ________________________________US$_____________

US DOLLARS___________________________________________________________

_______________________________________________________________________

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER ____________DATED ______________

TO: SILICON VALLEY BANK

3003 TASMAN DRIVE

SANTA CLARA, CA 95054 _____________________________

(BENEFICIARY’S NAME)

___________________________

Authorized Signature

EXHIBIT I

TENANT'S BUILDING-TOP SIGNAGE LOCATION

[Image]

EXHIBIT J

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

[Space Above Is For Recorder’s Use Only]

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Attn: Mark Biggar

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT (this “Agreement”), made and entered into as of the [_____] day of [_____________], 2018, by and among PACIFIC PLAZA OWNER, L.L.C., a Delaware limited liability company (“Lessor”), [____________________________________________] (“Lessee”), and RBC REAL ESTATE CAPITAL CORP. (together with its successors, transferees and assigns, “RECC”; RECC and such other co-lenders as may exist from time to time, together with such other co-lenders’ successors and/or assigns, individually and/or collectively, as the context may require, “Lender”).

WITNESSETH:

WHEREAS, By Lease by and between Lessor and Lessee, or their respective predecessors in interest, dated as of [_______________, _______] [list any amendments, etc.] (the “Lease”), Lessee leased from Lessor space in the [____________________________] (the “Premises”), located upon the land situated in the City of San Diego, County of San Diego and State of California, more particularly described on Exhibit A attached hereto and hereby made a part hereof; and

WHEREAS, Lender, as a condition to making a loan to Lessor (the “Loan”) in the original principal amount of up to $[122,100,000.00] pursuant to that certain Loan Agreement dated as of [______], 2021 (the “Loan Agreement”), which is to be secured by, among other things, that certain Deed of Trust and Security Agreement, dated as of [____], 2021, executed by Lessor to and in favor of Lender (the “Security Instrument”), to be recorded against the Premises and other property as security for the Loan and constituting a first lien upon and encumbering the Premises and other property, has required the execution of this Agreement; and

WHEREAS, Lender, Lessor and Lessee have agreed to the following, with respect to their mutual rights and obligations pursuant to and under the Lease and the Security Instrument.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the making of the Loan by Lender to Lessor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1. Lessee’s interest in the Lease, and all rights of Lessee thereunder, including but not limited to any option in favor of Lessee to renew the Lease and/or to purchase the Premises set forth in the Lease, shall be and hereby are declared to be subject and subordinate to the Security Instrument in all respects. The term “Security Instrument”, as used herein, shall include the Security Instrument and any and all amendments, supplements, modifications, renewals, extensions or replacements thereto, thereof or therefor.

2. Lender does hereby agree that the rights of Lessee under the Lease shall remain in full force and effect, and its possession of the Premises thereunder shall remain undisturbed by Lender during the term of the Lease, and during any renewal or extension thereof in accordance with its terms; provided Lessee shall have performed and shall continue to perform all of the covenants and conditions of the Lease to be performed by Lessee and shall not be in default thereunder.

3. After the receipt by Lessee of notice from Lender of completion of a foreclosure under the Security Instrument or that Lender has received a conveyance of the Premises in lieu of foreclosure, Lessee will attorn to and recognize Lender, its successors and assigns, or any purchaser at the foreclosure sale, as its substitute lessor under the Lease, and, having thus attorned, Lessee’s possession shall not thereafter be disturbed by Lender during the term of the Lease, and during any renewal or extension thereof in accordance with its terms; providing, and as long as, Lessee shall continue to pay the rental provided under the Lease in the manner provided therein and otherwise to observe and perform the covenants, terms and conditions of the Lease to be observed and performed by Lessee thereunder. The parties shall execute and deliver, upon request, appropriate agreements of attornment and recognition, but this Agreement shall be deemed to be self–operative, and no such separate agreements shall be required to effectuate the foregoing attornment and recognition. Any such attornment and recognition of a substitute lessor shall be upon all of the terms, covenants, conditions and agreements as are set forth in the Lease, except as amended hereby.

4. In the event that Lender or any other person, party or entity becomes the owner of the Premises (“New Owner”) as a result of a foreclosure sale under the Security Instrument or a conveyance in lieu of foreclosure, Lessee shall have no claim against the New Owner resulting from, and the New Owner shall not be liable for, any act, omission and/or breach of the Lease by any prior or subsequent landlord under the Lease, including but not limited to Lessor; and the rights of the New Owner in and to the Premises and in, to and under the Lease shall not be subject to any right of set–off or defense which Lessee may have against any prior landlord under the Lease, including but not limited to Lessor. In addition, the New Owner shall not be (a) bound by any rent or additional rent that Lessee might have paid for more than one (1) month in advance to any prior lessor (including Lessor); (b) bound by any amendment or modification of the Lease made after the date of this Agreement without Lender’s prior written consent; (c) liable for the return of any security deposit to the extent not received by New Owner; or (d) obligated or liable with respect to the construction and completion of any improvements for Lessee’s use and occupancy. Upon any sale or other transfer by a New Owner of its interest in the Premises after acquiring title to the same, said New Owner shall thereupon automatically be released and discharged from all liability thereafter accruing under the Lease.

5. Notwithstanding anything to the contrary herein set forth, in the event a New Owner becomes the owner of the Premises as a result of a foreclosure sale under the Security Instrument or a conveyance in lieu of foreclosure, the New Owner shall not be bound by any provision of the Lease relating to (a) the application of insurance or condemnation proceeds or the restoration of the Premises by the landlord in the event of a casualty loss thereto or a taking thereof, or (b) restrictions on the use of other properties owned by Lessor or the New Owner for purposes which compete with Lessee. The New Owner shall have the option either to use any such insurance or condemnation proceeds to restore the Premises in accordance with the Lease or with the provisions of the Security Instrument or to terminate the Lease and retain all such proceeds as its own.

6. Lessee shall not prepay any of the rents or income due from the Premises for more than one (l) month in advance, except with the written consent of Lender.

7. The Lease may be amended, altered or consensually terminated only with the written consent of Lender.

8. Lessee agrees not to terminate the Lease by reason of any default of Lessor without prior written notice thereof to Lender and the lapse thereafter of such time as under the Lease was granted to Lessor in which to remedy the default, and the lapse of thirty (30) days after the expiration of such time as Lessor was permitted to cure such default; provided, however, that with respect to any default of Lessor under the Lease which cannot be remedied by Lender within such time, if Lender commences to cure such default (including via commencement of a foreclosure action if possession of the Property is required to cure such default) within such time and thereafter diligently proceeds with such efforts, Lender shall have such time as is reasonably necessary to complete curing such default (including such time as is reasonably necessary to complete the foreclosure proceedings, if applicable).

.

9. After notice is given to Lessee, pursuant to the Security Instrument, that the rentals under the Lease should be paid to Lender, Lessee shall pay to Lender all rentals and other monies due and to become due to Lessor under the Lease, and Lessor hereby expressly authorizes Lessee to make such payments to Lender and hereby releases and discharges Lessee of and from any liability to Lessor on account of such payments.

10. In the event that Lender shall acquire title to the Premises, Lender shall have no obligation, nor incur any liability, beyond Lender’s then interest, if any, in the Premises, and Lessee shall look exclusively to such interest of Lender, if any, in the Premises for the payment and discharge or any obligations or liability imposed upon Lender hereunder, or under the Lease.

11. Neither Lessor nor Lessee shall permit the Lease to become subordinate to the lien of any deed of trust or security instrument, other than the Security Instrument.

12. Each party hereto shall be entitled to specific performance of the covenants, agreements and rights contained in this Agreement. It is the express intent of all parties hereto that all remedies provided at law or in equity, including the right to specific performance as herein provided, shall be cumulative.

13. This Agreement may not be amended or modified in any manner other than by an agreement in writing signed by all of the parties hereto.

14. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns, including any purchaser of the Premises at a foreclosure sale.

15. All notices, demands or documents which are required or permitted to be given or served hereunder shall be in writing, and shall be deemed given or served when sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Lender:	RBC Real Estate Capital Corp. 200 Crescent Court Suite 1525 Dallas, TX 75201 Attention: Richard Farris and Ross Ruschhaupt Facsimile No.: (214) 775-7710
If to Lessor:	Pacific Plaza Owner, L.L.C. [c/o Tishman Speyer 45 Rockefeller Plaza New York, New York 10111 Attention : Chief Financial Officer Facsimile No.: (212) 895-8516 Email:
with a copy to:	[BOR TO CONFIRM]
If to Lessee:	[_______________________] [_______________________] [_______________________]
with a copy to:	[_______________________] [_______________________] [_______________________]

Each party hereto may change its above–stated address from time to time by serving written notice of the change upon the other parties hereto as above provided at least ten (10) days prior to the effective date of said change.

16. This Agreement and the Lease shall be governed by and construed and interpreted in accordance with the laws of the State of California.

17. Lessee has executed this Agreement for the purpose of inducing Lender to make the Loan and realizes that Lender will rely upon this Agreement in making the Loan.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

“LENDER” RBC REAL ESTATE CAPITAL CORP., a Delaware corporation By: Name: Its:

CALIFORNIA NOTARY ACKNOWLEDGEMENT

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA )

)

COUNTY OF ___________________ )

On ______________________, before me, __________________________, a Notary Public, personally appeared ______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________________

Signature of Notary Public

“LESSOR” PACIFIC PLAZA OWNER, L.L.C., a Delaware limited liability company By:___________________________ Name: ________________________ Title: ___________________________ ___________________________

CALIFORNIA NOTARY ACKNOWLEDGEMENT

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA )

)

COUNTY OF ___________________ )

On ______________________, before me, __________________________, a Notary Public, personally appeared ______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________________

Signature of Notary Public

“LESSEE” [_____________________] a [___________________] By:___________________________ Name: ________________________ Title: ___________________________ ___________________________

CALIFORNIA NOTARY ACKNOWLEDGEMENT

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA )

)

COUNTY OF ___________________ )

On ______________________, before me, __________________________, a Notary Public, personally appeared ______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________________

Signature of Notary Public

EXHIBIT A

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SAN DIEGO, IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

PARCEL A: APN 307-451-59-00

PARCEL 1 OF PARCEL MAP NO. 18581 IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF THE COUNTY OF SAN DIEGO NOVEMBER 16, 2000.

EXCEPTING THEREFROM SAID LAND SUCH MINERALS, MINERAL RIGHTS AND RELATED RIGHTS AS RESERVED AND DESCRIBED IN DEED RECORDED JUNE 10, 1914 IN BOOK 650, PAGE 197 OF DEEDS AND JULY 10, 1973 AS FILE NO. 1973-190126 OF OFFICIAL RECORDS.

PARCEL A1:

THOSE CERTAIN EASEMENTS AS GRANTED IN A DOCUMENT ENTITLED “DECLARATION OF EASEMENTS AND DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED SEPTEMBER 10, 2001 AS FILE NO. 2001-0648099 OF OFFICIAL RECORDS.

EXCEPTING THEREFROM THOSE PORTIONS LYING WITHIN PARCEL “A” HERE AND ABOVE DESCRIBED.

PARCEL B APN 307-451-60-00 AND APN 307-452-39-00

PARCELS 2 AND 3 OF PARCEL MAP NO. 18581 IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF FILED IN THE OFFICE OF THE COUNTY RECORDER OF THE COUNTY OF SAN DIEGO NOVEMBER 16, 2000 AS FILE NO. 2000-0624882 OF OFFICIAL RECORDS.

EXCEPTING THEREFROM SAID LAND SUCH MINERALS, MINERAL RIGHTS AND RELATED RIGHTS AS RESERVED AND DESCRIBED IN DEED RECORDED JUNE 10, 1914 IN BOOK 650, PAGE 197 OF DEEDS AND JULY 10, 1973 AS FILE NO. 1973-190126 OF OFFICIAL RECORDS.

PARCEL B1:

AN ACCESS EASEMENT OVER ALL THAT PORTION OF PARCELS 1 AND 2 OF PARCEL MAP NO. 18581, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO PARCEL MAP FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST WESTERLY CORNER OF SAID PARCEL 2, SAID WESTERLY CORNER BEING ON THE ARC OF A CURVE, CONCAVE EASTERLY, HAVING A RADIUS OF 1241.00 FEET, A RADIAL TO SAID WESTERLY CORNER BEARS SOUTH 70 45’13” WEST; THENCE SOUTHERLY ALONG THE WESTERLY LINE OF SAID PARCEL 2, AND SAID CURVE, 26.55 FEET THROUGH A CENTRAL ANGLE OF 01 13’32” TO THE BEGINNING OF A NON-TANGENT CURVE, CONCAVE NORTHERLY, HAVING A RADIUS OF 30.00 FEET, A RADIAL TO SAID POINT BEARS SOUTH 09 05’36” WEST; THENCE EASTERLY ALONG SAID CURVE 14.74 FEET THROUGH A CENTRAL ANGLE OF 28 09’28”; THENCE NORTH 70 56’08” EAST 181.25 FEET; THENCE NORTH 65 12’53” EAST 36.75 FEET TO THE BEGINNING OF A CURVE, CONCAVE WESTERLY, HAVING A RADIUS OF 30.00 FEET; THENCE EASTERLY, SOUTHEASTERLY, SOUTHERLY, SOUTHWESTERLY, AND WESTERLY ALONG SAID CURVE 99.11 FEET THROUGH A

CENTRAL ANGLE OF 189 17’23”; THENCE SOUTH 74 30’16” WEST 38.90 FEET; THENCE SOUTH 70 54’25” WEST 173.95 FEET TO THE BEGINNING OF CURVE, CONCAVE SOUTHERLY, HAVING A RADIUS OF 30.00 FEET; THENCE ALONG SAID CURVE 18.29 FEET THROUGH A CENTRAL ANGLE OF 34 56’27” TO THE WESTERLY LINE OF SAID PARCEL 2, SAID WESTERLY LINE BEING ON THE ARC OF A CURVE, CONCAVE NORTHEASTERLY, HAVING A RADIUS OF 1,241.00 FEET, A RADIAL TO SAID POINT BEARS SOUTH 66 37’34” WEST; THENCE NORTHERLY ALONG SAID WESTERLY LINE OF SAID PARCEL 2, AND SAID CURVE, 62.84 FEET THROUGH A CENTRAL ANGLE OF 02 54’05” TO THE TRUE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION LYING WITHIN PARCEL A HEREINABOVE DESCRIBED.

PARCEL B2:

THOSE CERTAIN EASEMENTS AS GRANTED IN A DOCUMENT ENTITLED “DECLARATION OF EASEMENTS AND DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED SEPTEMBER 10, 2001 AS FILE NO. 2001-0648099 OF OFFICIAL RECORDS.

EXCEPTING THEREFROM THOSE PORTIONS LYING WITHIN PARCEL “A” HERE AND ABOVE DESCRIBED.

RIDER

EXTENSION OPTION RIDER

This Extension Option Rider ("Extension Rider") is attached to and made a part of the Lease by and between Landlord and Tenant. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.

1.
Extension Option. Landlord hereby grants Tenant one (1) option (the "Extension Option") to extend the Lease Term for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of the Extension Option, the Lease Term shall be extended for the Option Term. Notwithstanding the foregoing, at Landlord's option, in addition to any other remedies available to Landlord under the Lease, at law or in equity, the Extension Option shall not be deemed properly exercised if as of the date of delivery of the Exercise Notice (as defined below) by Tenant if Tenant has previously been in default under the Lease beyond all applicable notice and cure periods. The Extension Option is personal to the Original Tenant and any Permitted Transferee and may only be exercised by the Original Tenant or such Permitted Transferee (and not any other assignee, sublessee or other transferee of Tenant's interest (or Permitted Transferee's interest) in the Lease) if the Original Tenant or such Permitted Transferee occupies at least sixty percent (60%) of the entire Premises then leased by the Original Tenant or such Permitted Transferee hereunder as of the date of Tenant's delivery of the Exercise Notice.
68.
Option Rent. The annual Base Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the greater of: (i) the annual Base Rent payable by Tenant during the last year of the initial Lease Term; or (ii) the Fair Market Rental Rate for Comparable Buildings. As used herein, the "Fair Market Rental Rate" shall mean the annual base rent at which tenants, as of the commencement of the applicable Option Term, will be leasing non-sublease space comparable in size, location (including views) and quality to the Premises for a comparable term as the Option Term, which comparable space is located in the Project and in Comparable Buildings (the "Market Area"), taking into consideration all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for the Option Term (including, without limitation, any tenant improvement allowance provided for such comparable space, with the amount of such tenant improvement allowance to be provided for the Premises during the Option Term to be determined after taking into account the age, quality and layout of the tenant improvements in the Premises as of the commencement of the Option Term with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant). All other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 1 above.
69.
Exercise of Option. The Extension Option shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver an irrevocable written notice ("Exercise Notice") to Landlord not more than eighteen (18) months nor less than twelve (12) months prior to the expiration of the initial Lease Term stating that Tenant is exercising the Extension Option; and (ii) Landlord, after receipt of Tenant's Exercise Notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term setting forth the Option Rent. Tenant shall have the right, within ten (10) business days after Tenant's receipt of the Option Rent Notice, to object to the same by providing written notice to Landlord on or before the expiration of such ten (10) business day period; failing which the Option Rent for the Extension Option shall be as provided in the Option Rent Notice. Tenant's failure to deliver the Exercise Notice on or before the delivery date therefore specified hereinabove shall be deemed to constitute Tenant's waiver of the Extension Option.
70.
Determination of Option Rent. If Tenant timely and appropriately objects in its Exercise Notice to Landlord to the Fair Market Rental Rate for the Option Term initially described in Landlord's Option Rent Notice, then Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rental Rate. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant's delivery of such Exercise Notice (the "Outside Agreement Date"), then each party shall submit to the other party a separate written determination of the Fair Market Rental Rate within fifteen (15) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with the provisions of Sections 4.1 through 4.6 below. The failure of Tenant or Landlord to submit a written determination of the Fair Market Rental Rate within such fifteen (15) business day period shall conclusively be deemed to be such party's approval of the Fair Market Rental Rate submitted within such fifteen (15) business day period by the other party.
70.1
Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be an independent real estate broker who shall have no ongoing relationship with Tenant or Landlord and who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of Comparable Buildings in the Market Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate is the closer to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements with respect thereto set forth in Section 2 above. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.
70.2
The two (2) arbitrators so appointed shall, within thirty (30) days of the date of the appointment of the last appointed arbitrator, attempt to reach a decision as to which of Landlord's or Tenant's submitted Fair Market Rental Rate is closer to the actual Fair Market Rent Rate. If they are unable to agree within such time, then within the following fifteen (15) days they shall agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.
70.3
Within thirty (30) days of the appointment of the third arbitrator, reach a decision as to which of Landlord's or Tenant's submitted Fair Market Rental Rate is closer to the actual Fair Market Rental Rate and shall select such closer determination as the Fair Market Rental Rate and notify Landlord and Tenant thereof.
70.4
If the two initial arbitrators agree as to which of Landlord's or Tenant's submitted Fair Market Rental Rate is closer to the actual Fair Market Rental Rate, the joint decision of the two initial arbitrators shall be binding upon Landlord and Tenant, and if they are not able to agree then the decision of the third arbitrator shall be binding upon Landlord and Tenant.
70.5
If either Landlord or Tenant fails to appoint an arbitrator within the time period specified in Section 4.1 hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.
70.6
If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, within the time period provided in Section 4.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within the period described in Section 4.2 above, then either party may, upon at least five (5) days' prior written notice to the other party, request the Presiding Judge of the San Diego County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted Fair Market Rental Rate shall be used and shall notify Landlord and Tenant thereof. Landlord and Tenant shall each pay the costs of its own arbitrator and fifty percent (50%) of the cost of the third arbitrator.
70.7
In the event that the new monthly Base Rent is not established prior to end of the Term of this Lease, the monthly Base Rent immediately payable at the commencement of the Option Term shall be the monthly Base Rent payable in the immediately preceding month. Notwithstanding the above, once the fair market rental is determined in accordance with the items hereto, the parties shall settle any underpayment or overpayment on the next monthly Base Rent payment date falling not less than thirty (30) days after such determination.